UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Legacy Acquisition Corp.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

LEGACY ACQUISITION, CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38296	81-3674868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1308 Race Street Suite 200
Cincinnati, Ohio 45202
(Address of principal executive offices, including zip code)

(505) 820-0412
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one Warrant to purchase one-half of one share of Class A common stock	LGC.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	LGC	New York Stock Exchange
Warrants, exercisable for one-half of one share of Class A common stock for $5.75 per half share, or $11.50 per whole share	LGC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

As previously disclosed, on December 2, 2019, Legacy Acquisition Corp. (“Legacy”) entered into an Amended and Restated Share Exchange Agreement, as amended by that First Amendment to the Amended and Restated Share Exchange Agreement, dated March 13, 2020 (the “Share Exchange Agreement”), that amends and restates the Share Exchange Agreement dated as of August 23, 2019, as amended by that First Amendment to Share Exchange Agreement dated as of September 27, 2019, with Blue Valor Limited (the “Seller”), a company incorporated in Hong Kong and an indirect, wholly-owned subsidiary of Blue Focus Intelligent Communications Group (“BlueFocus”). Pursuant to the Share Exchange Agreement, Legacy will purchase all of the issued and outstanding shares of a wholly-owned holding company organized in the Cayman Islands that at closing will hold the Blue Impact business, a digital-first, global advertising and marketing services group (the “Blue Impact business”).

Attached hereto as Exhibit 99.1 are (i) the audited combined financial statements of the Blue Impact business for the years ended December 31, 2019, 2018 and 2017 and the related notes thereto (the “Blue Impact business Financial Statements”), (ii) the related management’s discussion and analysis of financial condition and results of operations with respect to the Blue Impact business Financial Statements and (iii) certain pro forma information giving effect to the Business Combination (as defined below) pursuant to the Share Exchange Agreement.

These materials (i) were provided to Legacy on May 15, 2020 for Legacy’s use in connection with the Warrant Amendments and the filing with the SEC of the related Warrant Consent Solicitation Statement (each as defined and described below) and (ii) in addition to the information included in the definitive proxy statement on Schedule 14A filed with the SEC on March 31, 2020, should be considered by Legacy’s public stockholders in connection with the Business Combination.

Important Information About the Business Combination and Extension Amendment and Where to Find It

In connection with the business combination contemplated by the Amended and Restated Share Exchange Agreement (the “Business Combination”), Legacy filed a definitive proxy statement on Schedule 14A (the “Business Combination Proxy”) with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2020. In connection with the solicitation of the registered holders of Legacy’s public warrants to consent to proposed amendments to Legacy’s Warrant Agreement (the “Warrant Amendments”), Legacy filed a preliminary consent solicitation statement (the “Warrant Consent Solicitation”) with the SEC on March 31, 2020 and intends to file other relevant materials with the SEC in connection therewith, including a definitive consent solicitation statement on Schedule 14A. Additionally, in connection with the Extension Amendment and the Extension, Legacy filed a definitive proxy statement on Schedule 14A (the “Extension Proxy”) with the SEC on April 21, 2020. Legacy’s stockholders and other interested persons are advised to read the Business Combination Proxy, as well as the preliminary Warrant Consent Solicitation and the Extension Proxy and the amendments thereto and other relevant materials to be filed, respectively, in connection with the Business Combination, the Warrant Amendments and the Extension Amendment and Extension with the SEC, including, when available, a definitive warrant consent solicitation on Schedule 14A in connection with the Warrant Amendments and documents incorporated by reference therein, as these materials contain, with respect to the Business Combination and the Extension Amendment and Extension, and will contain with respect to the Warrant Amendments, important information. The definitive proxy statement and other relevant materials for the Business Combination and the Extension Amendment and Extension were mailed to stockholders of Legacy as of March 20, 2020 and April 6, 2020, respectively. When available, the definitive proxy statements and other relevant materials for the Warrant Amendments will be mailed to warrant holders of Legacy as of March 20, 2020. Warrant holders and stockholders are also able to obtain copies of the Business Combination Proxy and Extension Proxy, as well as the preliminary proxy statement and other documents filed with the SEC incorporated by reference therein, and will also be able to obtain, once available, the definitive proxy statements and other documents filed with the SEC that will be incorporated by reference therein, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.

Participants in the Solicitation

Legacy and its directors and executive officers may be deemed participants in the solicitation of proxies from Legacy’s stockholders with respect to the Business Combination and Deadline Extensions and consents from Legacy’s warrant holders with respect to the Warrant Amendments. A list of the names of those directors and executive officers and a description of their interests in Legacy is contained in the Definitive Business Combination Proxy filed with the SEC, the Warrant Consent Solicitation and the Extension Proxy and in Legacy’s proxy statement for its 2019 Annual Meeting that was filed with the SEC on November 22, 2019 and are available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161. Additional information regarding the interests of such participants will be contained in the definitive proxy statement that Legacy intends to file with the SEC in connection with the Business Combination when available.

The Seller, Blue Focus Intelligent Communications Group, and their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Legacy in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in Legacy’s definitive proxy statement that will be filed with respect to the Business Combination.

 Forward-Looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Legacy’s and the Blue Impact business’ actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “propose,” “plan,” “contemplate,” “may,” “will,” “shall,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “positioned,” “goal,” “conditional” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the expected Contribution to the trust account if the Extension Amendment is approved and the Extension is implemented, the timing of payment of any such Contribution, the intention to pursue the Business Combination and to announce information regarding the Blue Impact business and the Business Combination during the week of May 11, 2020.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Legacy’s and the Blue Impact business’ control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Share Exchange Agreement, (2) the outcome of any legal proceedings that may be instituted against Legacy and other transaction parties following the announcement of the Share Exchange Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to failure to obtain approval of the stockholders of Legacy or other conditions to closing in the Share Exchange Agreement; (4) the occurrence of any event, change or other circumstance that could otherwise cause the Business Combination to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed Business Combination; (6) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (7) costs related to the proposed Business Combination; (8) changes in applicable laws or regulations; (9) the aggregate number of Legacy shares requested to be redeemed by Legacy’s stockholders in connection with the proposed Business Combination; (10) the ability of the Blue Impact business to ameliorate or otherwise mitigate its existing material weaknesses and any material weaknesses in internal control over financial reporting or significant deficiencies that may be identified in the future; (11) the inability to obtain stockholder approval of the Extension Amendment and to implement the Extension; (12) the uncertainties regarding the impact of COVID-19 on the Blue Impact business and the completion of the Business Combination; and (13) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed Business Combination, including those under “Risk Factors” therein, the Extension Amendment and the Extension and in Legacy’s other filings with the SEC. Legacy cautions that the foregoing list of factors is not exhaustive. Legacy cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Legacy does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Blue Impact Business’ Audited Combined Financial Statements for the Years Ended December 31, 2019, 2018 and 2017 and the Related Notes; Related Management’s Discussion and Analysis of Financial Condition and Results of Operations; Certain Pro Forma Information Giving Effect to the Business Combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY ACQUISITION CORP.

Dated: May 15, 2020	By:	/s/ William C. Finn
	Name:	William C. Finn
	Title:	Chief Financial Officer

Exhibit 99.1

Blue Impact Business

Combined Results for the Annual Periods Ended December 31, 2019, 2018, and 2017, and
Report of Independent Registered Public Accounting Firm

Report of Independent Registered Public Accounting Firm

To the Directors of Blue Focus Intelligent Communications Group

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of the Blue Impact Business which comprises the combined net assets and operations of certain subsidiaries of Blue Focus Intelligent Communications Group as described in Note 1 (the “Company”) as of December 31, 2019 and 2018, the related combined statements of income and comprehensive income, equity and redeemable non-controlling interest, and cash flows for each of the three years in the period ended December 31, 2019 and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

Adoption of New Accounting Standard

As discussed in Note 2 to the combined financial statements, effective January 1, 2019, the Company changed its method of accounting for its revenue from contracts with customers due to the adoption of ASU No. 2014-09, Revenue from Contracts with Customers.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP1

We have served as the Company’s auditor since 2019.
Montreal, Canada
May 15, 2020

[1]	CPA, Auditor, CA, public accountancy permit no. A123806

Blue Impact Business
Combined Balance Sheets
(In millions)

	Annual period ended December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$75.7	$84.4
Restricted cash	0.5	0.5
Receivables, net	478.2	398.4
Unbilled work in progress	—	24.6
Contract assets	86.7	—
Other current assets	39.1	11.2
Total current assets	680.2	519.1
Property and equipment, net	16.7	15.4
Intangible assets	92.5	103.6
Investments	3.0	1.1
Deferred tax assets	0.3	1.4
Goodwill	364.3	356.9
Other non-current assets	2.8	3.6
TOTAL ASSETS	$1,159.8	$1,001.1

LIABILITIES
Accounts payable	$422.0	$354.1
Deferred revenue	—	29.2
Contract liabilities	41.6	—
Short-term debt	14.6	22.3
Other current liabilities	110.9	63.4
Total current liabilities	589.1	469.0
Long-term debt	65.2	43.6
Deferred tax liabilities	16.2	14.8
Other non-current liabilities	19.2	26.1
TOTAL LIABILITIES	689.7	553.5

Redeemable non-controlling interest	5.2	4.6

EQUITY
Net parent investment	467.7	455.3
Accumulated other comprehensive income	(3.6)	(12.5)
TOTAL PARENT’S EQUITY	464.1	442.8
Non-controlling interests	0.8	0.2
TOTAL EQUITY	464.9	443.0
TOTAL LIABILITIES AND EQUITY	$1,159.8	$1,001.1

The accompanying notes are an integral part of the combined financial statements

Blue Impact Business

Combined Statements of Income and Comprehensive Income

(In millions)

	Annual periods ended December 31,
	2019	2018	2017
Revenue, excluding billable expenses	$329.6	$307.4	$250.8
Billable expenses	146.7	143.3	109.3
REVENUE	476.3	450.7	360.1

OPERATING EXPENSES
Salaries and related expenses	184.9	161.4	137.8
Office and other direct expenses	31.6	33.8	30.6
Billable expenses	146.7	143.3	109.3
Cost of services	363.2	338.5	277.7
Selling, general and administrative expenses	56.8	58.6	51.4
Total operating expenses	420.0	397.1	329.1
OPERATING INCOME	56.3	53.6	31.0

OTHER EXPENSES AND INCOME
Other income (expenses)	0.6	(0.3)	(0.4)
Finance costs, net	(6.7)	(5.2)	(3.4)
Income before income taxes	50.2	48.1	27.2
Income tax provision	15.5	14.3	10.0
NET INCOME	34.7	33.8	17.2
Less: Net income attributable to non-controlling interests	1.0	0.4	—
NET INCOME ATTRIBUTABLE TO PARENT	$33.7	$33.4	$17.2

COMPREHENSIVE INCOME (LOSS)
Net income	$34.7	$33.8	$17.2
Other comprehensive income (loss), net of tax
Cumulative translation adjustment	6.6	(21.3)	23.8
Unrealized gain (loss) on defined benefit plans	(0.1)	—	—
TOTAL COMPREHENSIVE INCOME	41.2	12.5	41.0
Less: Comprehensive income attributable to non-controlling interests	1.0	0.4	—
TOTAL COMPREHENSIVE INCOME ATTRIBUTABLE TO PARENT	$40.2	$12.1	$41.0

The accompanying notes are an integral part of the combined financial statements

Blue Impact Business
Combined Statements of Equity and Redeemable Non-Controlling Interest
(In millions)

	Net Parent Investment	Accumulated Other Comprehensive Income	Total Parent’s Equity	Non-Controlling Interests	Total Equity	Redeemable Non-Controlling Interest
Balance at January 1, 2017 (unaudited)	$417.0	$(15.0)	$402.0	$0.1	$402.1	—
Net income	17.2	—	17.2	—	17.2	—
Net distributions to related parties	(4.6)	—	(4.6)	—	(4.6)	—
Share-based compensation expense	0.7	—	0.7	—	0.7	—
Cumulative translation adjustment	—	23.8	23.8	—	23.8	—
Balance at December 31, 2017	$430.3	$8.8	$439.1	$0.1	$439.2	—
Net income	33.4	—	33.4	0.1	33.5	0.3
Net distributions to related parties	(8.8)	—	(8.8)	—	(8.8)	—
Change in redemption value	(0.2)		(0.2)		(0.2)	0.2
Share-based compensation expense	0.6	—	0.6	—	0.6	—
Acquisition of a business		—		—		4.1
Cumulative translation adjustment	—	(21.3)	(21.3)	—	(21.3)	—
Balance at December 31, 2018	$455.3	$(12.5)	$442.8	$0.2	$443.0	$4.6

	Net Parent Investment	Accumulated Other Comprehensive Income	Total Parent’s Equity	Non-Controlling Interests	Total Equity	Redeemable Non-Controlling Interest
Balance at December 31, 2018	455.3	(12.5)	442.8	0.2	443.0	4.6
Adoption of ASU 2016-01	0.1	—	0.1	—	0.1	—
Adoption of ASC 606	0.9	—	0.9	—	0.9	—
Balance at January 1, 2019 as adjusted	456.3	(12.5)	443.8	0.2	444.0	4.6
Net income	33.7		33.7	0.2	33.9	0.8
Net distributions to related parties	(22.8)	—	(22.8)	0.2	(22.6)	(1.1)
Madhouse Reorganization	1.1	2.4	3.5	0.2	3.7
Change in redemption value	(1.1)	—	(1.1)	—	(1.1)	0.9
Share-based compensation expense	0.5	—	0.5	—	0.5	—
Change in defined benefit plans	—	(0.1)	(0.1)	—	(0.1)	—
Cumulative translation adjustment	—	6.6	6.6	—	6.6	—
Balance at December 31, 2019	467.7	(3.6)	464.1	0.8	464.9	5.2

The accompanying notes are an integral part of the combined financial statements

Blue Impact Business
Combined Statements of Cash Flows
(In millions)

	Annual periods ended December 31,
	2019	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$34.7	$33.8	$17.2

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	14.4	12.4	11.9
Amortization of deferred financial costs	0.1	0.3	0.3
Revaluation of contingent consideration	(6.5)	1.4	—
Accretion of contingent consideration	3.7	1.7	0.2
Deferred income taxes	1.9	(2.0)	(1.4)
Share-based compensation expense	0.5	0.6	0.7
Foreign exchange (gains) and losses	(0.4)	0.2	1.6
Other adjustments to reconcile net income to net cash in operating activities	2.2	3.6	3.2

Changes in operating assets and liabilities
Changes to related party balances	(61.7)	56.0	56.2
Receivables	(84.7)	(124.0)	(47.1)
Contract assets	0.5	—	—
Unbilled work in progress	—	(7.8)	(0.5)
Accounts payable	99.4	59.8	(28.3)
Contract liabilities	12.3	—	—
Deferred revenue	—	9.4	2.3
Other changes in operating assets and liabilities	(1.4)	11.9	0.5
Net cash inflow from operating activities	15.0	57.3	16.8

The accompanying notes are an integral part of the combined financial statements

Blue Impact Business
Combined Statements of Cash Flows
(In millions) – Continued

	Annual periods ended December 31,
	2019	2018	2017
CASH FLOWS FROM INVESTING ACTIVITIES
Business combinations	(0.3)	(30.1)	(1.8)
Capital expenditures	(6.2)	(4.6)	(3.0)
Advances to related parties	(24.1)	(31.7)	(2.3)
Repayment of advances to related parties	29.2	33.7	—
Other investing activities	—	1.3	0.2
Net cash outflow from investing activities	(1.4)	(31.4)	(6.9)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	83.4	112.0	18.5
Payments of long-term debt	(68.3)	(86.7)	(23.1)
Payments on balance of contingent consideration	(15.6)	(0.6)
Net increase in short-term borrowings	—	10.0	2.1
Net distributions to related parties	(22.8)	(9.3)	(6.5)
Net cash inflow/(outflow) from financing activities	(23.3)	25.4	(9.0)
Effect of foreign exchange rate changes on cash and cash equivalents	1.0	(3.7)	2.4
Net increase in cash and restricted cash	(8.7)	47.6	3.3
Cash and restricted cash at the beginning of period	84.9	37.3	34.0
Cash and restricted cash at end of period	76.2	$84.9	$37.3

Cash and restricted cash consisted of the following:
Cash	75.7	84.4	36.7
Restricted Cash	0.5	0.5	0.6
	76.2	84.9	37.3

Cash paid for income taxes was $13.4, $6.6, and $5.4 for the periods ended December 31, 2019, 2018, and 2017, respectively. Cash paid for interest was $3.8, $2.5, and $2.2, for the periods ended December 31, 2019, 2018, and 2017, respectively. Certain of the Company’s entities declared non-cash dividends of $0.9 and $2.2 during the periods ended December 31, 2019 and 2018.

The accompanying notes are an integral part of the combined financial statements

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

1. Description of Organization and Business Operations

These Combined Financial Statements reflect the net assets and operations of the Blue Impact business (the “Company”). The Company is a digital-first global advertising and marketing services group. Its major services include brand marketing, products promotion, media relations, investor relations, crisis management, events management, digital media marketing, and corporate social responsibilities advisory services.

The Blue Impact business consists of (i) Vision 7 International Inc., a Canadian company (“Vision 7”); (ii) We Are Very Social Limited, a limited company domiciled and incorporated in England and Wales (“WAS”); (iii) Indigo Social, LLC, a Delaware limited liability company (“Indigo”); (iv) Metta Communications Limited, a private company with shares registered in Hong Kong (“Metta”); (v) MadHouse Inc., a Cayman Islands exempted company (“Madhouse”); and (vi) Fuse Project, LLC, a Delaware limited liability company (“Fuse”). All references to the “Company,” “we,” “our” or “us” in these historical Combined Financial Statements are to the combined results of the Blue Impact business. The ultimate parent company is Blue Focus Intelligent Communications Group (“BFICG” or the “Parent”), a publicly-traded Chinese company.

On August 23, 2019, Legacy Acquisition Corp. (“Legacy”), a publicly traded special purpose acquisition company, entered into a Share Exchange Agreement (“Agreement”), which was subsequently amended, with Blue Valor Limited, a company incorporated in Hong Kong (“Blue Valor” or the “Seller”) and an indirect, wholly-owned subsidiary of BFICG. Under the terms of the Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, Legacy will, among other things, purchase from the Seller all of the outstanding shares of stock of Seller’s wholly-owned holding company organized in the Cayman Islands, Blue Impact (Cayman) Limited, that, at the closing, will hold the Blue Impact business. Immediately prior to closing of the transaction, the outstanding vested and unvested options discussed in Note 15 held by minority security holders will be surrendered and cancelled. Amounts will be paid out by Blue Valor to each option holder pursuant to the terms of an agreement with the minority shareholders. Legacy filed a definitive proxy statement on Schedule 14A with the SEC on April 21, 2020 seeking a Second Extension to further extend the deadline to consummate a business combination to November 20, 2020. The special meeting of stockholders to vote on the Second Extension is to be held on May 18, 2020.

2. Summary of Significant Accounting Policies

Principles of Combination and Presentation

The fundamental difference between combined and consolidated financial statements is that there is no controlling financial interest present between or among combined entities. The Company’s Combined Financial Statements have been prepared using the consolidated accounts of the entities listed in Note 1. The Company’s Combined Financial Statements do not represent the financial position and results of operations of a legal entity, but rather a combination of entities under common control. The Company has prepared the combined annual financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). All significant intercompany transactions and balances within and among the entities have been eliminated in combination. Additionally, for the purposes of these financial statements, income taxes have been computed on a standalone, separate tax return basis for each tax paying component listed in Note 1.

Parent’s equity represents the Parent’s controlling interest in the recorded net assets of the Company, specifically the cumulative net investment by the Parent in the Company and cumulative operating results through the date presented. The net effect of the settlement of transactions between the Company, the Parent, and other affiliates of the Parent are reflected in the Combined Statements of Equity as net distributions to related parties, in the Combined Statements of Cash Flows as a financing activity, and in the Combined Balance Sheets as net parent investment.

For entities under common control, a parent company may provide services and support relating to certain corporate functions, including, but not limited to, senior management, legal, human resources, finance, IT and other shared services. Since the companies included in these Combined Financial Statements were all acquired, each operates as a stand-alone independent entity with its own corporate functions within each entity or within their segments. As a result, the Blue Impact business does not receive material services or support from the Parent and therefore no additional corporate costs have been allocated to the Blue Impact business. Management considers this policy to be a reasonable reflection of the utilization of services by, or benefit provided to the Blue Impact business.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

The accompanying Combined Financial Statements and the notes to the Combined Financial Statements may not be indicative of what they would have been had the Company actually been a separate stand-alone entity, nor are they necessarily indicative of the Company’s future results of operations, financial position, and cash flows.

The accompanying Combined Financial Statements include the assets, liabilities, revenues and expenses specifically related to the Company’s operations. Amounts are in millions of U.S. dollars unless stated otherwise.

Principles of Consolidation

As described above, the Combined Financial Statements reflect the results of the entities listed in Note 1. Each of these combining entities consolidates entities in which it has a controlling financial interest based on either the Variable Interest Entity (“VIE”) or Voting Interest model. Each combining entity is required to first apply the VIE model to determine whether it holds a variable interest in an entity, and if so, whether the entity is a VIE. After determining it does not hold an interest in a VIE, it applies the voting interest model. Under the voting interest model, each combining entity consolidates an entity when it holds a majority voting interest in an entity.

An entity is a VIE if it meets any of the criteria outlined in Financial Accounting Standard Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 810, Consolidation (“ASC 810”), which are (i) the entity has equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties; (ii) the entity has equity investors that, as a group, lack either the direct or indirect ability through voting rights or similar rights to make decisions that have a significant effect on the success of the entity or the obligation to absorb the entity’s expected losses or right to receive the entity’s expected residual returns; or (iii) the voting rights of some equity investors are disproportionate to their obligation to absorb losses of the entity, their rights to receive returns from an entity, or both and substantially all of the entity’s activities either involve or are conducted on behalf of an investor with disproportionately few voting rights.

The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. A combining entity would be deemed to have a controlling financial interest and be the primary beneficiary if it has both of the following characteristics: (i) the power to direct the activities of the VIE that most significantly impact the entity’s economic performance; and (ii) an obligation to absorb losses of the entity that could potentially be significant to the VIE, or a right to receive benefits from the entity that could potentially be significant to the VIE.

See Note 4 to the Combined Financial Statements for more detailed information regarding VIEs.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities including goodwill, intangible assets, and contingent consideration; determination of valuation allowances for accounts receivables and deferred tax assets; determination of useful lives of definite-lived intangible assets; and determination of the reported amounts of revenue, including estimates of variable consideration, the related constraint, and consideration payable to customers, and expenses during the period. These estimates are evaluated on an ongoing basis and are based on historical experience, current conditions, and various other assumptions thought to be reasonable under the circumstances. Actual results could differ from these estimates.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

Business Combinations

Business combinations are accounted for using the acquisition method and accordingly, the assets acquired, liabilities assumed, and any non-controlling interest in the acquired business are recorded at the acquisition date fair value. Upon acquisition, the purchase price is first allocated to identifiable assets and liabilities, with any remaining purchase price recorded as goodwill. In circumstances where control is obtained and less than 100% of a business is acquired, goodwill is recorded as if 100% were acquired. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and involves the use of significant estimates, including projections of future cash inflows and outflows, discount rates, asset lives, and market multiples. Considering the characteristics of marketing, and communication services companies, the Company’s acquisitions usually do not have significant amounts of tangible assets, as the principal asset we typically acquire is creative talent. As a result, a substantial portion of the purchase price is allocated to goodwill and other intangible assets. The results of operations of acquired businesses are included in Combined Statements of Income and Comprehensive Income from the acquisition date.

Acquisition-related costs, including advisory, legal, accounting, valuation, and other costs are expensed as incurred. Certain acquisitions include an initial payment at closing and provide for future additional contingent purchase price payments (earn-outs), which are recorded as a liability at the acquisition date fair value using the discount rate in effect on the acquisition date. Amounts earned under these contingent purchase price arrangements may be subject to a maximum and subsequent changes in the fair value of the liability are recorded in the Combined Statements of Income and Comprehensive Income. Such payments are not contingent upon future employment of the seller(s). Refer to Note 5 for additional information.

Cash and Cash Equivalents

The Company’s cash equivalents are primarily comprised of investments in overnight interest-bearing deposits and highly liquid short-term investments with original maturity dates of three months or less at the time of purchase. The Company’s credit risk in respect of cash and cash equivalent is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies.

Restricted Cash

Restricted cash consists of funds that are on fixed deposit and are contractually restricted as to usage or withdrawal. The Company has presented restricted cash separately from cash and cash equivalents on the Combined Balance Sheets.

Accounts Receivable and Allowance for Doubtful Accounts

Trade receivables — gross are stated at invoiced amounts. Trade receivables — billable to clients primarily are comprised of production and media costs incurred but not yet billed to clients as well as fees that have been earned, but not yet billed to clients. The allowance for doubtful accounts is estimated based on the aging of trade receivables, reviews of client credit reports, industry trends, and economic indicators, as well as reviews of recent payment history for specific customers. Economic indicators and knowledge of potential write-offs of specific client accounts are also considered in the determination of the allowance for doubtful accounts. Refer to Note 6 for additional information. The Company also has loans receivable to and due from related parties. These are recorded initially at fair value and at amortized cost thereafter. Refer to Note 19 for additional information.

Debt Investments

Predominantly all of the Company’s debt securities relate to promissory notes. Upon initial recognition, debt securities are classified as trading, available-for-sale (“AFS”) or held-to-maturity (“HTM”). HTM debt securities, which management has the intent and ability to hold until maturity, are carried at amortized cost on the balance sheet. On an instrument-by-instrument basis, the Company is permitted at initial recognition to make an irrevocable election to measure certain financial instruments at fair value. When the Company makes this election, the debt investment is measured at fair value with unrealized gains and losses reported in income at each reporting date. As of December 31, 2019, the Company does not hold any debt securities.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

Equity Investments

The Company measures some equity investments, except those accounted for under the equity method, at fair value with changes in fair value recognized in income. However, for equity investments that do not have readily determinable fair values and do not meet the criteria for the net asset value practical expedient, an alternative measurement basis is permitted. The alternative permits measurement of investments without a readily determinable fair value at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. The Company elects the measurement alternative on an instrument-by-instrument basis. Refer to Note 17 for additional details.

Equity Method Investments

The equity method is used to account for equity investments in companies that we do not control but can exercise significant influence over. Our proportionate share of the net income or loss of equity method investments is included in the Combined Statements of Income and Comprehensive Income and any dividends received reduce the carrying value of the investment. The excess of the cost of our investment over our proportionate share of the fair value of the net assets of the investee at the acquisition date is recognized as goodwill and included in the carrying amount of the investment. Goodwill in equity method investments is not amortized. Gains and losses from changes in our ownership interests are recorded in the Combined Statements of Income and Comprehensive Income until control is achieved. If a change in our ownership interest results in obtaining control, the existing carrying value of the investment is re-measured to the acquisition date fair value and any gain or loss is recognized in the Combined Statements of Income and Comprehensive Income.

We periodically review the carrying value of our equity method investments to determine if there has been an other-than-temporary decline in carrying value. A variety of factors are considered when determining if a decline in carrying value is other-than-temporary, including the financial condition and business prospects of the companies we have invested in, as well as our investment intent. If a decline is considered to be other-than-temporary, an impairment loss is recognized.

Property and Equipment

Property and equipment is carried at cost less accumulated depreciation and includes expenditures which substantially increase the useful lives of existing property and equipment. Maintenance, repairs, and minor renovations are charged to income as incurred. When property and equipment is retired or otherwise disposed of, the related costs and accumulated depreciation are removed from their respective accounts, and any gain or loss arising on the disposal or retirement of an item of property and equipment is determined as the difference between the sale proceeds and the carrying amount of the asset and is recognized in the Combined Statements of Income and Comprehensive Income.

The Company provides for depreciation using the straight-line method over estimated useful lives as follows:

Estimated Useful Life
Furniture, fixtures, and equipment	Three to ten years
Hardware and machinery	Two to five years
Property under capital leases	The lesser of the lease term or the estimated useful life of the asset
Leasehold improvements	The lesser of ten years or the remaining lease term including one renewal option

These estimated useful lives and depreciation methods are reviewed at each year-end, with the effect of any changes in estimates accounted for prospectively. All depreciation expense is included within selling, general and administrative expenses in the Combined Statements of Income and Comprehensive Income. Refer to Note 7 for additional information.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

Impairment of Long-lived Assets

In accordance with FASB ASC Topic 360, Property, Plant, and Equipment (“ASC 360”), a long-lived asset or asset group is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. When such events occur, the Company compares the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset or asset group to the carrying amount of such asset or asset group. If this comparison indicates that there is an impairment, the amount of the impairment is calculated using fair values, if readily determinable. If fair values are not readily determinable, the amount of the impairment is calculated using discounted expected future cash flows. The discount rate applied to these cash flows is based on the Company’s weighted average cost of capital (“WACC”), which is risk adjusted where appropriate.

Goodwill and Other Intangible Assets

Goodwill and other intangible assets result primarily from business combinations, as discussed in Note 8.

Goodwill and Indefinite Lived Intangible Assets

In accordance with FASB ASC Topic 350, Intangibles — Goodwill and Other (“ASC 350”), goodwill and indefinite life intangible assets (such as trademarks) acquired as a result of a business combination are tested for impairment annually, or more frequently if indicators of potential impairment exist. Neither goodwill nor indefinite life intangible assets are subject to amortization.

Goodwill

For goodwill, impairment is assessed at the reporting unit level. For the annual impairment testing, the Company has the option of assessing qualitative factors to determine whether it is more likely than not that the carrying amount of a reporting unit exceeds its fair value. Qualitative factors considered in the assessment include industry and market considerations, the competitive environment, overall financial performance, changing cost factors such as labor costs, and other factors specific to each reporting unit, such as change in management or key personnel. If the Company elects to perform the qualitative assessment and concludes that it is more likely than not that the fair value of the reporting unit is more than its carrying amount, then goodwill is not considered impaired and the quantitative impairment test is not necessary.

For reporting units for which the qualitative assessment concludes that it is more likely than not that the fair value of the reporting unit is less than its carrying amount and for reporting units for which the qualitative assessment is not performed, the Company will perform the prescribed impairment test. This impairment test compares the fair value of a reporting unit with its carrying amount. If the fair value is less than the carrying amount, the Company will recognize an impairment charge for the excess, provided the loss recognized does not exceed the total amount of goodwill allocated to that reporting unit. After an impairment loss is recognized, the adjusted carrying amount of the goodwill becomes the new accounting basis of the asset.

During 2019, the Company changed the annual impairment testing date from December 31 to October 1. The Company considers the new testing date to be preferable as it aligns the impairment testing process with the annual budgeting and quarter-end closing processes. The change to the impairment testing date did not result in delay, acceleration, or avoidance of impairment charges.

Indefinite Lived Intangible Assets

For indefinite lived intangible assets the Company has the option of assessing qualitative factors to determine whether it is more likely than not that the indefinite lived intangible asset is impaired. The qualitative assessment is consistent with the qualitative assessment performed for goodwill. If the qualitative assessment is not performed or the factors indicate it is more likely than not that impairment exists, a quantitative test is performed. The quantitative impairment test for indefinite lived intangible assets consists of a comparison of the fair value of the asset with its carrying amount. If the carrying amount of an intangible asset exceeds its fair value, the Company recognizes an impairment loss in an amount equal to that excess. After an impairment loss is recognized, the adjusted carrying amount of the intangible asset becomes the new accounting basis of the asset. Refer to Note 8 for additional information.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

Definite Lived Intangible Assets

Acquired definite lived intangibles are subject to amortization over their useful lives. The method of amortization selected reflects the pattern in which the economic benefits of the specific intangible asset is consumed or otherwise used up. If that pattern cannot be reliably determined, a straight-line amortization method is used over the estimated useful life. Intangible assets that are subject to amortization are reviewed for potential impairment at least annually or whenever events or circumstances indicate that carrying amounts may not be recoverable. Events or circumstances that might require impairment testing include the loss of a significant client, the identification of other impaired assets within a reporting unit, loss of key personnel, the disposition of a significant portion of a reporting unit, or a significant adverse change in business climate or regulations. Recoverability of these assets is determined by comparing the carrying value of these assets to the estimated undiscounted future cash flows expected to be generated by these assets. These assets are impaired when their carrying value exceeds their fair value. Impaired intangible assets with definite lives subject to amortization are written down to their fair value with a charge to expense in the period the impairment is identified.

The Company provides for amortization of definite lived intangible assets using the straight-line method designed to amortize costs over estimated useful lives as follows:

Estimated Useful Life
Customer relationships and royalty contracts	Six to ten years
Software	Three to five years
Favorable lease agreements	Two to ten years

These estimated useful lives and amortization methods are reviewed at each year-end, with the effect of any changes in estimates accounted prospectively. All amortization expense is included within selling, general and administrative expenses in the Combined Statements of Income and Comprehensive Income. Refer to Note 8 for additional information.

Interest Expense

Interest expense is recognized in the Combined Statements of Income and Comprehensive Income over the borrowing term using the effective interest method. Debt issuance costs are capitalized and amortized to interest expense over the life of the related debt. The Company uses the straight-line method when the result is not materially different from use of the effective interest method. Refer to Note 10 for additional information.

Leases

We classify leases as either operating or capital at inception of the contract. Payments made under operating leases are recognized in the Combined Statements of Income and Comprehensive Income on a straight-line basis over the period of the lease. Capital leases are capitalized at the inception of the lease at the lower of fair value of the leased asset or present value of the minimum lease payments. Finance expenses are charged to the Combined Statements of Income and Comprehensive Income over the period of the agreement. Capitalized leased assets are depreciated over the shorter of the estimated useful life of the asset or the lease term. Refer to Note 11 for additional information.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

Non-controlling Interests

Non-controlling interests represent equity interests in certain subsidiaries held by third-parties. Non-controlling interests are presented as a component of equity and the proportionate share of net income attributed to the non-controlling interests is recorded in the Combined Statements of Income and Comprehensive Income. Changes in non-controlling interests that do not result in a loss of control are accounted for in equity. Gains and losses resulting from a loss of control are recorded in the Combined Statements of Income and Comprehensive Income.

Redeemable Non-controlling Interest and Equity

In certain cases, the Company initially purchases a majority ownership interest in a company and uses various put and call arrangements with the non-controlling interest holders that require or enable the Company to purchase all or a portion of the remaining minority ownership at a later date. The nature of these minority put arrangements and our accounting for the redeemable non-controlling interest is discussed below.

Minority put arrangements give non-controlling interest holders the right to require the Company to purchase their shares (put option). The put option price is generally established by multiplying an agreed-upon earnings measurement of the acquired company by a negotiated factor within a specified time frame.

The put options are not legally detachable from the non-controlling interest because they are non-transferrable. Further, they are not separately exercisable because the non-controlling interest terminates upon exercise of the options. As a result, the put options are considered embedded in the underlying non-controlling interest.

As the options have an exercise price based on an earnings measurement, the substance of the transaction does not represent the Company’s financing of the non-controlling interest because the purchase price continues to vary based on the subsidiary’s operating performance. As such, the liability classification criteria in FASB ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”) do not apply because the option exercise prices are based on a formula that is not simply an indexation to interest rates. The non-controlling interest is not considered a mandatorily redeemable financial instrument and is not subject to liability classification under the provisions of ASC 480.

Because the put options permit the minority owner to require the Company to purchase their equity interest, the non-controlling interest is considered to be temporary equity in an account presented between liabilities and equity called Redeemable Non-controlling Interest on the Combined Balance Sheets. This accounting treatment is in accordance with Accounting Series Release (“ASR”) No. 268 and ASC 480.

In July 2018, WAS entered into a share purchase agreement to acquire a 52% interest in Socialize Group FZ LLC (“Socialize”). As part of the acquisition, the minority owners hold a put option to require the Company to purchase the remaining 48% non-controlling interest, and the Company holds a call option to require the minority owners to sell to the Company the remaining 48% owned by the non-controlling interest holders. The put option and call option are exercisable from January 1, 2020 through March 31, 2020, and for the same dates in each subsequent year if neither option has been exercised. Neither party has exercised its option as of March 31, 2020.

Redeemable non-controlling interest is adjusted to its redemption value over the period from the date of issuance to the first date on which the put option is exercisable. Increases in the carrying amount of securities classified as Redeemable Non-controlling Interest are effected by charges against net parent investment. Decreases in the carrying amount are recognized only to the extent that increases to the amount initially recognized in Redeemable Non-controlling Interest were previously recorded. That is, the carrying amount of redeemable securities will not be lower than the initial carrying amount recognized.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

Foreign Currency Translation and Transactions

The reporting currency of the Company is the U.S. Dollar. The entities presented in these Combined Financial Statements use their local currency as their functional currency. Assets and liabilities are translated into U.S. Dollars at the exchange rate on the balance sheet date and revenue and expenses are translated at the average exchange rate for the period. Translation adjustments are recorded in accumulated other comprehensive income. Net foreign currency transaction gains and (losses) reported in other comprehensive income were $6.6, $(21.3), and $23.8, for 2019, 2018, and 2017, respectively. The aggregate transaction gains (losses) included in determining net income were $(0.4), $(0.6), and $1.8 for 2019, 2018, and 2017, respectively.

We monitor the currencies of countries in which we operate in order to determine if the country should be considered a highly inflationary environment. A currency is determined to be highly inflationary when there is cumulative inflation of approximately 100% or more over a three-year period. If this occurs, the functional currency of that country would be changed to our reporting currency, the U.S. Dollar, and foreign exchange gains or losses would be recognized on all monetary transactions, assets, and liabilities in currencies other than the U.S. Dollar until the currency is no longer considered highly inflationary. The Company does not consider any countries in which it operates to be highly inflationary for the periods presented.

Revenue Recognition

Under ASC 606, Revenue from Contracts with Customers (“ASC 606”), the Company recognizes revenue in a way that reflects the transfer of promised goods and services to customers in the amount reflecting the consideration to which the Company expects to be entitled to in exchange for those goods or services. To achieve this objective, the Company applies the following steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue as or when we satisfy the performance obligation.

Contract Identification

The Company applies the guidance in ASC 606 to all contracts with customers, except for contracts that are within the scope of other standards. Substantially all of the Company’s revenues are derived from contracts with customers. The Company considers a contract to exist when the parties have approved the contract and are committed to perform; there are identifiable rights and payment terms for the goods or services to be transferred; the contract has commercial substance; and it is considered probable the entity will collect substantially all of the consideration to which it will be entitled. Generally, the Company executes Master Service Agreements (“MSAs”) with customers upon origination of the relationship and executes separate Statements of Work (“SOWs”) or Purchase Orders (“POs”) to define the terms of specific projects. Together, the MSA and SOW or PO constitute a contract with a customer.

Contracts generally contain termination provisions that give either party the right to terminate, without cause, the contract for any reason with 60-90 days’ notice and provide for payment of all services rendered to date. In media buying arrangements, no compensation would be due per the contractual terms prior to the execution of the media buy because the entity has not yet provided the contracted services. Therefore, the Company’s contracts are considered short-term in nature. Given that the Company’s contracts have an original expected duration of one year or less, no disclosures relating to the amounts and timing of unsatisfied performance obligations as of period end are made. Incremental costs of obtaining contracts are typically expensed as incurred by the Company as the expected amortization period would generally be less than one year.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

Performance Obligation Identification

Although the specific services and method of delivery vary based on the terms of each contract, Management has identified three broad types of performance obligations present in the Company’s contracts with customers. These performance obligations represent services that, when included in the same contract, are considered to be both capable of being distinct and distinct within the context of the contract.

●	Stand-ready obligation to perform a series of professional services. When the Company’s contracts include a general scope of services, typically advertising or media, and outline a flat fee for services that is not reconciled to actual hours worked, the Company views its promise to the customer as standing ready to provide professional service hours. This performance obligation is typically seen in the Company’s ‘retainer’ relationships. Although the activities that the Company may perform under retainer contracts may vary from day to day, the overall promise is to provide continuous access to these services for a specified period of time and this access represents a series of distinct services that are substantially the same and have the same pattern of transfer.

●	Delivery of an integrated creative solution. In contrast with the Company’s retainer contracts, creative services contracts are project based and specify the deliverable, or integrated creative solution (e.g., advertising idea, concept, campaign, program, event, or strategy), desired by the customer. Billing for these arrangements is typically on a time and materials basis or for a fixed-fee, with labor representing the largest element of the transaction price. In delivering this integrated creative solution, the Company contracts to perform a wide array of services which may include, but are not limited to, creative advertising, developing media buying guidelines, talent engagement, social media posting, planning, marketing, administrative services, reporting, monitoring, and/or production. Although these services are capable of being distinct, they are typically not distinct within the context of the contract, because each good or service significantly affects the other’s utility to the customer and as a result, the nature of the Company’s promise is to provide an integrated creative solution. The Company exercises considerable oversight over the integration of the promised services and these services significantly modify and customize each other. The Company would not be fulfilling its promise to provide an integrated creative solution if it were to transfer independently the specified services, making the services highly interrelated.

●	Media buying agency services. When media buying is an identified service in a creative services contract, the service is considered distinct in the context of the contract as the Company does not significantly integrate this service with other specified services. Media buying is not part of the combined output and rather facilitates the customer’s use of the creative solution. The Company’s arranging for these media purchases does not further customize the creative solution delivered to the customer nor does the separate delivery diminish the utility of the creative solution. Moreover, there is not a high degree of interrelation between the other services and the arrangement of media buying as evidenced by the fact that customers make a separate purchasing decision and are billed separately for this service.

Transaction Price Determination

After identifying the performance obligations, the Company determines the amount of consideration it expects to be entitled to for providing the services under the contracts based on the consideration specified in the customer arrangement. Total consideration includes both fixed and variable elements and excludes taxes collected on behalf of third parties.

Fixed consideration is typically in the form of fixed (often monthly) fees over the term of the arrangement based on an agreed upon billings schedule. This pricing model is used in contracts for retainer services where the Company charges a fixed periodic fee and also in contracts for creative solutions for which the amounts billed are not adjusted for actual hours incurred.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

Many of the Company’s contracts provide for variable consideration including commission fees, performance incentives, vendor rebates, royalty revenues, and reimbursement of out-of-pocket expenses and third party costs. The Company estimates such variable amounts at inception of the contract and to the extent the Company determines that it cannot conclude that it is probable that a significant reversal in the cumulative revenue recognized will not occur, variable consideration is constrained and excluded from the transaction price.

For a limited number of creative solution contracts, the consideration provides for royalties to be paid. The Company uses the most likely amount to estimate guaranteed minimum royalty payments and the expected value method to estimate sales-based royalty payments. Depending on the historical relationship with the customer, availability of product information, and the judgment of the Company’s professionals, these amounts may or may not be constrained.

Media placement contracts may entitle the Company to receive commission fees from the customer as well as rebates or credits from vendors, through intermediary related parties, based on transactions entered into on behalf of clients. Depending on our contractual requirements and local laws, rebates and credits may either be remitted back to our clients or retained by the Company. When amounts are owed to the client, the amounts are recognized against the related customer receivable. Amounts retained by the Company relating to commission fees earned are considered fully constrained until the point in time when the purchased media is aired as this is the time when uncertainty related to variables such as the amount of media spending is sufficiently resolved. Amounts related to rebates indirectly earned from vendors, and the portion to be remitted to clients, are estimated using the expected value method, and are presented in revenue, excluding billable expenses. Amounts constrained relating to vendor rebates are lifted when such amounts are no longer probable of significant reversal.

In some instances, media placement arrangements include performance incentives whereby the Company will receive a bonus or credit based on either qualitative or quantitative factors. The Company uses the most likely amount when estimating performance incentives as the Company either does or does not achieve the bonus. Management does not anticipate significant amounts of cumulative revenue recognized will be reversed relating to estimated bonuses based on quantitative goals. For bonuses calculated using qualitative goals, where the Company cannot conclude that it is not reasonably possible that revenue will be reversed, the Company waits for customer evaluation and confirmation as these qualitative targets are often highly subjective.

In both creative services and media buying arrangements, the Company often incurs incidental expenses or “out-of-pocket expenses” for items such as meals, travel, and telecommunications charges. The Company recognizes reimbursement of these amounts as revenues and expenses on a gross basis simultaneously as incurred. The Company also receives reimbursement of pass through expenses incurred by third party vendors. When the Company is acting as the principal, such amounts are recognized as revenue and expense on a gross basis simultaneously as incurred.

At each reporting date, Management evaluates the estimate of the total transaction price and determines if updates to the estimated total transaction price, including the constraint, are required. This analysis includes revisiting estimations of variable consideration to reflect Management’s current expectations regarding the consideration the Company will be entitled to and any new information relating to uncertainties or changes in conditions.

In certain contracts with start-up companies, the Company may accept noncash consideration in the form of equity in the start-up company. In such instances, the fair value of these equity instruments as estimated at contract inception will be used to determine the transaction price. Subsequent changes in the fair value relating to the form of the consideration do not affect the transaction price and are accounted for separately.

As the majority of the Company’s contracts are for a term of twelve months or less, as a practical expedient, the Company is not required to adjust the promised amount of consideration for effects of a significant financing component.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

Transaction Price Allocation

A majority of the Company’s contracts contain a single performance obligation and therefore, do not require an allocation of the transaction price. For contracts containing multiple performance obligations, the Company allocates the transaction price to each performance obligation on the basis of relative standalone selling price. In contracts including both creative solution and media buying performance obligations, commissions earned on media buying services are allocated entirely to the media buying performance obligation when such an allocation is reflective of the amount of consideration the Company expects to be entitled to in exchange for the media buying agency services.

Recognition of Revenue

For the stand-ready performance obligation, the Company has concluded recognition of revenue over time is appropriate as the customer simultaneously receives and consumes the benefits of the Company’s performance in these arrangements. Since the entity’s efforts and customer’s benefits are expended and consumed evenly over the period, a time elapsed measure of progress is appropriate.

The Company has also concluded that recognition of revenue over time is appropriate for the performance obligation to deliver an integrated creative solution, which by its nature is highly customized and customer-specific. Depending on the nature of the creative solution, the customer may simultaneously receive and consume the benefits of the Company’s performance. When the customer does not consume the benefit of the entity’s performance until that performance is complete, the contractual terms usually provide the customer a legally enforceable claim to all work in process completed and the Company an enforceable right to payment for creation of an asset with no alternative use. For these reasons, control is considered to transfer over time. The Company determined an input based measure of progress, based on labor costs incurred, is generally appropriate for these arrangements. However, in certain instances, output methods of measuring progress may be utilized if such a measure would more faithfully depict the progress towards completion. With respect to creative solution services where revenue is based on time and materials, revenue is recognized as service is delivered.

Revenue for media buying agency services is recognized at a point in time as the contractual terms of these arrangements indicate the Company is not compensated for any services in the event of termination prior to execution of the advertisement. Management determined that because the advertiser, not the media vendor, is its customer, its performance obligation as an agent is complete and control is considered transferred at the point in time when the media runs.

Principal versus Agent Considerations

When third parties are employed in the provision of services to the Company’s customers, the Company is required to evaluate whether it is acting as a principal or an agent. This assessment is contract specific and takes into consideration the particular facts and circumstances of each scenario. On a broad basis however, the following summarizes the Company’s principal versus agent considerations.

Management determined that the Company controls services provided by third parties engaged in fulfilling the integrated creative solution performance obligation because these services are combined by the Company to deliver the final integrated creative solution and therefore, the Company has the primary obligation to the customer. Although the Company does not typically employ third parties in the provision of retainer services, if third parties were employed, the Company would be considered the principal as it would control the services rendered by those third parties and would retain the primary obligation to the customer. As a result, revenue relating to these performance obligations is recognized at the gross amount of consideration to which the Company expects to be entitled to.

When the Company’s obligation is to arrange for the procurement of media on behalf of the customer, the Company acts as an agent because ultimately, it is the media vendor, not the Company that is responsible to the customer for airing of the purchased media. The Company does not control the underlying distribution platforms or the services prior to transfer to the customer. Additionally, the Company does not purchase media prior to receiving approval from the customer. Therefore, revenue is recognized at the net amount the Company is entitled to retain.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss) and is presented in the Combined Statements of Income and Comprehensive Income.

Income Taxes

We comply with the accounting and reporting requirements of FASB ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are computed using a balance sheet approach reflecting both current and deferred taxes. Current and deferred taxes reflect the tax impact of all of the events included in the financial statements. The basic principles employed in the balance sheet approach are (i) to reflect a current tax liability or asset that is recognized for the estimated taxes payable or refundable on tax returns for the current and prior years, (ii) to reflect a deferred tax liability or asset that is recognized for the estimated future tax effects attributable to temporary differences and carryforwards, (iii) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law of which the effects of future changes in tax laws or rates are not anticipated, and (iv) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. There are certain situations in which deferred taxes are not provided. Some basis differences are not temporary differences because their reversals are not expected to result in taxable or deductible amounts. ASC 740 provides several specific exceptions to the underlying balance sheet approach to accounting for deferred taxes including domestic and foreign outside basis differences, nondeductible goodwill, and the tax effects on intra-entity inventory transactions. We regularly evaluate changes to various tax regimes in the jurisdictions in which it operates to include only those particular taxes that are based on income and exclude other taxes, such as franchise and minimum taxes. To the extent a particular jurisdiction imposes a franchise tax and an additional tax or a tax that is based on a net tax concept, we include the net tax and/or the additional tax as a component of income tax. Net taxes result from a concept that is predicated on a component of revenue less an allowance expense.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. A tax benefit may only be recognized if it is more-likely-than-not to be sustained based solely on its technical merits and examination by taxing authorities. Significant judgement is required in assessing and estimating the more-likely-than-not tax consequences of the events included in the financial statements. We recognize accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. We adjust our tax reserve estimates periodically because of ongoing examinations by, and settlements with, the various taxing authorities, as well as changes in tax laws, regulations and interpretations.

We may be subject to potential examination by various taxing authorities in the areas of income taxes. Such examinations may result in future tax and interest assessments by these taxing authorities. Examples of such transactions include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with local tax laws. We assess our uncertain tax positions for the likelihood that they would be overturned upon examination by a taxing authority. We do not believe there are any additional issues other than those identified in Note 13 below under review that could result in significant payments, accruals or material deviation from its position.

On December 22, 2017, the Tax Cuts and Jobs Act (“the U.S. Tax Act”) was enacted by Congress. The U.S. Tax Act requires (i) complex computations to be performed that were not previously required by U.S. tax law, (ii) significant judgments to be made in interpretation of the provisions of the U.S. Tax Act, (iii) significant estimates in calculations, and iv) the preparation and analysis of information not previously relevant or regularly produced. The U.S. Treasury Department, the IRS, and other standard-setting bodies will continue to interpret or issue guidance on how provisions of the U.S. Tax Act will be applied or otherwise administered. As future guidance is issued, we may make adjustments to amounts that we have previously recorded that may materially impact our provision for income taxes in the period in which the adjustments are made. The Act provides that a person who is a U.S. shareholder of any controlled foreign corporation (“CFC”) is required to include its global intangible low-taxed income (“GILTI”) in gross income for the tax year in a manner generally similar to that for Subpart F inclusions. GILTI is defined as the excess (if any) of the U.S. shareholder’s net CFC tested income for that tax year, over the U.S. shareholder’s net deemed tangible income return for that tax year. We note that GILTI does not apply to the operations presented in these financial statements as historically no U.S. shareholder of a CFC has existed; we will be subject in future years given the new structure, as described in Note 1 . We therefore have not determined a policy for treatment of the tax effects of GILTI at this time. Refer to Note 13 for additional information.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

Employee Benefits

Several of the Company’s subsidiaries offer employees access to certain defined contribution pension programs. Under the defined contribution plans, these subsidiaries may make annual contributions to participants’ accounts, which are subject to vesting. Costs of employee benefits are recognized as an expense.

WAS has certain subsidiaries that offer certain employees the opportunity to participate in defined benefit pension plans. The benefits are based on age, years of service, and compensation. These subsidiaries record annual amounts relating to these pension plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality rates, assumed rates of return, compensation increases, turnover rates, and healthcare cost trend rates. Assumptions are reviewed on an annual basis and modifications to assumptions are made when appropriate. The effect of modifications based on those assumptions is recorded in accumulated other comprehensive income and amortized to net periodic cost over future periods using the corridor method. The Company believes the assumptions used in recording its obligations under these plans are reasonable based on experience and market conditions. Net periodic costs relating to these plans are recognized as employees render the services required to earn the benefits. Refer to Note 14 for additional information.

Share-Based Payments

Vision 7 has equity-settled share-based compensation plans and accounts for grants under the plans in accordance with the fair-value-based method of accounting for share-based compensation. Compensation expense for share options awarded under the plans is measured at the fair value at the grant date using the Black-Scholes valuation model and is recognized on a straight-line basis over the vesting period of the options granted. Vision 7 estimates its forfeiture rate in order to determine the compensation expense arising from share-based awards. Refer to Note 15 for additional information.

Fair Value Measurements

The Company applies the fair value measurement guidance of FASB ASC Topic 820, Fair Value Measurements (“ASC 820”), for financial assets and liabilities that are required to be measured at fair value and for impairment testing of non-financial assets and liabilities. The measurement of fair value requires the use of techniques based on observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The inputs create the following fair value hierarchy:

●	Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

●	Level 2 — Observable prices that are based on inputs not quoted on active markets, but are corroborated by market data.

●	Level 3 — Unobservable inputs are used when little or no market data is available and require the Company to develop its own assumptions based on the best information available in the circumstances about the assumptions market participants would use in pricing the assets or liabilities. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models. Unobservable inputs used in the models are significant to the fair values of the assets and liabilities. The fair value hierarchy gives the lowest priority to Level 3 inputs.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. Management considers counterparty credit risk in its assessment of fair value. Refer to Note 17 for additional information.

Concentration of Credit Risk

We provide global advertising and marketing services to clients that operate in nearly every industry sector of the global economy. In the normal course of business, we grant credit to qualified clients. As our client base is diversified, we do not believe the Company is exposed to any significant concentration of credit risk for the periods presented. No client accounted for more than 10% of the Company’s combined receivables as of December 31, 2019 and 2018 and no clients accounted for more than 10% of the Company’s combined revenues for each of the periods ended December 31, 2019, 2018, and 2017.

Segments

Operating segments are defined as components of an enterprise about which discrete financial information is available and is evaluated regularly by the chief operating decision maker (“CODM”), or decision making group, in making decisions on how to allocate resources and assess performance for the organization. The Company has determined that it has five operating segments: Vision 7, Madhouse, WAS, Metta, and Fuse. The results of Indigo are included within the WAS segment. Each operating segment is a reportable segment. For further information relating to the Company’s segments, refer to Note 18.

Recently Issued Accounting Pronouncements

ASU 2016-02

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02” or “Topic 842”), which increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and enhances disclosures of key information about leasing arrangements. The amendments require that lessees recognize the rights and obligations resulting from leases as assets and liabilities on their balance sheets, initially measured at the present value of the lease payments over the term of the lease, including payments to be made in optional periods to extend the lease and payments to purchase the underlying assets if the lessee is reasonably certain of exercising those options. The main difference between previous U.S. GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. The ASU is effective for nonpublic entities for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The Company will adopt the standard for annual periods as of January 1, 2021 and for interim periods as of January 1, 2022. The Company will concurrently adopt ASU 2018-11, Leases (Topic 842), Targeted Improvements (“ASU 2018-11”) and ASU 2018-10, Codification Improvements to Topic 842, Leases (“ASU 2018-10”). Management will apply the modified retrospective transition approach upon adoption and will elect the transition option to apply the transition provisions as of the effective date rather than as of the earliest comparative period presented. The Company is in the process of performing the evaluation of the potential impact the adoption of this guidance will have on the Company’s Combined Financial Statements. The Company expects to recognize material right-of-use assets and lease liabilities.

ASU 2016-13

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. ASU 2016-13 is effective for annual periods beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2018. The Company will adopt ASU 2016-13 on January 1, 2023 for both annual and interim periods using a modified retrospective approach. The Company will concurrently adopt the guidance relating to ASU 2016-13 in the following standards: ASU 2020-03, Codification Improvements to Financial Instruments (“ASU 2020-03”), ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments — Credit Losses (“ASU 2019-11”), ASU 2019-05, Financial Instruments — Credit Losses (Topic 326), Targeted Transition Relief (“ASU 2019-05”), ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments (“ASU 2019-04”), and ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses (“ASU 2018-19”). The Company is not yet in a position to assess the effect of this new guidance on our results of operations or financial position.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

ASU 2018-15

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40), Customer’s Accounting for implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (“ASU 2018-15”). The amendments in this Update align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license). ASU 2018-15 is effective for annual reporting periods beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, for all entities. The Company will adopt the standard for annual periods as of January 1, 2021 and for interim periods as of January 1, 2022 by applying the amendments in the Update prospectively to all implementation costs incurred after the date of adoption. The effect of adoption is not expected to be material.

ASU 2019-12

In December 2019, the FASB issued Accounting Standard Update No. 2019-12, Income Taxes (Topic 740), Simplifying the Accounting for Income Taxes (“ASU 2019-12”). The amendments in the Update simplify the accounting for income taxes by removing certain exceptions and amending certain exceptions to the general principles of existing guidance under ASC 740. The amendments also improve consistent application of and simplify GAAP by clarifying and amending existing guidance. ASU 2019-12 is effective for annual reporting periods beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, for periods for which financial statements have not yet been made available for issuance. The Company will adopt the standard for annual periods as of January 1, 2022 and for interim periods as of January 1, 2023 by applying the amendments in the Update prospectively. The Company is evaluating the impact of the new guidance and is not yet in a position to assess the effect of this new guidance on our results of operations or financial position.

Recently Adopted Accounting Pronouncements

ASU 2014-09

Effective January 1, 2019, the Company adopted ASC 606. ASC 606 was applied using the modified retrospective method to all contracts not yet completed as at transition date. The cumulative effect of the initial application was recognized as an adjustment to increase opening net parent investment at January 1, 2019 by $0.9. Comparative periods have not been adjusted and continue to be reported under ASC Topic 605, Revenue Recognition (“ASC 605”).

In preparing for the adoption of ASC 606, Management undertook a comprehensive review of the Company’s revenue recognition accounting policy. Specifically Management reviewed the appropriateness of the Company’s revenue accounting policies under ASC 605 in relation to the new guidance under ASC 606. In doing so, Management focused on areas of significant judgment required when recognizing revenue.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

Based on Management’s review, the Company recognized an increase in the number of performance obligations in certain arrangements. Previously, media planning was not accounted for separately from media buying services when such services were part of the same contract. As a result, those planning services were not recognized over time.

After identifying the performance obligations, Management evaluated whether each performance obligation meets the over-time revenue recognition criteria. Management concluded that the policy of recognizing over time revenue relating to its retainer and creative services contracts continues to be appropriate as control of these services generally transfers to the customer over the contractual period. Similarly, Management determined the recognition of media placement revenue at a point in time continues to be appropriate.

Management next considered whether the method of measuring progress for service arrangements requiring performance over time continued to be appropriate under the new guidance. For service arrangements resulting in a specified deliverable, there is typically a direct relation between the Company’s progress in satisfying its obligation to the customer and costs incurred, where the predominant component of costs incurred relates to direct labor expenses. This conclusion is consistent with the Company’s policy under ASC 605 of measuring progress on the basis of hours or costs incurred and validating the measure of progress using a measure of value delivered. Under ASC 605, the Company applied the completed contract method to a limited number of arrangements. Under ASC 606, use of this method is not supportable and does not achieve the overall objective of ASC 606 in depicting the Company’s progress towards satisfying its performance obligation. As a result of this change, the Company recognized an increase of $0.9 to the opening balance of net parent investment as of January 1, 2019, to reflect the progress towards completion on contracts where the Company historically applied the completed contract method.

For retainer services, the Company determined that the prior policy of recognizing revenue ratably on a straight-line basis over the term of the arrangement continues to be appropriate as the Company provides a continuous service of standing ready over the term of the arrangement with no substantial gaps in service.

In regards to media buying services, the Company considered that because there are no enforceable rights and obligations in these arrangements until the media is placed, revenue is recognized at a point in time, consistent with the prior conclusion under ASC 605. Moreover, the control-based assessment under ASC 606 indicates that the point in time when this revenue should be recognized continues to be when the media runs.

As the Company incurs significant third party costs on behalf of clients as part of satisfying its contractual obligations, the determination of whether the Company is acting as a principal or agent is a key judgment that affects the determination of the Company’s performance obligations and the amount of revenue recognized. Management therefore evaluated the nature of its promises using the control-focused assessment under ASC 606 and determined the previous conclusions reached under ASC 605 continue to be appropriate. That is, in providing retainer and creative services, the Company controls the services rendered by third parties and acts as the principal. In providing media buying services, the Company is arranging for services to be provided to the customer by another party, and therefore is acting as an agent. The Company will continue to recognize revenue on a gross basis for arrangements where it is acting as principal and on a net basis for arrangements where it is acting as an agent.

ASU 2016-01

Effective January 1, 2019, the Company concurrently adopted FASB ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”), ASU 2018-03, Technical Corrections and Improvements to Financial Instruments — Overall, Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2018-03”), ASU 2018-09, Codification Improvements (“ASU 2018-09”), and provisions relating to ASU 2016-01 in ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments (“ASU 2019-04”). This guidance requires that most equity investments be measured at fair value, with subsequent changes in fair value recognized in net income. ASU 2016-01 does not affect the accounting for investments that would otherwise be consolidated or accounted for under the equity method. The new standard also affects financial liabilities under the fair value option and the presentation and disclosure requirements for financial instruments. The guidance was applied using the modified retrospective method, except for the amendments relating to equity securities without readily determinable fair values, which were applied prospectively. The Company recognized the cumulative effect of the initial application as an adjustment to increase opening net parent investment at January 1, 2019 by $0.1 and comparative periods have not been adjusted. The effect of this change on the Company’s financial position and cash flows was not considered material. These standards will be adopted for interim reporting purposes effective January 1, 2020.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

ASU 2016-15

Effective January 1, 2019, the Company adopted ASU 2016-15, Statement of Cash Flows (“ASU 2016-15”) using the retrospective transition method. This new guidance is intended to reduce diversity in practice regarding the classification of certain transactions in the statement of cash flows. The effect of adoption was not material to the Company.

ASU 2016-18

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (“Topic 230”) which requires that the statement of cash flows present the change during the period in the total cash, cash equivalents and amounts generally described as restricted cash or restricted cash equivalents. Effective January 1, 2019, the Company adopted this guidance retrospectively. The Combined Statements of Cash Flows now reflect the inclusion and activity of restricted cash balances of $0.5, $0.5, and $0.6 as of December 31, 2019, 2018, and 2017.

ASU 2017-01

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”). The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The Company adopted this guidance as of January 1, 2019 and will apply the guidance prospectively. There was no impact of adoption.

ASU 2018-02

In February 2018, the FASB issued ASU 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (“ASU 2018-02”), which addresses the treatment of certain stranded income tax effects resulting from the U.S. Tax Act. The ASU allows companies to reclassify stranded tax effects within accumulated other comprehensive income to retained earnings either in the period of adoption or in each period in which the effect of the change in the U.S. federal corporate income tax rate in the Act (or portion thereof) is recognized. ASU 2018-02 is effective for the Company for annual periods beginning after December 15, 2018, and interim periods within those fiscal years. The Company has adopted the guidance for annual and interim periods as of January 1, 2019. Upon adoption, the Company has not reclassified deferred tax effects out of other comprehensive income as the Company does not have deferred taxes in other comprehensive income. Therefore, there was no impact of adoption.

3. Revenue Recognition

Nature of Services

The Blue Impact business is a digital-first, intelligent and integrated, global advertising & marketing services company. Its services cover the full scope of marketing communication needs for industries and customers where creativity and technological savvy are critical and where data analytics add significant value.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

3. Revenue Recognition (cont.)

The Blue Impact business’ advertising & marketing services are provided by its agencies across key geographic regions and its range of advertising & marketing service offerings. The Blue Impact business is comprised of five key families of agencies: V7, WAS, Madhouse, Metta, and Fuse. The Blue Impact business views its capabilities through the lens of the three media services described below. Each of the media services incorporates distinct capabilities through which the Blue Impact business generates revenue, with a focus on creativity, digital channels and data analytics throughout.

●	Retainer. The Blue Impact business’ retainer services center around offering customers access to a specific number of full time equivalent (“FTE”), which is a vendor employee or representative working a specified number of hours per year for the customer on the agreement. These agreements cover a predetermined period and the contractual terms provide a list of services that could be performed by the Company. The specific services are performed if and when requested by the customer.

●	Creative Services. In the creative services business, the Company is engaged by customers to provide planning, strategy, design, consulting, and production services, which may relate to Company’s media, advertising, events, public relations and/or branding offerings. These services include a wide range of product placement and advertising strategies and may or may not be specific to a single product or campaign.

●	Media Buying. The Company acts as an agent to purchase social media and advertising placements on behalf of the customer.

Disaggregation of Revenue

The Company provides a broad range of services to a large base of customers on a global basis. The following table presents revenue disaggregated by principal activity for the periods ended December 31:

	2019	2018
Retainer	$91.0	$75.7
Creative Services	329.5	311.0
Media Buying	55.8	64.0

The following tables presents revenue from the Company’s principal activities for the periods ended December 31, 2019 and 2018 by segment. Refer to Note 18 for further information about the Company’s reportable segments.

	2019
	V7	WAS	Madhouse	Metta	Fuse
Retainer	25.4	$45.4	—	$3.2	$17.0
Creative Services	235.3	71.6	—	9.7	12.9
Media Buying	19.7	0.5	35.4	0.2	—

	2018
	V7	WAS	Madhouse	Metta	Fuse
Retainer	13.8	$42.9	—	$3.8	$15.2
Creative Services	219.4	65.6	—	11.0	15.0
Media Buying	18.1	0.6	45.0	0.3	—

Contact Balances

Contract balances arise as a result of differences in the timing between the Company’s performance and the customer’s payment. When the Company performs services prior to receiving payment, either a contract asset or receivable is recognized depending on the Company’s right to consideration. When the right to receive consideration is unconditional (i.e., only the passage of time is required before payment is due), these amounts are recognized as receivables. Otherwise, the amounts are recognized as contract assets until the right to payment becomes unconditional. The balance of contract assets is primarily comprised of amounts related to vendor rebates earned indirectly from vendors and contract incentives, which per the terms of the Company’s contracts are generally satisfied on an annual basis.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

3. Revenue Recognition (cont.)

When the Company receives consideration or has an unconditional right to consideration prior to satisfying its performance obligation, a contract liability is recognized. These amounts generally relate to third party expense reimbursements and retainer fees. Given the short-term nature of the Company’s arrangements, the related performance obligation is generally satisfied within 90 days.

The following table provides information about contract assets and liabilities from contracts with customers:

	December 31, 2019	January 1, 2019, as adjusted
Contract assets	$86.7	$79.8
Contract liabilities	$41.6	$29.2

Upon adoption of ASC 606, the Company reclassified amounts previously recognized as Unbilled Work in Progress (“WIP”) in the Combined Balance Sheet. Of the $24.6 Unbilled WIP balance at December 31, 2018, the Company reclassified $24.3 to accounts receivable and $0.3 to contract assets. The Company also reclassified amounts of $79.5 from accounts receivable to contract assets upon adoption of ASC 606 related to vendor rebates. The opening balance of contract liabilities is comprised of $29.2 previously classified as deferred revenue.

Changes in the balance of contract assets and contract liabilities were not significantly affected by write-offs, impairments, or business combinations during the reporting period.

4. Madhouse Reorganization

On December 31, 2019, Madhouse underwent a series of reorganization activities in regards to its subsidiaries in the People’s Republic of China (“PRC”), with Blue Valor.

Madhouse, through its then subsidiary in the PRC, Shanghai Jingdao Advertising Co., Ltd. (“Shanghai Jingdao”) established a new PRC subsidiary (“Madhouse PRC Newco”). Following this formation, (i) the majority of the employees of Shanghai Jingdao and its PRC onshore subsidiaries (“Jingdao Group”) were transferred to Madhouse PRC Newco; (ii) the Jingdao Group began filings to transfer all of its intellectual property to Madhouse PRC Newco; (iii) Madhouse PRC Newco entered into a license agreement for the continued use of intellectual property belonging to Shanghai Jingdao and ; (iv) subsequent to December 31, 2019, Madhouse PRC Newco began entering into all new customer contracts related to the onshore PRC business of Madhouse previously conducted by the Jingdao Group. On December 31, 2019, Madhouse PRC Newco signed subcontracting agreements with Jingdao Group, pursuant to which Jingdao Group subcontracted to Madhouse PRC Newco any customer agreements that had remaining terms for the remainder of such term, following the expiration of which it is intended that Madhouse PRC Newco will enter into new contracts with the applicable counterparties. Subsequent to year-end the intellectual property transfer from Jingdao Group to Madhouse PRC Newco was concluded.

Also on December 31, 2019, (i) Blue Valor acquired all the shares of Shanghai Jingdao (thereby acquiring all of the equity and assets of the Jingdao Group) and Madhouse PRC NewCo from Madhouse for a purchase price of $30, and (ii) Madhouse, Blue Valor and Madhouse PRC Newco entered into control arrangements consisting of (x) a mutual business service agreement pursuant to which Madhouse will continue to bear the economic risks and benefits of Madhouse PRC Newco by paying to (or receiving from) Madhouse PRC Newco a “service fee” equal to the net loss (or income) of Madhouse PRC Newco at the end of the term of the agreement, and (y) an exclusive call option and control agreement pursuant to which Madhouse will have certain control rights over, and an exclusive option to reacquire the equity of Madhouse PRC Newco and its operating assets (the “December 2019 Madhouse Reorganization Activities”).

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

4. Madhouse Reorganization (cont.)

As a result of the purchase of Jingdao Group entities by Blue Valor, Madhouse determined it lost control and therefore deconsolidated these entities on December 31, 2019.

Madhouse PRC Newco’s significant business activities include providing advertising services, appointing key management, creating and approving the operating budget, entering into and modifying key contracts, and expanding the business and/or exiting lines of business.

Based on the control arrangements discussed above in the December 2019 Madhouse Reorganization Activities, Madhouse PRC Newco is deemed a VIE as the equity holder does not have the characteristics of controlling financial interest. In addition, Madhouse determined that it is the primary beneficiary of Madhouse PRC Newco and therefore should consolidate.

On December 31 2019, Madhouse derecognized net assets of $28.7 relating to Jingdao group and recognized non-controlling interests of $0.2 relating to Madhouse PRC Newco. As the shares were sold to a party under common control no gain or loss was recognized in the Combined Statement of Income and Comprehensive Income upon deconsolidation. The gain of $1.1 attributable to Parent was recognized in the Combined Statement of Equity. As at December 31, 2019 the assets and liabilities in Madhouse PRC Newco were not material.

Under the control arrangements with Madhouse PRC Newco, Madhouse has the power to direct activities of the VIE and can have assets transferred out of the VIE under its control. Therefore, there is no asset in Madhouse PRC Newco that can be used only to settle obligations of the VIE, except for registered capital and PRC statutory reserves. As Madhouse PRC Newco is incorporated as a limited liability company under the Company Law of the PRC, creditors of the VIE do not have recourse to the general credit of Madhouse or the Company for any of the liabilities of the VIE.

Currently there is no contractual arrangement, other than the mutual business service agreement, which requires Madhouse to provide additional financial support to Madhouse PRC Newco. However, as Madhouse will conduct its China based businesses through Madhouse PRC Newco, it will provide financial support to the VIE based on its business requirements, as well as Madhouse’s own business objectives in the future.

5. Business Combinations and Dispositions

Eleven

On October 31, 2018, Vision 7 acquired all the issued and outstanding equity interests of Eleven LLC (“Eleven”), a San Francisco based agency that specializes in branding, creative content, media activation and analytics, and experience design, for an aggregate purchase price at acquisition date of $51.7.

The purchase was made with a cash payment of $27.1 plus additional contingent consideration with an estimated present value at acquisition date of $21.8. The balance of the purchase price was $2.8. The contingent consideration includes five interim payments based on Eleven’s performance from fiscal years 2019 to 2023 and in no event shall the aggregate purchase price exceed $77.1. The balance of this liability was $8.2, at December 31, 2019 and $22.2 at December 31, 2018.

Purchase Consideration
Cash paid	$27.1
Contingent consideration liability	21.8
Balance of purchase price	2.8
Total consideration	$51.7

The total consideration was allocated based on Management’s assessment as to the estimated fair values of net assets at the acquisition date. Significant unobservable valuation inputs are as follows:

Discount rate	14.0%
Attrition rate	30%
Terminal growth rate	2%
Pre-tax relief from royalty rate	2%

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

5. Business Combinations and Dispositions (cont.)

The fair value of the identifiable assets and liabilities of Eleven as at the date of acquisition were:

Assets
Cash	1.3
Accounts receivable and prepaid expenses	7.7
Property and equipment	1.0
Other assets	1.0
Customer relationships	9.0
Trade name	5.4
25.4

Liabilities
Accounts payable and accrued liabilities	(6.9)
Deferred revenue	(2.0)
(8.9)
Net identifiable assets acquired	16.5

Goodwill arising on acquisition	35.2
Purchase consideration	$51.7

The goodwill recognized in the Vision 7 reportable segment of $35.2 is attributable to workforce know-how and the synergies that have, and that are expected to further arise following the acquisition. The amount deductible for income tax purposes will vary based on the final amount of contingent consideration.

From the date of acquisition through December 31, 2018, Eleven contributed $5.8 to the combined revenue, excluding billable expenses and increased the combined income before income taxes by $1.0. Transaction costs of $1.4 were expensed and were included in selling, general and administrative expenses for the period ended December 31, 2018.

In June 2019, a working capital adjustment of $0.1 was recorded as an adjustment to the purchase equation.

Socialize

On July 1, 2018, WAS acquired 52% of the issued and outstanding equity interests of Socialize. The remaining interests will be purchased through a put/call option. Socialize is a creative and media agency that operates in Dubai, United Arab Emirates Dirham. WAS paid in cash of $4.1 and recognized a contingent consideration liability in the amount of $1.7 at the acquisition date. WAS additionally recognized a put/call option in the amount of $4.1 at the acquisition date. The put/call option is included in redeemable non-controlling interest on the Combined Balance Sheets. The balance of the contingent consideration and the put/call option were $3.3, and $5.2, respectively, at December 31, 2019 and were $1.7, and $4.6, respectively, as of December 31, 2018.

Purchase Consideration
Cash paid	$4.1
Contingent consideration liability	1.7
Put/call option	4.1
Total consideration	9.9

The total consideration, which in no event shall exceed an aggregate purchase price of $27.8, was allocated based on Management’s assessment as to the estimated fair values of net assets at the acquisition date. Significant unobservable valuation inputs for acquired customer relationships are as follows:

Discount rates	14.5%
Attrition rate	25%

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

5. Business Combinations and Dispositions (cont.)

Management estimates the fair values of the assets and liabilities based on 100% of the business for consolidation purposes. The purchase price in excess of the estimated fair value of the tangible net assets acquired is allocated to identifiable intangible assets and then to goodwill. Deferred payment and redeemable non-controlling interest amounts are recorded on the Combined Balance Sheets based on the acquisition-date fair value. The fair value of Socialize’s identifiable assets and liabilities as at the date of acquisition were:

Assets
Cash	1.1
Accounts receivable and prepaid expenses	2.6
Property and equipment	0.1
Customer relationships	1.6
Other assets	2.8
8.2
Liabilities
Deferred revenue	(2.9)
Accounts payable and accrued liabilities	(0.8)
Other liabilities	(0.8)
(4.5)
Net identifiable assets acquired	3.7

Goodwill arising on acquisition	6.2
Purchase consideration	$9.9

The $6.2 goodwill recognized in the WAS reportable segment is attributable to workforce know-how and to the synergies that have, and that are expected to further arise following the acquisition. An amount will be deductible for income tax purposes when paid and will vary based on the final amount of contingent consideration.

From the date of acquisition through December 31, 2018, Socialize contributed $2.1 to the combined revenue, excluding billable expenses and increased the combined income before income taxes by $0.7. Transaction costs of $0.3 were expensed and were included in selling, general and administrative expenses for the period ended December 31, 2018.

If the combinations with Eleven and Socialize had taken place at the beginning of 2018, the combined 2018 revenue, excluding billable expenses would have been $338.9 and combined 2018 income before income taxes would have been $51.5.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

5. Business Combinations and Dispositions (cont.)

The Narrative Group

On September 1, 2017, Vision 7 acquired all the issued and outstanding equity interest of The Narrative Group LLC (“TNG”), a U.S. agency that specializes in experiential, influencer marketing and media relations. The acquired firm operates in New York, Los Angeles and Chicago. Total consideration was $8.5, consisting of a cash payment of $1.5, including a standard working capital adjustment, and contingent consideration with an acquisition date fair value of $7.0. The contingent consideration includes four interim payments based on TNG performance from fiscal years 2017 to 2021 and in no event shall the aggregate purchase price exceed $20.0. As of December 31, 2019 and December 31 2018, the liability had a balance of $4.4 and $9.0, respectively.

Purchase Consideration
Cash paid	$1.5
Contingent consideration liability	7.0
Total consideration	$8.5

The total consideration was allocated based on Management’s assessment as to the estimated fair values of net assets at the acquisition date. Significant unobservable valuation inputs are as follows:

Discount rate	16.2%
Attrition rate	14%
Terminal growth rate	3%
Pre-tax relief from royalty rate	2%

The fair value of TNG’s identifiable assets and liabilities as at the date of acquisition were:

Assets
Cash	0.5
Accounts receivable	0.9
Customer relationships	3.3
Trade name	0.9
5.6
Liabilities
Accounts payable and accrued liabilities	(0.2)
Deferred revenue	(0.7)
(0.9)
Net identifiable assets acquired	4.7

Goodwill arising on acquisition	3.8
Purchase consideration	$8.5

The $3.8 goodwill recognized in the Vision 7 reportable segment is attributable to workforce know-how and to the synergies that have, and that are expected to further arise following the acquisition by the Company. An amount will be deductible for income tax purposes when paid and will vary based on the final amount of contingent consideration.

From the date of acquisition, through December 31, 2017, TNG contributed $1.7 to the combined revenue, excluding billable expenses. If the combination had taken place at the beginning of 2017, the combined 2017 revenue, excluding billable expenses would have been $255.6 and combined 2017 income before income taxes would have been $28.0. Transaction costs of $0.2 were expensed and were included in selling, general and administrative expenses for the period ended December 31, 2017.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

6. Receivables

The following is a summary of the Company’s receivables as of December 31:

	2019	2018
Trade accounts receivable – gross	$445.3	$374.0
Trade receivable – billable to client	29.6	—
Allowance for doubtful accounts	3.3	2.0
Trade accounts receivable – net realizable value	471.6	372.0
Other receivables	6.6	26.4
Total receivables	478.2	$398.4

Bad debt expense related to accounts receivable was $3.0, $1.6, and $1.4 for 2019, 2018, and 2017, respectively

7. Property and Equipment

The following is a summary of the Company’s property and equipment as of December 31:

	2019	2018
Cost of property and equipment at December 31:
Furniture, fixtures and equipment	$10.6	$9.1
Hardware and machinery	12.7	8.9
Property under capital leases	0.1	0.8
Leasehold improvements	14.0	12.3
Total cost at December 31	37.4	31.1
Accumulated depreciation at December 31:	20.7	15.7
Total net book value at December 31	$16.7	$15.4

Depreciation expense was $4.7, $4.0, and $3.8, for 2019, 2018, and 2017, respectively.

8. Goodwill and Other Intangible Assets

Goodwill

The following table presents changes in the carrying value of goodwill for our segments as of December 31:

	Vision 7	WAS	Metta	Fuse	Madhouse	Total
Balance at January 1, 2018	$143.8	$52.3	$11.3	$25.9	$101.1	$334.4
Acquired goodwill	35.2	6.2	—	—	—	41.4
Effect of foreign exchange rates	(10.2)	(3.2)	—	—	(5.5)	(18.9)
Balance at December 31, 2018	$168.8	$55.3	$11.3	$25.9	$95.6	$356.9
Effect of foreign exchange rates	6.3	2.2	0.1	—	(1.2)	7.4
Balance at December 31, 2019	$175.1	$57.5	$11.4	$25.9	$94.4	$364.3

As a result of the annual goodwill impairment assessments, the Company determined there were no goodwill impairment losses for 2019, 2018, and 2017. The accumulated goodwill impairment charges was $10.8 as of December 31, 2019, 2018, and 2017. All such accumulated goodwill impairment charges relate to Metta.

Other Intangible Assets

Other intangible assets, which primarily consist of customer relationships, trade names, internally generated software, and system and application software are comprised of both assets with indefinite lives not subject to amortization and assets with definite lives subject to amortization. All intangible assets are evaluated for impairment.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

8. Goodwill and Other Intangible Assets (cont.)

The gross and net amounts of intangible assets other than goodwill were as follows as of December 31:

	2019
	Cost	Accumulated Amortization	Net Carrying Amount
Customer relationships and royalty contracts	$67.7	$32.2	$35.5
Trade names	55.3	—	55.3
Software	2.5	1.5	1.0
Other	2.1	1.4	0.7
	$127.6	$35.1	$92.5

	2018
	Cost	Accumulated Amortization	Net Carrying Amount
Customer relationships and royalty contracts	$66.0	$23.9	$42.1
Trade names	53.6	—	53.6
Software	14.0	6.9	7.1
Other intangible assets	1.9	1.1	0.8
	$135.5	$31.9	$103.6

Intangible assets with definite lives are subject to amortization on a straight-line basis. Amortization expense was $9.7, $8.4, and $8.1 for other intangible assets for 2019, 2018, and 2017, respectively. The estimated amortization expense for the five succeeding years is as follows:

Estimated amortization expense	Total
2020	$7.5
2021	7.3
2022	7.1
2023	6.9
2024	6.1
Total	$34.9

There were no material impairment charges on other intangibles for 2019, 2018, or 2017. Accumulated impairment charges related to other intangibles as of January 1, 2017 were $21.2.

9. Other Liabilities

The Company’s Other Current Liabilities and Other Non-current Liabilities are comprised of the following as of December 31:

	2019	2018
Other current liabilities:
Accrued expenses	$4.9	$7.4
Payroll payable	2.9	6.1
Taxes payable	13.4	20.1
Contingent consideration	3.3	14.3
Other current payables and liabilities	86.4	15.5
Total other current liabilities	$110.9	$63.4

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

9. Other Liabilities (cont.)

	2019	2018
Other non-current liabilities:
Contingent consideration	$12.6	$18.8
Pension liability	1.5	1.3
Other non-current liabilities	5.1	6.0
Total other non-current liabilities	$19.2	$26.1

The majority of the balance of other current payables and liabilities relates to amounts due to related parties. Refer to Note 19 for additional information on related party balances.

10. Debt

The Company’s indebtedness was as follows as of December 31:

	2019	2018
Revolving credit facility (2018)
Prime rate 0.25%	7.7
Banker’s acceptances 1.5%	23.6	12.8
Libor 1.5%	33.9	30.8
Long-term Debt	$65.2	$43.6
Less: Current portion of long-term debt	—	—
	$65.2	$43.6
Working capital facility	—	13.8
Facility agreement	11.5	8.5
Sterling overdraft facility	3.1	—
Short-term Debt	$14.6	$22.3

Long Term Debt

On December 29, 2014, Vision 7 contracted a four-year term credit facility (“Credit Facility”) of 95 Canadian Dollars (CAD) ($81.7) with a financial institution. Borrowings under the Credit Facility can be in the form of letters of guarantee, bankers’ acceptances, Canadian rate advances, U.S. base-rate advances, U.S. dollar or British pound LIBOR advances, and bear interest accordingly, plus a premium based on certain financial ratios. The Credit Facility provides for a 35 CAD ($30.1) term loan and 60 CAD ($51.6) revolving operating credit facility. This Credit Facility, which was due to mature in December 2018, was fully repaid on the closing date of October 31, 2018. On that closing date, the new facility described below (with an agreement date of September 28, 2018) came into effect.

On September 28, 2018, Vision 7 and certain of its subsidiaries entered into a five-year revolving credit facility (“Revolving Credit Facility”) of 135 CAD ($104.6) with a financial institution. The Revolving Credit Facility includes a 65 CAD ($50.4) accordion revolver, available upon 60 days’ written notice, in addition to the 135 CAD ($104.6) of revolving credit. Borrowings under the facility can be in the form of letters of guarantee, bankers’ acceptances, Canadian rate advances, U.S. base-rate advances, U.S. dollar or British pound LIBOR advances, and bear interest accordingly, plus a premium based on certain financial ratios. Repayment is on a revolving basis, with the full amount due at maturity in September 2023. Under the terms of the Revolving Credit Facility the financial institution agreed to issue Letters of Credit not to exceed an aggregate amount of 10.0 CAD ($7.7), of which 3.0 CAD ($2.3) had been drawn upon by Vision 7 as at December 31, 2019.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

10. Debt (cont.)

Vision 7’s Revolving Credit Facility is secured by (i) security interests on all present and future assets of the borrowers under the facility and of Vision 7’s other material subsidiaries, except for the accounts receivables arising out of the sale of services to certain specified companies by Vision 7 and the subsidiary guarantors under the facility to, and (ii) a pledge of all issued and outstanding capital stock of the subsidiary guarantors under the facility; provided that no pledge will be given of (x) the issued and outstanding capital stock of any non-wholly-owned subsidiary of Vision 7 where such pledge is prohibited under the terms of such subsidiary’s organizational documents or shareholders’ agreement, (y) the issued and outstanding capital stock of any subsidiary of Vision 7 that does not carry on any business, has no assets and conducts no activity or (z) the issued and outstanding capital stock of any future subsidiary of any non-wholly owned subsidiary of Vision 7 where the parent of such subsidiary has taken without success reasonable steps to obtain such a pledge. Assets with a carrying amount of $0.5 ($0.4 in 2018) have been pledged to secure borrowings of Vision 7. In addition, Vision 7’s material subsidiaries pledged unconditional guarantees in respect of Vision 7’s obligations under this facility. Vision 7 is not allowed to pledge these assets as security for other borrowings or to sell them to a third party without the prior consent of the lenders. Assets held under capital leases are pledged to secure obligations under their corresponding lease agreements. Additionally, Vision 7 is subject to customary financial covenants in its credit facility agreement. Vision 7 is in compliance with all financial covenants at December 31, 2019 and 2018.

Interest expense related to long-term debt was $2.2, $1.6, and $1.4, for 2019, 2018, and 2017, respectively. The effective interest rate was 4.1% for 2019 and 5.1% for 2018. Debt issuance costs related to certain financing transactions are amortized through interest expense on a straight-line basis. The amortization of deferred finance costs included in interest expense was $0.1 for 2019 and $0.3 for 2018 and 2017. Total unamortized debt issuance costs were $0.4 as of December 31, 2019 and 2018.

In March of 2020, Vision 7 repaid $7.7 of its borrowings under the Vision 7 Credit Facility.

Short Term Debt

On November 11, 2017, Madhouse Shanghai Jingdao Advertising Co., Ltd. (Shanghai Jingdao), a previously wholly-owned subsidiary of Madhouse, entered into a one-year Working Capital Loan Agreement (Working Capital Loan) with SPD Silicon Valley Bank and Shanghai Pudong Development Bank. The Working Capital Loan, which is denominated in RMB, is due in full at maturity and bears interest at 6.2%. The Working Capital Loan is secured by the accounts receivable of Shanghai Jingdao. The outstanding amount was 95 RMB ($13.8) as of December 31, 2018. This Working Capital Loan is not reflected in the 2019 Combined Balance Sheet as a result of the Reorganization described in Note 4.

On November 29, 2017, Madhouse Co. Limited, a wholly-owned subsidiary of Madhouse, entered into a 42.5 RMB ($6.5) one year revolving credit Facility Agreement (“Facility Agreement”) for working capital loans with SPD Silicon Valley Bank. Repayment is on a revolving basis, with the full amount due at the final maturity date. Madhouse made a drawdown in the full amount as of December 31, 2017. On November 29, 2018, the facility was extended for another year and amended to an amount of 58.3 RMB ($8.5). As of December 31, 2018, Madhouse had made a drawdown in the full amount of $8.5. On June 26, 2019, the facility was extended again for an additional year to June 25, 2020 and amended to provide an aggregate principal amount of up to $11.5. Madhouse, Shanghai Jingdao, and Shanghai Yidong Information Technology Co., Ltd., a subsidiary of Shanghai Jingdao, provided guarantees for the credit facility.

Madhouse is subject to certain customary covenants associated with the Facility Agreement. As of December 31, 2019 and 2018, Madhouse was in compliance with all such covenants.

On September 25, 2019, WAS entered into an overdraft credit facility (“Sterling Overdraft Facility”) with a limit of 5 GBP ($5.8) with HSBC. The uncommitted Sterling Overdraft Facility bears interest of 1.96% over the Base Rate on the debit balance of the Facility up to the limit. Amounts drawn on the Facility are repayable on demand. As of December 31, 2019, the outstanding amount was 2.3 GBP ($3.1). For the period ended December 31, 2019 the effective interest rate was 0.75%.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

10. Debt (cont.)

Future Principal Repayments

Future principal repayments of these obligations for the years ended December 31, and in aggregate, are scheduled as follows based on the book value as of December 31, 2019:

Period of future principal repayment
2020	14.6
2021	—
2022	—
2023	65.2
2024 and thereafter	—
$79.8

11. Leases

We lease office space and equipment under operating leases and capital lease agreements that expire at various dates. Office leases may provide for additional renewal periods at our option. In circumstances where the exercise of the renewal option is reasonably assured at the inception of the lease, the renewal period is included in the determination of the lease term. Additionally, office leases may include scheduled rent increases and concessions, such as rent abatements and landlord incentives, and tenant improvement allowances. Scheduled rent increases are recognized on a straight-line basis over the lease term. Concessions are recorded as deferred rent and are amortized to rent expense on a straight-line basis over the lease term. Certain office leases require payment of real estate taxes and other occupancy costs. These costs are not included in rent expense. Leasehold improvements made at inception or during the lease term are amortized over the shorter of the asset life or the lease term.

Rent expense was as follows:

	2019	2018	2017
Operating leases:
Office rent expense	$13.4	$12.2	$11.7
Less third party sublease rent	1.0	0.6	0.7
	12.4	11.6	11.0
Equipment rent expense	0.1	0.4	0.4
	$12.5	$12.0	$11.4

Future minimum non-cancellable operating lease payments for the periods ended December 31 and in aggregate, are as follows:

Future minimum non-cancellable lease payments	Operating
2020	13.3
2021	12.5
2022	10.0
2023	8.3
2024 and thereafter	12.1
$56.2

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

12. Accumulated Other Comprehensive Income

The following table discloses changes in the balances of each component of accumulated other comprehensive income as of December 31:

	Net unrealized losses on post-retirement benefits	Foreign currency translation adjustments
Balance at January 1, 2018	$(0.2)	$9.0
Other comprehensive income	—	(21.3)
Balance at December 31, 2018	$(0.2)	$(12.3)
Other comprehensive income	(0.1)	6.6
Madhouse Reorganization	—	2.4
Balance at December 31, 2019	$(0.3)	$(3.3)

No income tax is associated with foreign currency translation. Income taxes related to changes in defined benefit plans were nil in 2019, 2018, and 2017.

13. Income Taxes

The Company has historically not been included in BFICG’s consolidated income tax return filings in any filing jurisdiction. Income taxes are computed and reported herein under the separate return method. The separate return method applies the accounting guidance for income taxes to the Combined Financial Statements as if Blue Impact were a separate taxpayer and a standalone enterprise, with income tax expense computed by each individual tax paying component. The Company is subject to regulation under a wide variety of U.S. federal, U.S. state and non-U.S. tax laws, regulations and policies. Changes to these laws or regulations may affect our tax liability, return on investments and business operations. Our principal foreign jurisdictions include the United Kingdom, Hong Kong, Canada and China.

Combined earnings before income taxes

Income before income taxes for the periods ended December 31 was as follows:

	2019	2018	2017
U.S.	$10.2	$2.6	$4.1
International	40.0	45.5	23.1
	$50.2	$48.1	$27.2

Combined (benefit) provision for income taxes

Income tax (benefit) provision for the periods ended December 31 was as follows:

	2019	2018	2017
Current Expense (Benefit):
U.S. Federal	$0.6	$1.0	$0.8
U.S. State and local	0.2	0.2	—
International	12.8	15.1	10.6
Total current income tax provision	13.6	16.3	11.4
Deferred Expense (Benefit):
U.S. Federal	$1.3	$(0.7)	$(0.2)
U.S. State and local	0.2	(0.2)	(0.2)
International	0.4	(1.1)	(1.0)
Total deferred income tax provision (benefit)	1.9	(2.0)	(1.4)
Total income tax provision	$15.5	$14.3	$10.0

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

13. Income Taxes (cont.)

The U.S. federal deferred tax provision (benefit) primarily relates to a remeasurement of contingent consideration related to Eleven LLC in 2019 and benefits associated with intangible assets and utilization of net operating losses in 2018 and 2017. The International deferred tax provision (benefit) primarily relates to benefits associated with intangible assets.

Reconciliation of US Federal Statutory income tax rate to actual income tax rate

The reconciliation from the statutory U.S. federal income tax rate to our effective tax rate is as follows:

	2019	2018	2017
Income before income taxes	$50.2	$48.1	$27.2
Statutory U.S. federal income tax (at 21% in 2019 and 2018; 35% in 2017)	10.5	10.1	9.5
State and local income tax, net of federal benefit	0.3	—	—
Effect of U.S. Tax Act	—	—	(0.3)
International tax rate differentials	(3.6)	(3.1)	(3.8)
Change in tax status	—	—	(0.3)
Movement in valuation allowance	1.2	(0.7)	1.2
Income taxable to partner	—	—	(0.6)
Deferred tax remeasurement	—	—	(0.2)
Unrecognized tax benefits	7.8	5.8	3.5
Non-deductible (non-taxable) and other	(0.7)	2.2	1.0
Total income tax expense	$15.5	$14.3	$10.0
Effective tax rate	31%	30%	37%

The international tax rate differentials are primarily attributed to our earnings in the U.K., Hong Kong, Canada, and China being taxed at different rates than the U.S. statutory tax rate. Please refer to the Tax Holidays section further below in Note 13 for additional discussion.

Deferred Income Taxes

Deferred income taxes are provided for the effects of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax purposes. The components of deferred tax assets and liabilities at December 31 were as follows:

	2019	2018
Deferred tax assets:
Non-capital losses	$3.9	$7.1
Tax credit	0.1	0.1
Deferred lease inducements	0.6	0.7
Investment in partnerships	—	0.2
Fixed assets	0.2	0.1
Accrued Vacation	—	0.1
Intangible assets	—	0.3
Other	0.6	0.6
Deferred tax assets, gross	5.4	9.2
Valuation Allowance	(0.9)	(4.5)
Total deferred tax assets, net	$4.5	$4.7

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

13. Income Taxes (cont.)

	2019	2018
Deferred tax liabilities:
Fixed assets	$(1.2)	$(1.1)
Intangible assets	(17.2)	(15.7)
Tax credits	(0.2)	(0.1)
Prepaid expenses	(0.1)	(0.1)
Other	(1.7)	(1.1)
Deferred tax liabilities	(20.4)	(18.1)
Total deferred tax asset (liability)	$(15.9)	$(13.4)

Classified as follows:
Deferred tax asset	$0.3	$1.4
Deferred tax liability	(16.2)	(14.8)
Total deferred tax asset (liability)	$(15.9)	$(13.4)

Deferred tax assets decreased by $0.2 between December 31, 2019 and 2018. The decrease is primarily attributable to usage and expiration of net operating losses in various jurisdictions.

Deferred tax liabilities increased by $2.3 between December 31, 2019 and 2018. The increase was primarily attributable to the remeasurement of contingent consideration related to the Eleven LLC acquisition.

The Company maintains a valuation allowance where it is more-likely-than-not that all or a portion of a deferred tax asset may not be realized. Changes in the valuation allowances are included in the Company’s income tax provision in the period of change. In determining whether a valuation allowance is required, the Company evaluates such factors as prior earnings history, expected future earnings, reversal of existing taxable temporary differences, carry back and carry forward periods and tax planning strategies that could potentially enhance the likelihood of the realization of a deferred tax asset. The valuation allowance of $0.9 and $4.5 at December 31, 2019 and 2018, respectively, relates to tax losses in the following jurisdictions: New York State, New York City, California, Germany, China, and Hong Kong. The valuation allowance decreased by $3.6 between December 31, 2019 and 2018. The decrease was primarily attributable to the removal of net operating losses and corresponding valuation allowance as a result of the deconsolidation of the Jingdao Group entities as described in Note 4.

Net Operating Losses

The Company has net operating loss carryforwards for tax purposes (NOLs) and other deferred tax benefits that are available to offset future taxable income.

The Company’s gross NOLs for tax return purposes are as follows:

	2019	2018
U.S. NOLs	$36.6	$36.1
Non-U.S. NOLs	4.1	18.1
Total	$40.7	$54.2

The U.S. net operating loss carry forwards relate to both Federal and State jurisdictions and expire in various years ending from December 31, 2026 to December 31, 2040. The Non-U.S. net operating loss carry forwards include those generated in the following jurisdictions: UK, Hong Kong, Canada, China, and Germany. The operating loss carryforwards in Canada expire between 2036 and 2038. The operating losses in the UK, Hong Kong, and Germany are carried forward indefinitely. The US (federal and state) operating loss carry forwards and credits are subject to Internal Revenue Code Section 382 or similar provisions. For 2018, the table above reflects gross NOLs for tax return purposes, which are different from financial statement NOLs as the Company’s intention is to settle additional income taxes from tax contingencies with the net operating loss carry forwards.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

13. Income Taxes (cont.)

Undistributed Earnings

U.S. and international taxes have not been recorded on accumulated temporary differences, a significant portion of which relates to unremitted earnings and Cumulative Translation Adjustment (“CTA”), of certain subsidiaries. Although certain foreign subsidiaries earnings are subject to U.S. taxation under the U.S. Tax Act, which also repeals U.S. taxation on subsequent repatriations, we continue to invest substantially all of our foreign subsidiary earnings, as well as our capital in our foreign subsidiaries, indefinitely outside of the U.S. in those jurisdictions. These amounts represent earnings reinvested as part of the Company’s ongoing international businesses. It is not practicable to estimate the amount of taxes that might be payable on the possible remittance of earnings that are intended to be reinvested indefinitely.

Tax Holidays

The Company was granted a tax holiday in China by the Chinese taxing authority for one of its software/technology subsidiaries. Beginning January 1, 2019, the Company will receive a full tax exemption in 2019 and 2020, and a 50% rate reduction in 2021, 2022 and 2023. The impact of this tax holiday decreased foreign taxes by $3.3 for the period ended December 31, 2019.

Unrecognized Tax Benefits

The Company is subject to income taxes in the United States (federal and state) and numerous foreign jurisdictions including the United Kingdom, Hong Kong, China and Canada. Significant judgment is required in evaluating the Company’s tax positions and determining our provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. The Company establishes reserves for tax-related uncertainties based on estimates of whether, and the extent to which, additional taxes will be due. These reserves are established when we believe that certain positions might be challenged. The Company adjusts these reserves in light of changing facts and circumstances, such as the outcome of tax audits. The provision for income taxes includes the impact of reserve provisions and changes to reserves that are considered appropriate.

A reconciliation of our unrecognized tax benefits at December 31 is:

	2019	2018	2017
Gross unrecognized tax benefits as of January 1	$12.4	$7.3	$3.4
Current year tax positions	7.8	5.8	3.5
Reduction from reorganization	(17.8)
Effects of foreign currency	(0.2)	(0.7)	0.4
Gross unrecognized tax benefits as end of period	$2.2	$12.4	$7.3

As a result of the restructuring mentioned in Note 4, a portion of the tax liability was transferred to Blue Valor. Consequently, the unrecognized tax benefits liability was reduced for the period ended December 31, 2019.

The balances of unrecognized tax benefits as of December 31, 2019, 2018 and 2017 relate primarily to the determination of nexus of income among various tax jurisdictions. Of the total unrecognized tax benefits as of December 31, 2019, 2018 and 2017, $2.2, $12.4 and $7.3, respectively, represent the amounts that, if recognized, may impact the effective income tax rate in future periods.

The Company recognizes interest related to unrecognized tax benefits in income tax expense. As of December 31, 2019, 2018 and 2017, the Company recorded interest of $0.8, $0.5 and $0.3, respectively. The Company estimates that it is reasonably possible that the total amount of unrecognized tax benefits will not materially change within the next twelve months.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

13. Income Taxes (cont.)

The Internal Revenue Service has completed its examination of our federal tax returns through 2015. Tax returns in the United Kingdom and Hong Kong have been examined through 2014. The Company is currently under examination by the taxing authorities including the United Kingdom tax authorities, and New York City Department of Finance. The Company anticipates that it is reasonably possible that new tax matters could be raised by taxing authorities that may require increases or decreases to the balance of unrecognized tax benefits; however, an estimate of such increase or decreases cannot be made.

Vision 7 has certain Canadian subsidiaries that have been under an audit by the Canadian Revenue Agency (“CRA”) since 2016 for the tax years 2013 to 2015. In mid-February 2019, these subsidiaries received a draft notice of assessment from the CRA, where the deductibility and valuation of certain expenses related to the sale of the company in 2014 were challenged. In mid-October 2019, these subsidiaries received a final notice of assessment from the CRA. Vision 7 and the former owners of Vision 7 jointly dispute this position by filing a notice of objection to the CRA. As part of filing the notice objection, an amount of $0.1 was paid to the CRA during the year 2019 and subsequent to year-end, the Company has paid an aggregate amount totaling $1.1 to the CRA and to the Quebec Revenue Agency. Based on the Company’s view of the likely outcome of the appeals process, Vision 7 expects to recover the total amounts paid and has not recorded any tax provision related to this matter. The amount paid is included in the other non-current assets item on the balance sheet.

U.S. Tax Act

On December 22, 2017, the U.S. Tax Act was enacted into law. The U.S Tax Act reduced the U.S. federal statutory income tax rate to 21% from 35% for tax years beginning after December 31, 2017 and made several changes to existing tax law that affect our tax assets and liabilities related to previously reported taxable income. The significant changes require that we record tax expense on the accumulated earnings of our foreign subsidiaries and adjust our previously reported deferred tax positions to reflect the impact of the revised statutory federal rate as of the enactment date. As part of the U.S. Tax Act, the U.S. has enacted the tax on global intangible low-taxed income (“GILTI”), created a base erosion anti-abuse tax (“BEAT”), and established a deduction for foreign-derived intangible income (“FDII”).

The U.S. Tax Act also enhanced and extended the option to claim accelerated depreciation deductions by allowing full expensing of qualified property, primarily equipment, through 2022, expanded the scope of non-deductible expenses such as executive compensation and removed the domestic production activities deduction.

The impact of the U.S. Tax Act was recorded in 2017 and includes additional guidance issued by the U.S. Department of the Treasury. The U.S. Tax Act requires complex computations to be performed that were not previously required by U.S. tax law, significant judgments to be made in interpretation of the provisions of the U.S. Tax Act, significant estimates in calculations, and the preparation and analysis of information not previously relevant or regularly produced. The U.S. Treasury Department, the IRS, and other standard-setting bodies will continue to interpret or issue guidance on how provisions of the U.S. Tax Act will be applied or otherwise administered. We may make adjustments to amounts that we have previously recorded that may materially impact our provision for income taxes in the period in which the adjustments are made as future guidance is issued.

We are required to account for the effect of U.S. federal tax rate changes on our deferred tax balances by measuring deferred tax assets and liabilities at the rate at which they are expected to reverse in the future, which as a result of the U.S. Tax Act is 21%. The amount for the remeasurement of our deferred tax assets and liabilities reduced income tax expense by $0.3 at December 31, 2017.

The territorial tax system will allow us to repatriate future earnings of our foreign subsidiaries without incurring additional U.S. tax by providing a 100% dividend exemption. However, while the change to a territorial system limits U.S. federal income tax to domestic earnings, foreign source income is subject to tax by the appropriate foreign jurisdiction at the local rate, which, in certain jurisdictions, may be higher than the U.S. federal statutory income tax rate of 21%. As a result, the foreign tax rate differential will cause our effective tax rate to be higher than the U.S. federal statutory income tax rate.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

13. Income Taxes (cont.)

The U.S. Tax Act imposes a one-time transition tax on our accumulated foreign earnings at December 31, 2017. We have not recorded an amount of income tax expense for the transition tax as there was no U.S. shareholder of a specified foreign corporation as at December 31, 2017.

14. Employee Benefits

Defined Contribution Plans

The Company maintains several defined contribution plans. Vision 7 maintains a 401 K plan for eligible employees residing in the United States. Under the plan, at the Company’s discretion, it may contribute up to 25% of an employee’s contribution. Vision 7 recorded contributions of $0.3 in 2019, and $0.1 in 2018 and 2017. WAS sponsors a defined contribution plan and recorded contributions totaling $0.5, $1.6, and $2.4, in 2019, 2018, and 2017, respectively. Fuse sponsors a defined contribution plan under which participants may defer a percentage of their salary into the plan with Fuse matching the participant contributions as defined in the benefit plan documents. Matching contributions of $0.3, $0.4, and $0.3 were made into the plan for 2019, 2018, and 2017, respectively. There were no significant changes during the periods presented to these defined contribution plans.

Defined Benefit Pension Plans

WAS sponsors certain defined benefit pension plans, many of which are required by local regulatory requirements. WAS may deposit funds for these plans with insurance companies, third party trustees or into government-managed accounts consistent with local regulatory requirements, as applicable.

Total defined benefit plan pension expenses incurred by WAS for these plans were $0.5, $0.3, and $0.4, for 2019, 2018, and 2017, respectively. The aggregate net liability for WAS’ defined benefit plans as of December 31, 2019 and 2018 was $1.5 and $1.3, respectively.

15. Share-Based Payments

Limited Share Option Plan

In connection with a previous acquisition, Vision 7 created a plan for the limited purpose of enabling employees, directors and officers of the acquired company to exchange existing in-the money performance options of the acquired company with fully vested options to purchase shares of Vision 7. No additional rights under this plan shall be created or granted by Vision 7 and all rights expire on December 30, 2024.

The following table summarizes the share option plan activity:

	2019 Number	Weighted average exercise price 2019 ($)	2018 Number	Weighted average exercise price 2018 ($)
Balance – Beginning of period	147,895	2.64	226,375	2.69
Exercised	(100,115)	2.79	(75,980)	2.78
Forfeited	—	—	(2,500)	3.16
Balance – End of period	47,780	2.74	147,895	2.64

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

15. Share-Based Payments (cont.)

The following table summarizes the information about share options outstanding and exercisable as at December 31, 2019:

	Options outstanding and exercisable as at December 31, 2019
Exercise price ($)	Number	Weighted average remaining contractual life/years
2.18	25,300	5
3.33	20,480	5
3.79	2,000	5
	47,780	5

Share Option Plan

In December 2015 Vision 7 implemented a new share option plan. Under this new plan, employees at Vision 7 may be granted share options in respect of Vision 7’s class C common shares up to an aggregate maximum of 1,746,536 shares. For the options granted in 2015, the first tranche vests immediately while the remaining four tranches vest over a four-year period. For the options granted in 2017, the options vest over a five-year period. The contractual term of these options is ten years from the date of grant. Compensation costs were $0.5, $0.6, and $0.7 in 2019, 2018, and 2017, respectively, and were included in the Combined Statements of Income and Comprehensive Income. The fair value of options vested during the year was $2.3 per option.

The fair value of options granted was determined using the Black-Scholes option pricing model with the following weighted average assumptions:

	Periods ended December 31,
	2019	2018
Risk-free interest rate	1.86%	2.1%
Volatility	25.4%	29.2%
Dividend yield on shares	Nil	Nil
Expected life	2.5	4.5 years
Share price	$12.20	$8.51
Fair value per option at the grant date	$2.25	$2.07

Option valuation models require the input of highly-subjective assumptions, including the expected share price volatility. Any changes in the subjective input assumptions can affect the fair value estimate. Expected share price is determined using a formulaic approach that incorporates a multiple of EBITDA. Volatility used is based on public companies operating in the same industry. The expected life is based on provisions in the shareholders’ agreement where 20% of all options can be sold to Vision 7’s majority shareholder each year starting in December 2019.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

15. Share-Based Payments (cont.)

The following table summarizes the share option plan activity during the period:

	2019 Number	Weighted average exercise price 2019	2018 Number	Weighted average exercise price 2018
Balance outstanding – Beginning of period	1,714,036	7.49	1,315,000	7.22
Exercised	(7,000)	7.61	(8,500)	7.23
Granted	10,000	12.20	526,536	8.08
Forfeited	(23,000)	8.42	(119,000)	7.23
Balance outstanding – End of period	1,694,036	7.43	1,714,036	7.49
Exercisable – End of period	1,133,307	6.98	800,000	6.47

The weighted average remaining contractual life of options exercisable as of December 31, 2019 is 6.3.

The following table summarizes the information about share options outstanding as at December 31, 2019:

Exercise price ($)	Number of options	Weighted average remaining contractual life (in years)
6.76	937,500	5.9
7.61	232,500	7.1
8.49	514,036	8.6
12.20	10,000	9.0
	1,694,036	6.9

The following table summarizes the information about share options outstanding as at December 31, 2018:

Exercise price ($)	Number of options
6.42	937,500
7.23	250,000
8.07	514,036
8.66	12,500
1,714,036

The share option plans described in this note contain some clauses that could require Vision 7’s majority shareholder, Blue Valor, to redeem for cash the value of the options outstanding upon occurrence of liquidation events as defined in the plans’ document.

Cash used to settle equity instruments granted under share-based payments during the year was $0.1 for 2019 and 2018. Cash received from the exercise of options during the period was $0.3 and $0.3 for the periods ended December 31, 2019 and 2018, respectively. The weighted average fair value of options when exercised was $3.1 and $3.4 for the periods ended December 31, 2019 and 2018, respectively. As of December 31, 2019 there was $0.6 in unrecorded share-based payment expense to be recognized in future periods. The weighted average period over which these unrecognized costs will be recognized is 1.8 years.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

15. Share-Based Payments (cont.)

Share Purchase Financing Plan

As part of a previous acquisition by Vision 7, loans that were originally provided to certain employees as a financing arrangement for the purpose of facilitating the purchase of the acquiree’s shares by certain employees were amended. In this regard, Vision 7 modified the interest-free loans of certain participants to extend their maturity date from December 2014 to December 2019. Each participant has provided a personal guarantee covering up to 25% of their loan. Since the value of shares ultimately held by these employees and given as guarantee of the loans are significantly higher than their respective loan and compensation regarding such loans was already accounted for in the acquired company, the plan has not been accounted for as a share-based compensation plan.

In May 2016, Vision 7 implemented a financing arrangement for an aggregate amount of $0.2 for the purpose of facilitating the purchase of 46,823 Vision 7’s class A shares by a senior executive. In this regard, Vision 7 entered into an interest-free loan with this participant, which is reimbursable by December 2021 and covers 90% of the shares purchased. The participant has provided a personal guarantee covering up to 25% of his loan.

Given the foregoing, Vision 7 originally accounted for the share purchase financing plan as follows: 25% of the amount loaned as other long-term assets, and the remaining 75% of the amount loaned as a reduction of equity. The share-based compensation costs related to the equity portion of the financing has been estimated using the Black-Scholes valuation model. The non-guaranteed portion of all loans representing an amount $0.2 in 2019 and 2018 is presented as a reduction of net parent investment.

16. Commitments, Contingencies, and Guarantees

In the ordinary course of business, the Company is involved in various legal proceedings. Management does not presently expect that these proceedings will have a material adverse effect on the results of operations or financial position.

On December 7, 2016, Vision 7 started to perform media placement business on behalf of Horizon Media Canada (“HMC”) to serve a Canadian client of the latter. As such, Vision 7 had to provide to HMC’s media suppliers a guarantee of obligation fulfillment for the execution of media buys undertaken on behalf of HMC’s client. The guarantee has been provided by Vision 7’s principal financial institution for a maximum amount of $6.5.

Vision 7 shall never exceed $9.2 in liability in connection with media buys on behalf of HMC’s media suppliers. In return, HMC’s parent company, Horizon Media Inc. (USA), had to provide Vision 7 with an equivalent guarantee that it will fulfill its obligations to Vision 7 or any of its involved subsidiaries. During fiscal year 2017, Horizon Media LP (“HMLP”) was created and since then, media buys are made on behalf of HMLP, which is now serving directly the Canadian client. Therefore, the guarantee of $6.6 is now provided for HMLP.

17. Fair Value Measurements and Financial Instruments

Fair Value of Financial Instruments

Cash and cash equivalents, restricted cash, contingent consideration, equity investments not accounted for under the equity method or measurement alternative, and AFS debt securities are measured by the Company at fair value on a recurring basis. Receivables, accounts payable, and accrued expenses are reflected in the combined financial statements at carrying values that approximate fair values because of the short-term maturities of these financial instruments.

Valuation Techniques and Assumptions Applied for the Purposes of Measuring Fair Value

The Company must maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company primarily applies the income approach for recurring fair value measurements. Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

17. Fair Value Measurements and Financial Instruments (cont.)

The fair value of financial assets and liabilities by level of hierarchy was as follows, as at December 31:

	2019
	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	75.7	—	—	75.7
Restricted cash	0.5	—	—	0.5
Loans granted to employees		0.1	—	0.1
Equity investments			3.0	3.0
	$76.2	$0.1	$3.0	$79.3
Liabilities
Contingent considerations	—	—	15.9	15.9
	—	—	$15.9	$15.9

	2018
	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	84.4	—	—	84.4
Restricted cash	0.5	—	—	0.5
Notes accounted for at fair value	—	0.9	—	0.9
	$84.9	$0.9	—	$85.8
Liabilities
Contingent considerations	—	—	33.1	33.1
	—	—	$33.1	$33.1

Reconciliation of Level 3 fair value financial liabilities:

	2019	2018
Balance – beginning of period	$33.1	$7.3
Acquisitions	—	23.5
Interest accretion	3.7	1.7
Revaluation	(6.5)	1.5
Payments	(15.6)	(0.6)
Foreign exchange rate differences	1.2	(0.3)
Balance – end of period	$15.9	$33.1
Current portion	(3.3)	(14.3)

Equity Investments

Effective January 1, 2019, the Company adopted ASU 2016-01, which requires the Company to measure all equity investments that do not result in consolidation and are not accounted for under the equity method at fair value and recognize any changes in earnings. Upon adoption, the Company recognized a cumulative adjustment to the investment and net parent investment line items of $0.1. Prior to adoption of ASU 2016-01, these investments were measured at cost.

As of period end, the aggregate fair value and cost of equity investments measured on a recurring basis at fair value were $1.5 and $1.0, respectively. For the period ended December 31, 2019, the Company recognized net gains on these investments of $0.4 in the other income.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

17. Fair Value Measurements and Financial Instruments (cont.)

Notes Accounted for at Fair Value

The Company held two convertible notes at the beginning of the period. During the period, one of these notes was repaid in cash and the second note was converted to an equity investment, which is now measured at fair value on a non-recurring basis under the measurement alternative. These notes were previously presented at fair value in the Other Current Assets line item of the Combined Balance Sheets in accordance with Management’s election to account for the notes under the fair value option (amortized cost and fair value of $0.9 and $0.9 respectively as of December 31, 2018). For the period ended December 31, 2019, the Company recognized net losses of $0.2 in other expenses relating to these investments. No additional gains or losses were recognized upon conversion.

Contingent Consideration

Interest accretion and revaluation of contingent consideration are recorded in operating costs in the Combined Statements of Income and Comprehensive Income. Future anticipated payments in respect of contingent considerations are recorded at fair value, which is the present value of the expected cash outflows of the obligations. The obligations are dependent on the future financial performance of the acquired entities and it is assumed that future profits are in line with the Company’s estimates. The Company derives its estimates from internal business plans together with financial due diligence performed in connection with the acquisition.

As at December 31, 2019, the weighted average growth rate in estimating future financial performance (EBIT) for acquired businesses ranged from 10% to 84.4%. These rates reflect the prevalence of recent acquisitions in the faster-growing markets and new media sectors. The risk adjusted discount rate applied to contingent consideration obligations at December 31, 2019 ranged from 13% to 25.8%. Changes in these inputs could significantly affect the amount of contingent consideration recognized by the Company.

For contingent consideration relating to acquisitions in the Vision 7 segment, a five-percentage point decrease in the growth rate in estimated future financial performance would decrease the contingent consideration liabilities due to earn out agreements by $2.0 while a five-percentage point increase in the growth rate in estimated future financial performance would increase the contingent consideration liabilities due to earn out agreements by $2.1. A one percentage point increase or decrease in the risk adjusted discount rate would decrease or increase the contingent consideration liabilities by $0.2.

Increases in these liabilities would result in a loss in the revaluation of financial instruments, while decreases would result in a gain in the Combined Statements of Income and Comprehensive Income.

Financial Instruments That Are Not Measured at Fair Value on a Recurring Basis

The Company elects the measurement alternative for certain investments in equity securities. Under this alternative, investments are measured at cost less impairment, if any, adjusted upwards or downwards for observable price changes in orderly transactions. Observable price changes include relevant transactions such as capital raises by entities in which the Company holds an investment. As of period end, the aggregate fair value and cost of equity investments measured on a non-recurring basis at fair value were $1.5 and $1.3, respectively. For the period ended December 31, 2019, the Company recognized net gains on these investments of $0.4 in the other income.

Financial Instruments That Are Not Measured at Fair Value

The Company’s debt is not measured at fair value and no actively quoted market prices are available to determine the fair value of the debt. See Note 10 for further information on debt.

Non-financial Instruments Measured at Fair Value on a Nonrecurring Basis

The Company’s non-financial assets, such as goodwill, intangible assets, and property and equipment are adjusted to fair value only when an impairment charge is recognized. Such fair value measurements are based predominantly on Level 3 inputs.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

18. Segments

The Company considers a component to be an operating segment if that component (i) engages in business activities from which it earns revenues and incurs expenses, (ii) has discrete financial information, and is (iii) regularly reviewed by the CODM to assess performance and make resource allocation decisions. Once operating segments are identified, the Company performs a quantitative analysis of the expected and historic average long term profitability for each operating segment, together with an assessment of the qualitative characteristics to determine if aggregation of its operating segments is consistent with the principles detailed in the authoritative guidance. The Company determined that it has five reportable segments. While in some cases the Company’s reporting segments provide the same or similar service offerings, Management has chosen to organize reportable segments by company and therefore, Vision 7, Madhouse, WAS, Metta and Fuse are each considered a segment. Indigo is included within the WAS. The following are descriptions of the Company’s reportable segments.

●	The Vision 7 reportable segment, headquartered in Canada, is a comprehensive marketing communications family of agencies providing services across media services with a focus on digital media and data-driven solutions. Vision 7 brings together its agencies in a unique integrated service model, physically housed at campuses in Toronto, Montreal, Vancouver and Quebec City. Vision 7’s path to its current streamlined reorganization began in 2010 and resulted in a structure comprising seven globally-recognized and award-winning agencies. Its integrated service model has enabled Vision 7 to provide strong, coordinated, client-focused service, share customer information across agencies, geographies and media services to enable better cross-selling opportunities, transfer best practices across the group to enhance core competencies and realize significant cost synergies.

●	The Madhouse reportable segment, headquartered in Shanghai, China, is a leading mobile-focused media purchasing and performance agency. Madhouse primarily purchases advertising space on non-Chinese digital media channels, such as Google and Facebook, on behalf of companies based in China looking to market their products and services to consumers outside of China. Madhouse also provides mobile phone-based advertising services for non-Chinese advertisers operating in China and targeting Chinese consumers. Madhouse also offers a wide range of branding services, including consulting, development, strategic planning, management and marketing of brands for businesses as well as individuals. Madhouse’s primary clients include Chinese gaming, product and technology clients who mostly generate their sales and revenue through mobile internet channels, including app stores and eCommerce sites such as Amazon. It also serves international brands targeting Chinese consumers via in-app advertising in China.

●	The WAS reportable segment, headquartered in the United Kingdom, is a specialized social media agency that provides social media marketing services across five continents and twelve countries. WAS offers social media strategy, creative development, content production and marketing consultancy focusing on helping clients create and extend their product and brand strategies in social media.

●	The Metta reportable segment, headquartered in Hong Kong, works with leading corporations in China’s Greater Bay Area to provide marketing strategy, advertising campaigns and media buying services to solidify and build their identities. Metta also works with other reportable segments in North America and Europe to provide advertising and marketing services for international clients who want to target Chinese consumers and companies.

●	The Fuse reportable segment, headquartered in San Francisco, provides industrial, digital and environmental design services, as well as strategic consulting, branding, packaging and creation of user interfaces and experiences. Fuseproject’s services enable its clients to build or enhance their reputations for leading-edge thought and design across their branding and operations by presenting a cohesive image to consumers.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

18. Segments (cont.)

The profitability measure employed by our CODM for allocating resources to operating divisions and assessing operating division performance is operating income. All five reportable segments follow the same basis of presentation and accounting policies as those described in Note 2. The Company does not have an All Other or Corporate category. Summarized financial information concerning our reportable segments is shown in the following tables. Revenue is presented in the segment where the service is rendered. For the period ended December 31, 2019, revenues for Vision 7, WAS, and Metta included intersegment revenues of $0.8, $0.2, and $1.4, respectively.

	Annual periods ended December 31,
	2019	2018	2017
Revenue:
Vision 7	280.4	251.3	203.8
WAS	117.5	109.1	85.5
Madhouse	35.4	45.0	27.3
Metta	13.1	15.1	14.2
Fuse	29.9	30.2	29.3
Total	$476.3	$450.7	$360.1
Segment Operating Income (Loss):
Vision 7	23.0	11.8	10.4
WAS	7.9	9.2	4.0
Madhouse	17.7	25.9	8.6
Metta	1.1	1.0	1.6
Fuse	6.6	5.7	6.4
Total	$56.3	$53.6	$31.0
Income Tax Provision:
Vision 7	4.8	2.0	2.3
WAS	2.0	2.7	1.4
Madhouse	6.8	7.7	5.0
Metta	0.6	0.4	0.3
Fuse	1.3	1.5	1.0
Total	$15.5	$14.3	$10.0
Depreciation and Amortization:
Vision 7	8.8	7.1	6.4
WAS	2.2	1.9	1.9
Madhouse	1.6	1.6	1.7
Metta	0.5	0.5	0.5
Fuse	1.3	1.3	1.4
Total	$14.4	$12.4	$11.9
Capital Expenditures:
Vision 7	(3.9)	(2.4)	(1.5)
WAS	(2.1)	(2.0)	(1.1)
Madhouse	—	—	—
Metta	—	—	(0.1)
Fuse	(0.2)	(0.2)	(0.3)
Total	$(6.2)	$(4.6)	$(3.0)

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

18. Segments (cont.)

	As of December 31,
	2019	2018
Assets:
Vision 7	421.5	392.2
WAS	140.8	135.4
Madhouse	521.7	393.3
Metta	26.4	28.3
Fuse	49.4	51.9
Total	$1,159.8	$1,001.1

Each of the Company’s five reportable segments has its principle operations based in a different country or region. The principal places of operations for Vision 7, Madhouse, WAS, Metta, and Fuse are Canada, China, the United Kingdom, Hong Kong, and the USA, respectively. Each entity additionally has operations in nations outside of its principal place of operations. However, revenues from external customers and long-lived assets are not tracked by nation. As such, it is impracticable for the Company to present geographic information and therefore, in accordance with FASB ASC Topic 280, Segment Reporting (“ASC 280”), no such information is disclosed.

Refer to Note 3 for information on revenue disaggregated by principal activity in each segment.

19. Related Parties

Madhouse receives services and makes advertisement purchases from BFICG and its subsidiaries and expenses related to these transactions were $1,562.9, $985.8, and $302.1 for 2019, 2018, and 2017, respectively, which are presented in revenue, excluding billable expenses. The terms of these purchases are substantially similar to those received by BFICG for such purchases. For 2019, the Company had additional related party expenses of $1.0. The Company also provided services to related parties and recognized revenues related to these transactions in the amounts of $9.7, $10.4, and $11.7, for 2019, 2018, and 2017, respectively. These amounts are included in revenue, excluding billable expenses.

The Company has amounts due from certain related parties of $121.4 and $38.4, as of December 31, 2019 and 2018, respectively. The amounts are classified in the Combined Balance Sheets as follows:

	2019	2018
Receivables	$5.2	$33.9
Other non-current assets	—	0.8
Other current assets	30.0	3.0
Unbilled WIP	—	0.7
Contract assets	86.2	—

The Company has amounts due to related parties of $194.2 and $172.1 as of December 31, 2019 and 2018, respectively. These amounts are classified in the Combined Balance Sheets as follows:

	2019	2018
Accounts payable	$127.1	$158.4
Other current liabilities	67.1	13.7

Other current liabilities are non-interest bearing working capital related arrangements.

Blue Impact Business
Notes to the Combined Financial Statements
(In millions)

20. Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through May 15, 2020, the date at which the Combined Financial Statements were available to be issued.

In December 2019, a novel strain of coronavirus, COVID-19 emerged and has subsequently spread worldwide. In March 2020, the World Health Organization (“WHO”) declared the rapidly growing outbreak a global pandemic. The pandemic is having an unprecedented impact on the world economy as governments react to this public health crisis. Actions taken by governments include various mandated restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus. The resulting economic downturn may cause some of the Company’s clients to make reductions in advertising spending as they seek to reduce discretionary spending. Therefore, Blue Impact is utilizing furloughs, government wage subsidies, and management pay cuts in an attempt to retain key personnel and manage expenses.

The Company continues to monitor developments, including government requirements and recommendations in the markets around the world in which the Company operates. As the COVID-19 pandemic is complex and rapidly evolving, the Company’s business outlook may change. At this point, Management cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on our business, results of operations, financial position and cash flows. The preparation of the combined financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the accompanying disclosures. Areas of significant estimation with respect to future performance of the Company include primarily impairment testing of goodwill and indefinite lived assets, and contingent consideration. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods. Additional impacts to the business may arise that the Company is not aware of currently.

In March and April 2020, the Blue Impact business entered into two interest swap arrangements over an aggregate principal amount of approximate $17.0 to mitigate its interest rate risk.

In May of 2020 the Company initiated a reorganization plan pursuant to which Metta will be merged with WAS. The Company is currently assessing the accounting implications of the reorganization.

Based upon the evaluation, Management did not identify any other recognized or non-recognized subsequent events that require adjustment or disclosure in the financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION FOR THE BLUE IMPACT BUSINESS

The following discussion and analysis of the Blue Impact business’s financial condition and results of operations should be read in conjunction with the information presented in the Combined Financial Statements and the notes thereto included elsewhere in this Annex G. In addition to historical information, the following discussion contains forward looking statements, such as statements regarding the Blue Impact business’s expectation for future performance, liquidity and capital resources that involve risks, uncertainties and assumptions that could cause actual results to differ materially from the Blue Impact business’s expectations. The Blue Impact business’s actual results may differ materially from those contained in or implied by any forward looking statements. Factors that could cause such differences include those identified below and those described in “Cautionary Note Regarding Forward Looking Statements” and “Risk Factors” in the proxy statement included in Annex F and in “Unaudited Pro Forma Condensed Combined Financial Information” in this Annex G. The Blue Impact business assumes no obligation to update any of these forward looking statements.

The information for the years ended December 31, 2019 and December 31, 2018 from the Blue Impact business’s audited Combined Financial Statements and the notes thereto included in this Annex G. The information for the year ended December 31, 2017 is derived from the Blue Impact business’s audited Combined Financial Statements and the notes thereto included elsewhere in Annex F.

Overview

The Blue Impact business is a digital-first, intelligent and integrated, global advertising and marketing services company, operating through a synergistic multi-agency strategy. Its services cover the full scope of marketing communication needs for industries and clients where creativity and technological savvy are critical and where data analytics add significant value. Its global client base ranges from established blue-chip clients and high-growth clients focused on the mobile, technology, direct-to-consumer and eCommerce spaces, referred to as “digital disruptors,” to China-based clients who are looking to market their products and services outside of China. By working with the Blue Impact business, clients are also able to leverage its strategic relationship with Blue Focus Intelligent Communication Group (“BlueFocus”) and its marketing and communications services industry leadership in China.

The Blue Impact business’s advertising and marketing services are provided by its internationally-renowned agencies across key geographic regions and its range of advertising and marketing service offerings. The Blue Impact business is comprised of five key agency families, four of which include all of the non-Chinese operating businesses of BlueFocus, which are held by Blue Focus International (“BFI”), a wholly-owned Hong Kong subsidiary of BlueFocus, which holds Vision 7, We Are Social, Metta and Fuseproject. Madhouse is a separate Chinese subsidiary of BlueFocus, whose main business is to service Chinese clients interested in reaching customers outside of China and international clients seeking to market in China.

In December 2019, a novel strain of coronavirus, COVID-19, emerged and has subsequently spread worldwide. In March 2020, the World Health Organization declared the rapidly growing outbreak a global pandemic. The COVID-19 pandemic is having an unprecedented impact on the world economy as governments react to this public health crisis. Actions taken by governments include various mandated restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus. The resulting changes in business and consumer behavior and economic downturn has caused, and will likely continue to cause, the Blue Impact business’s clients to reduce their advertising spend with the Blue Impact business. The Blue Impact business is continuing to monitor the impact of the COVID-19 pandemic. It is also working with various stakeholders (including its clients, team members and vendors) to assess and implement responsive actions designed to mitigate adverse consequences of the COVID-19 pandemic. Areas being assessed include (i) the potential and varying negative impact of the COVID-19 pandemic on advertising and marketing service spending and budgets of the various clients of the Blue Impact business, (ii) the Blue Impact business’s inability to provide certain marketing services (such as events-based marketing services), and (iii) the ability of the Blue Impact business employees to generally work and effectively operate and interface remotely with clients and other Blue Impact team members and offices (including the Blue Impact business offices in Europe, Canada and the U.S. which are currently closed and with its team members working remotely).

The Blue Impact business’s ability to serve clients is rooted in personnel, so it has implemented various measures intended to position itself for an eventual rebound in client spend by utilizing furloughs, governmental subsidies and management salary cuts in an attempt to retain key personnel and manage expenses. The COVID-19 pandemic and the related efforts to mitigate the impacts of the pandemic have negatively impacted many of the Blue Impact business clients’ businesses and, in turn, clients have reduced or plan to reduce their demand for its services and its business. As a result, the Blue Impact business experienced a reduction in revenue beginning late in the first quarter of 2020, as compared to the same period in 2019, that is expected to continue for the remainder of the year. Such reductions in revenue could adversely impact the Blue Impact business’s ongoing results of operations and financial position and the effects could be material. Management does not expect to generate revenue from new clients until the fourth quarter of 2020 at the earliest.

However, the Blue Impact business believes that its strategic strengths, including its digital-first approach, established relationships with digital disruptors, significant presence in China and its investments in the Marketing-as-a-Service (“Maas”) model, will assist the Blue Impact business as it navigates a rapidly changing marketplace. For example, the COVID-19 pandemic has further shifted consumer activity online and demanded a tech-driven response as physical stores shut their locations. Approximately 69% and 38% of the revenue, excluding billable expenses in 2019 came from digital mediums and digital disruptor clients, respectively. It also anticipates that e-commerce ad spend will continue to increase as a result of the pandemic. The Blue Impact business believes that the behavioral shift to digital shopping, entertainment and communications is likely to become permanent. It also believes that clients will continue to shift meaningful portions of ad budgets towards performance marketing as spend on traditional brand building is more likely to be cut as it is more challenging to tie it directly to revenue.

The Blue Impact business continues to closely monitor the impact of the COVID-19 pandemic, including changes in the business and behavior of its clients, team members and vendors. The extent to which the COVID-19 pandemic impacts the overall Blue Impact business, results of operations, financial condition and its expectations will depend on future developments, which at this time are highly uncertain and are difficult to predict. At this point, management cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on the Blue Impact business’s business, results of operations, financial position and cash flows. Additional impacts to the business may arise that the Blue Impact business is not aware of currently.

Seasonality

The Blue Impact business’ revenue, excluding billable expenses, is typically lowest in the first quarter of the calendar year and highest in the fourth quarter. This reflects the seasonal spending of its clients, which is often weighted toward the holiday season at the end of the calendar year, and incentives earned at year end on certain contracts.

Results of Operations — Years Ended December 31, 2019, 2018 and 2017

The following table sets forth the results of operations of the Blue Impact business for the periods indicated, derived from the audited combined financial statements for the years ended December 31, 2019 and December 31, 2018 of the Blue Impact business included in this Annex G and for the year ended December 31, 2017 of the Blue Impact business included in Annex F (the “Combined Financial Statements”):

	Year ended December 31,
	2019	Change	2018	Change	2017
	(USD in millions, except %)
Revenue, excluding billable expenses	$329.6	7.2%	$307.4	22.6%	$250.8
Billable expenses	146.7	2.4	143.3	31.1	109.3
Revenue	476.3	5.7	450.7	25.2	360.1
Operating expenses
Salaries and related expenses	184.9	14.6	161.4	17.1	137.8
Office and other direct expenses	31.6	(6.5)	33.8	10.5	30.6
Billable expenses	146.7	2.4	143.3	31.1	109.3
Cost of services	363.2	7.3	338.5	21.9	277.7
Selling, general and administrative expenses	56.8	(3.1)	58.6	14.0	51.4
Total operating expenses	420.0	5.8	397.1	20.7	329.1
Operating income	56.3	5.0	53.6	72.9	31.0
Other (expenses)/income	(6.1)	10.9	(5.5)	44.7	(3.8)
Income before income taxes	50.2	4.4	48.1	76.8	27.2
Income tax provision	15.5	8.4	14.3	43.0	10.0
Net income	$34.7	2.7	$33.8	96.5	$17.2

The Blue Impact business determined that it has five operating segments. While in some cases the Blue Impact business’s reporting segments provide the same or similar service offerings, management has chosen to organize reportable segments by company and therefore, Vision 7, Madhouse, We Are Social, Metta and Fuse are each considered a segment. Indigo is included within the We Are Social segment as We Are Social reports the results of Indigo to management. Please see Note 18 to the Combined Financial Statements.

The following table sets forth results of operations of each segment of the Blue Impact business for the periods indicated, derived from the annual Combined Financial Statements:

	Year ended December 31,
	2019	Change	2018	Change	2017
	(USD in millions, except %)
Vision 7
Revenue, excluding billable expenses	$177.3	17.1%	$151.4	17.5%	$128.9
Billable expenses	103.1	3.2	99.9	33.4	74.9
Revenue	280.4	11.6	251.3	23.3	203.8

Operating expenses
Salaries and related expenses	113.4	23.1	92.1	16.6	79.0
Office and other direct expenses	17.1	(19.0)	21.1	15.9	18.2
Billable expenses	103.1	3.2	99.9	33.4	74.9
Cost of services	233.6	9.6	213.1	23.8	172.1
Selling, general and administrative expenses	23.8	(9.8)	26.4	23.9	21.3
Total operating expenses	257.4	7.5	239.5	23.8	193.4
Operating income	$23.0	94.9%	$11.8.	13.5%	$10.4

Madhouse
Revenue, excluding billable expenses	$35.4	(21.3)%	$45.0	64.8%	$27.3
Billable expenses	—	—	—	—	—
Revenue	35.4	(21.3)	45.0	64.8	27.3

Operating expenses
Salaries and related expenses	9.7	(6.7)	10.4	14.3	9.1
Office and other direct expenses	2.1	(8.7)	2.3	—	2.3
Billable expenses	—	—	—	—	—
Cost of services	11.8	(7.1)	12.7	11.4	11.4
Selling, general and administrative expenses	5.9	(7.8)	6.4	(12.3)	7.3
Total operating expenses	17.7	(7.3)	19.1	2.1	18.7
Operating income	$17.7	(31.7)%	$25.9	201.2%	8.6

	Year ended December 31,
	2019	Change	2018	Change	2017
	(USD in millions, except %)
WAS
Revenue, excluding billable expenses	$83.8	7.6%	$77.9	25.6%	$62.0
Billable expenses	33.7	8.0	31.2	32.8	23.5
Revenue	117.5	7.7	109.1	27.6	85.5

Operating expenses
Salaries and related expenses	45.7	7.8	42.4	18.4	35.8
Office and other direct expenses	10.3	25.6	8.2	18.8	6.9
Billable expenses	33.7	8.0	31.2	32.8	23.5
Cost of services	89.7	9.7	81.8	23.6	66.2
Selling, general and administrative expenses	19.9	9.9	18.1	18.3	15.3
Total operating expenses	109.6	9.7	99.9	22.6	81.5
Operating income	$7.9	(14.1)%	$9.2	130.0%	$4.0

Metta
Revenue, excluding billable expenses	$5.5	(5.2)%	$5.8	(9.4)%	$6.4
Billable expenses	7.6	(18.3)	9.3	19.2	7.8
Revenue	13.1	(13.2)	15.1	6.3	14.2

Operating expenses
Salaries and related expenses	2.1	—	2.1	—	2.1
Office and other direct expenses	0.3	—	0.3	—	0.3
Billable expenses	7.6	(18.3)	9.3	19.2	7.8
Cost of services	10.0	(14.5)	11.7	14.7	10.2
Selling, general and administrative expenses	2.0	(16.7)	2.4	—	2.4
Total operating expenses	12.0	(14.9)	14.1	11.9	12.6
Operating income	$1.1	10.0%	$1.0	(37.5)%	$1.6

	Year ended December 31,
	2019	Change	2018	Change	2017
	(USD in millions, except %)
Fuse
Revenue, excluding billable expenses	$27.6	1.1%	$27.3	4.2%	$26.2
Billable expenses	2.3	(20.7)	2.9	(6.5)	3.1
Revenue	29.9	(1.0)	30.2	3.1	29.3

Operating expenses
Salaries and related expenses	14.0	(2.8)	14.4	22.0	11.8
Office and other direct expenses	1.8	(5.3)	1.9	(34.5)	2.9
Billable expenses	2.3	(20.7)	2.9	(6.5)	3.1
Cost of services	18.1	(5.7)	19.2	7.9	17.8
Selling, general and administrative expenses	5.2	(1.9)	5.3	3.9	5.1
Total operating expenses	23.3	(4.9)	24.5	7.0	22.9
Operating income	$6.6	15.8%	$5.7	(10.9)%	$6.4

Revenue

Revenues are primarily generated by the Blue Impact business from advertising and marketing services, including brand marketing, products promotion, media relations, events management, digital media marketing and related advisory services. Revenues are primarily derived from media placement, media planning, retainer and production services and in accordance with FASB ASC Topic 606, Revenue Recognition, Blue Impact recognizes revenue in a way that reflects the transfer of promised goods and services to customers in the amount reflecting the consideration to which the Blue Impact business expects to be entitled to in exchange for those goods or services. To achieve this objective, Blue Impact applies the following steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue as or when the Blue Impact business satisfies the performance obligation.

In providing these services, the Blue Impact business’ agencies often contract with media providers, production companies and other third party suppliers such as independent contractors and social media influencers. The Blue Impact business evaluates the terms of its arrangements, giving appropriate consideration to factors such as latitude in establishing price, discretion in supplier selection and credit risk in order to determine whether a third party or the Blue Impact business entity is the primary obligor. In the majority of these arrangements, the Blue Impact business entities act as principal and record revenue on a gross revenue basis, which is referred to as revenue. Costs and fees owed to third party suppliers, or pass-through costs, are recognized as billable expenses. In the arrangements where key indicators suggest that the Blue Impact business entities act as agents, primarily media placement arrangements, revenue is recorded at the net amount retained by the Blue Impact business entity.

Revenue, excluding billable expenses

The following table sets forth the revenue, excluding billable expenses, of the Blue Impact business by segment for the years ended December 31, 2019, 2018 and 2017:

	Year ended December 31,
	2019	Change	2018	Change	2017
	(USD in millions, except %)
Vision 7	$177.3	17.1%	$151.4	17.5%	$128.9
Madhouse	35.4	(21.3)	45.0	64.8	27.3
WAS	83.8	7.6	77.9	25.6	62.0
Metta	5.5	(5.2)	5.8	(9.4)	6.4
Fuse	27.6	1.1	27.3	4.2	26.2
Blue Impact business Revenue, excluding billable expenses	$329.6	7.2%	$307.4	22.6%	$250.8

Blue Impact business revenue, excluding billable expenses

Blue Impact business revenue, excluding billable expenses, increased by $22.2 million, or 7.2%, from $307.4 million for the year ended December 31, 2018 to $329.6 million for the year ended December 31, 2019. The increase in Blue Impact business revenue, excluding billable expenses, over this period was primarily derived from the operating activities of Vision 7 and WAS. Vision 7’s increased revenue, excluding billable expenses, was primarily due to the inclusion of the results of Eleven LLC for a complete year as well as the addition of several new clients in 2019. This increase was also due to increased revenue, excluding billable expenses, from WAS Singapore and Australia offices as a result of an increased volume of business from major existing clients and increased revenue, excluding billable expenses, from WAS’s China and USA offices as a result of the addition of new major clients. This increase in Blue Impact business revenue, excluding billable expenses, was offset by the decrease in Madhouse’s revenue, excluding billable expenses, which was driven by the deferred income recognition of media rebates in China and the uncertainty in estimating the media rebate rate in 2019.

Blue Impact business revenue, excluding billable expenses, increased by $56.6 million, or 22.6% from $250.8 million for the year ended December 31, 2017 to $307.4 million for the year ended December 31, 2018. The increase in Blue Impact business revenue, excluding billable expenses, over this period was primarily derived from the operating activities of Vision 7, Madhouse and WAS. Vision 7’s increased revenue, excluding billable expenses, was mainly the result of increased customer acquisition as a result of organic growth in demand for Vision 7’s services, as well as its acquisition of agencies in the years ended December 31, 2017 and 2018. Madhouse’s revenue, excluding billable expenses, growth was primarily driven by a shift in Madhouse’s strategy from focusing on mobile phone based advertising services for clients operating in the PRC to focusing on purchasing advertising space on international digital media channels on behalf of PRC based companies. This strategy began to yield positive results in the year ended December 31, 2018 after an implementation and transition period in the year ended December 31, 2017. Growth in revenue, excluding billable expenses, at WAS was mainly the result of winning an additional global client, the inclusion of the partial year results of an acquisition of the controlling interest of an agency, Socialize in the United Arab Emirates, in July 2018, increased revenue, excluding billable expenses, from the growth of WAS’s New York office and organic customer acquisition and increased demand for production services as a result of greater cross-selling efforts. This was partially offset by a decrease in Metta’s revenue, excluding billable expenses, as a result of the continued stagnation in the Hong Kong economy.

Vision 7

Vision 7’s revenue, excluding billable expenses, increased by $25.9 million, or 17.1%, from $151.4 million for the year ended December 31, 2018 to $177.3 million for the year ended December 31, 2019. This increase was primarily due the inclusion of the results of Eleven LLC, which was acquired in October 2018, as well as revenue, excluding billable expenses generated from the addition of several new clients as a result of organic growth during the year ended December 31, 2019.

Vision 7’s revenue, excluding billable expenses, increased by $22.5 million, or 17.5%, from $128.9 million for the year ended December 31, 2017 to $151.4 million for the year ended December 31, 2018. This increase was primarily due to increased customer acquisition as a result of organic growth in demand for Vision 7’s services, the inclusion of the partial-year results of Eleven LLC, which was acquired in October 2018, and the inclusion of the full-year results of The Narrative Group, Inc., which was acquired in September 2017, offset in part by the loss of certain clients of Camps Collective. From the date of its acquisition, Eleven LLC contributed $5.8 million of revenue, excluding billable expenses, through December 31, 2018.

Madhouse

Madhouse’s revenue, excluding billable expenses, decreased by $9.6 million, or 21.3%, from $45.0 million for the year ended December 31, 2018 to $35.4 million for the year ended December 31, 2019. This decrease was driven by the declining rebate rates offered by digital media channels as a result of increased competition in the industry.

Madhouse’s revenue, excluding billable expenses, increased by $17.7 million, or 64.8%, from $27.3 million for the year ended December 31, 2017 to $45.0 million for the year ended December 31, 2018. This increase was primarily due to the shift in Madhouse’s strategy, which began to yield positive results in the year ended December 31, 2018 after an implementation and transition period in the year ended December, 31 2017, whereby revenue, excluding billable expenses, from clients in Madhouse’s growing new line of business in digital media buying began to increase more rapidly through the year ended December 31, 2018 as compared to the year ended December 31, 2017. This was offset in part by decreased revenue, excluding billable expenses, from Madhouse’s secondary line of business in mobile phone-based advertising services for clients operating in the PRC as Madhouse’s shift in strategy took greater effect in the year ended December 31, 2018.

We Are Social

WAS’s revenue, excluding billable expenses increased by $5.9 million, or 7.6%, from $77.9 million for the year ended December 31, 2018 to $83.8 million for the year ended December 31, 2019. This increase was primarily due to the inclusion of full year results of Socialize, increased revenue, excluding billable expenses from WAS’s Singapore and Australia offices as a result of increased volume of business from a major client and increased revenue, excluding billable expenses from WAS’s China and United States offices as a result of the addition of new major clients.

WAS’s revenue, excluding billable expenses, increased by $15.9 million, or 25.6%, from $62.0 million for the year ended December 31, 2017 to $77.9 million for the year ended December 31, 2018. This increase was primarily due to winning an additional global client, the inclusion of the partial-year results of Socialize, which was acquired in July 2018, increased revenue, excluding billable expenses, from the growth of WAS’s New York office and organic customer acquisition and increased demand for production services as a result of greater cross-selling efforts. From the date of its acquisition, Socialize contributed $2.1 million of revenue, excluding billable expenses, through December 31, 2018.

Metta

Metta’s revenue, excluding billable expenses, decreased by $0.3 million, or 5.2%, from $5.8 million for the year ended December 31, 2018 to $5.5 million for the year ended December 31, 2019. This decrease was primarily due to political unrest in Hong Kong, which reduced demand for advertising and marketing services from Metta’s client base, many of whom Metta was able to retain despite the downward economic trends, although the volume of business from such clients decreased. The 2019 performance of Metta reflects its effort to continue to prioritize expanding its client base outside of Hong Kong as a result of its expectations regarding continuing downward economic trends in Hong Kong In response to the COVID-19 pandemic, Metta expects to combine its operations with WAS in Hong Kong and China in order to expand its client base and service offerings while reducing operating costs.

Metta’s revenue, excluding billable expenses, decreased by $0.6 million, or 9.4%, from $6.4 million for the year ended December 31, 2017 to $5.8 million for the year ended December 31, 2018. This decrease was primarily due to the increased stagnation in the Hong Kong economy, particularly in the retail sector, which contributed to lower demand for Metta’s services in Hong Kong, offset in part by increased revenue, excluding billable expenses, resulting from the expansion of Metta’s client base outside of Hong Kong, mostly in the PRC and Macau, and the expansion of Metta’s service offering to include services such as media planning and buying.

Fuseproject

Fuseproject’s revenue, excluding billable expenses, increased by $0.3 million, or 1.1%, from $27.3 million for the year ended December 31, 2018 to $27.6 million for the year ended December 31, 2019. This increase was primarily due to increased income from consulting fees as a result of an increase in services rendered to Fuseproject’s largest client, which exceeded the normal volume of services to that particular client in other periods.

Fuse’s revenue, excluding billable expenses, increased by $1.1 million, or 4.2%, from $26.2 million for the year ended December 31, 2017 to $27.3 million for the year ended December 31, 2018. This increase was primarily due to an increase in revenue, excluding billable expenses, generated by a major client, from $12.8 million for the year ended December 31, 2017 to $17.2 million for the year ended December 31, 2018. This increase was offset in part by a decrease in revenue, excluding billable expenses, from royalty payments, reflecting Fuse’s deliberate shift away from royalty fee arrangements with clients and toward more hourly, monthly or fixed fee-based fee arrangements.

Operating Expenses

Operating expenses comprise four categories of expenses incurred in the course of the Blue Impact business’ operations. Salaries and related expenses relate to compensation paid to employees directly involved in the provision of services to clients, including base salaries, incentive expenses and severance. Office and other direct expenses include production expenses, travel and entertainment, professional fees, spending to support new business activity, telecommunications, office supplies, provision for receivables credit, adjustments to contingent acquisition considerations , foreign currency losses/(gains) and other expenses directly involved in the provision of services to clients. Billable expenses relate to costs and fees owed to third party suppliers, or pass-through costs, incurred in the course of the Blue Impact business’ provision of services. Salaries and related expenses, office and other direct expenses and billable expenses collectively comprise cost of services. Selling, general and administrative expenses relate to expenses that are not directly involved with the provision of services to clients, including corporate office expenses, salaries, incentive expenses, severance and other miscellaneous benefits for corporate office employees of each agency, professional fees related to financial statement audits and legal, information technology and other consulting services that are engaged and managed through the corporate office and rental expenses for properties occupied by corporate office employees.

The following table sets forth the operating expenses of the Blue Impact business by segment which have been derived from the Combined Financial Statements for the years ended December 31, 2019, 2018 and 2017:

	Year ended December 31,
	2019	Change	2018	Change	2017
	(USD in millions, except %)
Vision 7
Salaries and related expenses	$113.4	23.1%	$92.1	16.6%	$79.0
Office and other direct expenses	17.1	(19.0)	21.1	15.9	18.2
Billable expenses	103.1	3.2	99.9	33.4	74.9
Cost of services	233.6	9.6	213.1	23.8	172.1
Selling, general and administrative expenses	23.8	(9.8)	26.4	23.9	21.3
Operating expenses	257.4	7.5	239.5	23.8	193.4

Madhouse
Salaries and related expenses	9.7	(6.7)	10.4	14.3	9.1
Office and other direct expenses	2.1	(8.7)	2.3	—	2.3
Billable expenses	—	—	—	—	—
Cost of services	11.8	(7.1)	12.7	11.4	11.4
Selling, general and administrative expenses	5.9	(7.8)	6.4	(12.3)	7.3
Operating expenses	17.7	(7.3)	19.1	2.1	18.7

WAS
Salaries and related expenses	45.7	7.8	42.4	18.4	35.8
Office and other direct expenses	10.3	25.6	8.2	18.8	6.9
Billable expenses	33.7	8.0	31.2	32.8	23.5
Cost of services	89.7	9.7	81.8	23.6	66.2
Selling, general and administrative expenses	19.9	9.9	18.1	18.3	15.3
Operating expenses	109.6	9.7	99.9	22.6	81.5

Metta
Salaries and related expenses	2.1	—	2.1	—	2.1
Office and other direct expenses	0.3	—	0.3	—	0.3
Billable expenses	7.6	(18.3)	9.3	19.2	7.8
Cost of services	10.0	(14.5)	11.7	14.7	10.2
Selling, general and administrative expenses	2.0	(16.7)	2.4	—	2.4
Operating expenses	12.0	(14.9)	14.1	11.9	12.6

Fuse
Salaries and related expenses	14.0	(2.8)	14.4	22.0	11.8
Office and other direct expenses	1.8	(5.3)	1.9	(34.5)	2.9
Billable expenses	2.3	(20.7)	2.9	(6.5)	3.1
Cost of services	18.1	(5.7)	19.2	7.9	17.8
Selling, general and administrative expenses	5.2	(1.9)	5.3	3.9	5.1
Operating expenses	23.3	(4.9)	24.5	7.0	22.9
Blue Impact business operating expenses	$420.0	5.8%	$397.1	20.7%	$329.1

Blue Impact business operating expenses

Blue Impact business operating expenses increased by $22.9 million, or 5.8%, from $397.1 million for the year ended December 31, 2018 to $420.0 million for the year ended December 31, 2019. This increase was primarily due to increased expenses to service Vision 7’s growing customer base and its inclusion of the results of recent acquisitions, as well as increased expenses for WAS driven by increased business volumes in the US and Australia and in Singapore.

Blue Impact business operating expenses increased by $68.0 million, or 20.7%, from $329.1 million for the year ended December 31, 2017 to $397.1 million for the year ended December 31, 2018. This increase was primarily due to increased expenses to service Vision 7’s growing customer base and its inclusion of the results of recent acquisitions, as well as increased expenses for WAS driven by increased business volumes in the UK and Italy and the ramping up of workflow in Singapore and New York.

Vision 7

Vision 7’s operating expenses increased by $17.9 million, or 7.5%, from $239.5 million for the year ended December 31, 2018 to $257.4 million for the year ended December 31, 2019. This increase was primarily due to increased cost of salaries and related expense due to increased volume of business which was partially set off by decrease in office and direct expenses due to revaluation of contingent liabilities related to the recent acquisitions of Eleven LLC and the Narrative Group, Inc. and partially by reduction of selling, general and administrative expense due to the resource allocation project discussed below and legal and consulting fees related to M&A activity.

Vision 7’s operating expenses increased by $46.1 million, or 23.8%, from $193.4 million for the year ended December 31, 2017 to $239.5 million for the year ended December 31, 2018. This increase was primarily due to increased cost of services and selling, general and administrative expenses to service a growing customer base, the inclusion of the full-year results of The Narrative Group, Inc., which was acquired in September 2017, the inclusion of partial-year results of Eleven LLC, which was acquired in October 2018, the incurrence of additional consulting fees and project-related severances of $1.4 million as a result of Vision 7’s resource allocation project conducted in the year ended December 31, 2018, which allowed Vision 7 to realign its workforce toward increasingly digital-focused skillsets as demanded by clients, and the incurrence of $1.4 million in additional acquisition-related expenses in relation to the acquisition of Eleven LLC in the year ended December 31, 2018.

Madhouse

Madhouse’s operating expenses decreased by $1.4 million, or 14.1%, from $19.1 million for the year ended December 31, 2018 to $17.7 million for the year ended December 31, 2019. This decrease was primarily driven by Madhouse’s continued effective management of its selling, general and administrative expenses. The decrease in salaries and related expenses was associated with back office headcount and marketing reductions.

Madhouse’s operating expenses increased by $0.4 million, or 2.1%, from $18.7 million for the year ended December 31, 2017 to $19.1 million for the year ended December 31, 2018. This increase was primarily due to the continued execution of the shift in Madhouse’s strategy from focusing on mobile phone-based advertising services for clients operating in the PRC to focusing on purchasing advertising space on international digital media channels on behalf of PRC-based companies. This increase was offset in part by the more effective management of Madhouse’s selling, general and administrative expenses.

We Are Social

WAS’s operating expenses increased by $9.7 million, or 9.7%, from $99.9 million for the year ended December 31, 2018 to $109.6 million for the year ended December 31, 2019. This increase was primarily due to increased cost of services as a result of increased salaries and related expenses driven by hiring in line with increased business volumes as well as increased office and other direct expenses as a result of office moves in the United States, Australia and Singapore, the increase related to revaluation of contingent consideration related to the Socialize acquisition, and the inclusion of Socialize results for a complete year Additionally, the opening of the new offices led to higher rent expenses in 2019.

WAS’s operating expenses increased by $18.4 million, or 22.6%, from $81.5 million for the year ended December 31, 2017 to $99.9 million for the year ended December 31, 2018. This increase was primarily due to increased cost of services and selling, general and administrative expenses in the UK and Italy as a result of increased business volumes in those markets and in relation to the ramping up of workflow in Singapore and New York.

Metta

Metta’s operating expenses decreased by $2.1 million, or 14.9%, from $14.1 million for the year ended December 31, 2018 to $12.0 million for the year ended December 31, 2019. This decrease was primarily due to decreased billable expenses as a result of a decrease in the volume of creative work involving creative and production-related services for which higher billable expenses are typically incurred.

Metta’s operating expenses increased by $1.5 million, or 11.9%, from $12.6 million for the year ended December 31, 2017 to $14.1 million for the year ended December 31, 2018. This increase was primarily due to increased billable expenses associated with expanding Metta’s business outside of Hong Kong.

Fuseproject

Fuseproject’s operating expenses decreased by $1.2 million, or 4.9%, from $24.5 million for the year ended December 31, 2018 to $23.3 million for the year ended December 31, 2019. The primary reason for the decrease is due to less billable expenses incurred in 2019.

Fuse’s operating expenses increased by $1.6 million, or 7.0%, from $22.9 million for the year ended December 31, 2017 to $24.5 million for the year ended December 31, 2018. This increase was primarily due to increased salaries and related expenses incurred in order to continue to retain talent and expand personnel to generate consulting income to offset declining revenue, excluding billable expenses, from royalty payments as a result of Fuse’s deliberate shift away from royalty fee arrangements with clients and toward more hourly, monthly, or fixed-fee-based fee arrangements.

Other (Expenses)/Income

Other (expenses)/income comprise other income less other expenses and finance costs, net.

Blue Impact business other expenses increased by $0.6 million, or 10.9%, from $5.5 million for the year ended December 31, 2018 to $6.1 million for the year ended December 31, 2019. This increase was primarily due to the increased financing costs in Vision 7 related to the recent acquisitions as well as to maintain working capital requirements to support its growth as a result of the new clients in 2019.

Blue Impact business other expenses increased by $1.7 million, or 44.7%, from $3.8 million for the year ended December 31, 2017 to $5.5 million for the year ended December 31, 2018. This increase was primarily due to the accretion of balances of purchase prices and the revision of expected contingent acquisition consideration for acquisitions by Vision 7 and increased other expenses from Madhouse due to a financing expense related to interest due on a loan Madhouse used to fund working capital for its media buying business and other expenses related to increased taxes and other surcharges incurred in the ordinary course of business and driven by an increase in business operations

Income Tax Provision

Blue Impact business income tax provision increased by $1.2 million, or 8.4%, from $14.3 million for the year ended December 31, 2018 to $15.5 million for the year ended December 31, 2019. This increase was primarily due to movement in valuation allowance and in unrecognized tax benefits, offset by the result of a lower annual effective tax rate across the group for the year ended December 31, 2019, primarily due to a change in the composition of pre-tax income across various jurisdictions.

Blue Impact business income tax provision increased by $4.3 million, or 43.0%, from $10.0 million for the year ended December 31, 2017 to $14.3 million for the year ended December 31, 2018. This increase was primarily due to the recognition of tax liabilities arising from uncertain tax positions and an increase in taxable income of WAS driven by increased revenue, offset in part by a decrease in income before income tax of Vision 7 in the year ended December 31, 2018 as compared to the year ended December 31, 2017, primarily driven by an increase in financing expense in the year ended December 31, 2018 as a result of Vision 7’s contingent acquisition consideration.

Net Income/(Loss)

Blue Impact business net income increased by $0.9 million, or 2.7%, from $33.8 million for the year ended December 31, 2018 to $34.7 million for the year ended December 31, 2019. This increase was primarily due to increased revenue, excluding billable expenses, for Vision 7 as a result of the acquisition of Eleven LLC in October 2018, as well as from the addition of several new clients after the year ended December 31, 2018. This increase was also due to increased revenue, excluding billable expenses, for WAS as a result of the inclusion of the results of Socialize, from WAS’s Singapore and Australia offices as a result of increased volume of business from a major client and from WAS’s China and United States offices as a result of the addition of new major clients. This increase in net income was offset in part by a lower rebate earned by Madhouse from digital media channels as a result of competition in the industry as well as by increased operating expenses for Vision 7 as a result of increased volume of business and increased cost of services; for WAS as a result of increased salaries and related expenses driven by hiring in line with increased business volumes and increased office and other direct expenses as a result of office moves in the United States, Australia and Singapore, as well as by Socialize. This increase in net income was also offset in part by increased other expenses for Vision 7 as a result of additional financing costs related to the recent acquisitions, as well as to Vision 7’s greater working capital requirements to support its growth.

Blue Impact business net income increased by $16.6 million, or 96.5%, from $17.2 million for the year ended December 31, 2017 to $33.8 million for the year ended December 31, 2018. This increase was primarily due to increased revenue, excluding billable expenses, of Vision 7 as a result of increased customer acquisition as a result of organic growth in demand for Vision 7’s services as well as its acquisition of agencies in the years ended December 31, 2017 and 2018, increased revenue, excluding billable expenses, of Madhouse as a result of Madhouse’s shift in strategy, which began to yield positive results in the year ended December 31, 2018 after an implementation and transition period in the year ended December, 31 2017 and increased revenue, excluding billable expenses, from WAS as a result of winning an additional global client, the inclusion of the partial-year results of Socialize in the United Arab Emirates, which was acquired in July 2018, increased revenue, excluding billable expenses, from the growth of WAS’s New York office and organic customer acquisition and increased demand for production services as a result of greater cross-selling efforts. This increase was also driven to a lesser extent by a decrease in income tax provision of Vision 7 primarily due to a decrease in income before income tax driven by an increase in financing expense. This was offset in part by increased expenses to service Vision 7’s growth and increased expenses for WAS driven by increased business volumes in certain markets and the ramping up of workflow in other markets, as well as an increase in income tax provision for Madhouse as a result of the recognition of tax liabilities arising from certain tax positions taken by Madhouse.

Following the Closing, Blue Impact may experience a significant compensation charge related to compensation arrangements for certain members of management of Blue Impact post-Closing, as well as to the Earnout Payment. See “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement — Earnout Payment” for more information on these potential post-Closing compensation charges in the proxy statement included in Annex F.

Liquidity and Capital Resources

Cash Flow Overview — Years Ended December 31, 2019, 2018 and 2017

The following table sets forth the cash flows of the Blue Impact business for the periods indicated, derived from the annual Combined Financial Statements:

	Year ended December 31,
	2019	2018	2017
	(USD, in millions)
Net cash inflow from operating activities	$15.0	$57.3	$16.8
Net cash outflow from investing activities	(1.4)	(31.4)	(6.9)
Net cash inflow (outflow) from financing activities	(23.3)	25.4	(9.0)
Effect of foreign exchange rate changes on cash and cash equivalents	1.0	(3.6)	2.4
Cash and cash equivalents at beginning of period	84.4	36.7	33.4
Cash and cash equivalents at end of period	$75.7	$84.4	$36.7

Operating Activities

The timing of media buying on behalf of the Blue Impact business’ clients across various countries affects its working capital and operating cash flow and can be volatile. In most of the Blue Impact business’ segments, its agencies enter into commitments to pay costs of media providers, production companies and third party suppliers such as independent contractors and social media influencers to meet the needs of clients. To the extent possible, these agencies pay these costs after they have received funds from clients. The amounts involved, which substantially exceed these agencies’ revenue, excluding billable expenses, primarily affect the level of receivables, accounts payable, other payables and deferred revenue. The Blue Impact business’ assets include both cash received and receivables from clients for these pass-through arrangements as well as fees for its services, while its liabilities include amounts owed on behalf of clients to media providers, production companies and other third party suppliers. Its accrued liabilities are also affected by the timing of certain other payments. For example, while annual cash incentive awards are accrued throughout the year, they are generally paid during the first quarter of the subsequent year.

Net cash inflow from operating activities was $15.0 million for the year ended December 31, 2019, as compared to $57.3 million for the year ended December 31, 2018, a decrease of 73.8%. The decrease in net cash provided by operating activities was due to the decline in working capital and the revaluation of contingent acquisition consideration costs related to the recent acquisitions by Vision 7 and WAS.

Net cash inflow from operating activities was $57.3 million for the year ended December 31, 2018, as compared to $16.8 million for the year ended December 31, 2017, an increase of 241.1%. The increase in net cash provided by operating activities was primarily due to increased sales of services across all segments, which was partially attributable to the shift in Madhouse’s strategy away from focusing on mobile phone-based advertising services for clients operating in the PRC and toward focusing on purchasing advertising space on international digital media channels on behalf of PRC-based companies. The effect of this shift in strategy, which began to be implemented in the year ended December 31, 2017, was the increase in Madhouse’s media buying, whereby Madhouse had to purchase growing quantities of media space subject to relatively short accounts payable cycles on digital media channels, whereas the cash inflow from receivables due from PRC-based clients for the purchase of this media experienced a longer payment cycle. During the year ended December 31, 2018, these effects were mitigated as Madhouse began to collect those receivables that were incurred in the previous year, and as Madhouse began to terminate relationships with certain clients with particularly long receivables payment cycles. Additionally, as compared to the year ended December 31, 2017, cash outflow relating to the payment of taxes for the year ended December 31, 2018 decreased significantly for WAS because the timing of certain tax payments relating to tax accrued during the year ended December 31, 2017 fell outside of the calendar year ended December 31, 2018, resulting in a higher tax accrual in the year ended December 31, 2018. Cash outflow relating to the payment of taxes also decreased for Metta because the cash outflow for the year ended December 31, 2017 included both taxes accrued for the year ended December 31, 2016 and estimated taxes for the year ended December 31, 2017, whereas the cash outflow for the year ended December 31, 2018 did not include the accrued taxes from the previous year. These effects were offset in part by an increase in the cash outflow relating to the payment of taxes by Madhouse resulting from an increase in Madhouse’s operating margins. The increase in net cash inflow from operating activities was also offset in part by increased media purchases needed to fulfill the higher number of sales, and by the shift in Madhouse’s strategy toward focusing on purchasing advertising space on international digital media channels on behalf of PRC-based companies, which typically involves longer receivables cycles than the type of services that Madhouse previously provided.

Investing Activities

Net cash outflow from investing activities was $(1.4) million for the year ended December 31, 2019, as compared to $(31.4) million for the year ended December 31, 2018, an increase of 95.5%. The decrease in net cash outflow from investing activities was primarily due to decreased expenditures for business acquisitions in the year ended December 31, 2019.

Net cash outflow from investing activities was $(31.4) million for the year ended December 31, 2018, as compared to $(6.9) million for the year ended December 31, 2017, an increase of 355.1%. The increase in net cash outflow from investing activities was primarily due to increased expenditures for business acquisitions by Vision 7 and WAS in the year ended December 31, 2018. This cash outflow was offset in part by a cash inflow to Madhouse as a result of its sale of its investment in Madhouse Mobile India Private and a cash inflow to Vision 7 as a result of the repayment to Vision 7 of amounts owed under intra-group loans made to the Seller.

Financing Activities

Net cash outflow from financing activities was $(23.3) million for the year ended December 31, 2019, as compared to net cash inflow of $25.4 million for the year ended December 31, 2018, a change of 191.7%. This change was due to payment of higher dividends by all segments, servicing greater debt borrowings by Vision 7, and offset by, Madhouse’s reduction in debt borrowing and the decreased payment expectation on contingent acquisition consideration in relation to Eleven LLC and the Narrative Group, Inc. by Vision 7.

Net cash inflow from financing activities was $25.4 million for the year ended December 31, 2018, as compared to net cash outflow of $(9.0) million for the year ended December 31, 2017, a change of 382.2%. This change was primarily due to the receipt of proceeds from borrowings by Vision 7 in the year ended December 31, 2018, which did not occur in the year ended December 31, 2017, in addition to an increase in short-term borrowings by Madhouse. This was offset in part by the repayment of debt by Vision 7 and an increase in distributions for Fuse.

Use and Sources of Funding

The Blue Impact business’ principal source of funding is its cash and cash equivalents and cash inflow from operating activities supplemented by borrowings taken by certain of its segments. The cash balances of the Blue Impact business are held in numerous locations throughout the world, primarily in bank and brokerage accounts. A small proportion of the total cash of the Blue Impact business is held in highly-liquid short-term investments with original maturities of three months or less.

The Blue Impact business’ primary cash needs are for funding for its day-to-day operations, paying interest and principal on indebtedness and making capital expenditures, which have primarily consisted of strategic acquisitions, which includes the payment of contingent acquisition consideration, purchasing computer hardware and software for use in its business and making leasehold improvements in its offices. Going forward, the Blue Impact business expects major uses of cash to include additional acquisitions to complement its current service offering and geographic coverage, investments in technology-based companies, hiring and retaining of additional skilled personnel, expenditures relating to upgrades of its technological capabilities and planned leasehold improvements to improve and maintain its offices. The Blue Impact business believes that its existing cash and cash equivalents, future cash inflows generated by operations and access to additional liquidity through capital and banking markets will be adequate to meet its anticipated financial obligations for at least the next twelve months.

Certain of the Blue Impact business agencies have credit facilities in place to supplement the Blue Impact business’ cash inflow from operating activities. To the extent these agreements mature, such funding may not be available when needed, on terms that are acceptable to it, or at all. Certain of the credit facilities currently maintained by Vision 7 and Madhouse are described below:

Vision 7 Credit Facility and Term Loan

On September 28, 2018, Vision 7 and certain of its subsidiaries, as borrowers (the “Borrowers”), entered into a Committed Revolving Operating Credit Facility Agreement (the “Vision 7 Credit Facility”) with the Toronto-Dominion Bank, the Toronto-Dominion Bank, New York Branch, Bank of Montreal and National Bank of Canada, as lenders, the Toronto-Dominion Bank as Canadian administrative agent, Toronto Dominion (Texas) LLC as United States administrative agent, the Toronto-Dominion Bank as lead arranger and sole bookrunner and Vision 7’s material subsidiaries which are guarantors of the facility (the “Subsidiary Guarantors”). The Vision 7 Credit Facility is governed by the laws of the Province of Quebec and has a five-year term providing a revolving credit facility with an aggregate principal amount of up to $104.6 million, as well as a $50.4 million accordion revolving credit facility available upon 60 days’ written notice. On March 1, 2019, the Vision 7 Credit Facility was amended to add a newly-formed subsidiary as a borrower thereunder, among other things. Borrowings under this credit facility can be in the form of letters of guarantee, bankers’ acceptances, Canadian Dollar rate advances, U.S. Dollar base-rate advances, or U.S. Dollar or British Pound Sterling LIBOR advances, and bear interest accordingly, plus a margin ranging from 0.00% to 2.00% based on certain financial ratios. Repayment of amounts drawn under the Vision 7 Credit Facility is on a revolving basis, with the full amount due at maturity on September 28, 2023. The amounts in the facility are denominated in Canadian Dollars. The Vision 7 Credit Facility is secured by (i) security interests on all present and future assets of the Borrowers and Vision 7’s other material subsidiaries, except for the receivables arising out of the sale of services by Vision 7 and the Subsidiary Guarantors to a certain client, and (ii) a pledge of all issued and outstanding capital stock of the Subsidiary Guarantors, in both cases subject to certain limited exceptions.

The Vision 7 Credit Facility requires Vision 7’s compliance with various customary affirmative and negative covenants. Among other restrictions, and subject to certain exceptions, the Vision 7 Credit Facility restricts Vision 7’s ability to: incur indebtedness, create or assume liens, dispose of assets, make distributions to shareholders unless certain conditions are met, make certain investments, loans or other advances, enter into transactions with affiliates unless certain conditions are met, or make acquisitions unless certain conditions are met.

Vision 7 is also subject to certain financial covenants under the Vision 7 Credit Facility, including maintaining a net senior debt to adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) ratio (as defined in the agreement governing the Vision 7 Credit Facility) of not greater than 4.00:1.00, maintaining a net total debt to adjusted EBITDA ratio (as defined in the agreement governing the Vision 7 Credit Facility) of not greater than 5.00:1.00 and maintaining a fixed charge coverage ratio of at least 1.15:1.00, all of which are determined on the bases of its last four completed fiscal quarters and are determined at the end of each fiscal quarter so long as any amount is owing under the Vision 7 Credit Facility.

The Vision 7 Credit Facility specifies certain customary events of default, including, among others, default in payment of principal, interest or fees, inaccuracy of representations, default of certain covenants, suffering a significant non-appealable judgment, cross-default of other indebtedness, insolvency or bankruptcy, certain ERISA-related events, seizures or attachments of a significant amount of assets, default under material contracts, suffering a material adverse event and undergoing a change of control. Some events of default will be triggered only after certain cure periods have expired or provide for materiality thresholds. If such an event of default occurs, the lenders under the Vision 7 Credit Facility would be entitled to take various actions, including accelerating all amounts due.

As of December 31, 2019, Vision 7 had approximately $65.2 million of borrowings outstanding under the Vision 7 Credit Facility, which were accruing interest at a rate of Canadian Bankers’ Acceptance Rate or LIBOR plus 1.5% and at Canadian prime rate plus 0.5%, and had approximately $36.5 million of availability under the Vision 7 Credit Facility, after giving effect to approximately $2.3 million used for letters of credit. As of December 31, 2019, Vision 7 was in compliance with all covenants under the Vision 7 Credit Facility. As of March 31, 2020, an additional $7.7 million was repaid on the facility.

Madhouse Working Capital Credit Facility

On November 29, 2017, Madhouse HK, a wholly-owned subsidiary of Madhouse, entered into a Facility Agreement for Working Capital Loans with SPD Silicon Valley Bank Co., Ltd. (the “Madhouse Working Capital Credit Facility”). The Madhouse Working Capital Credit Facility is governed by the laws of the PRC and had a one-year term providing an aggregate principal amount of up to $6.5 million. On November 29, 2018, the facility was extended for an additional year and amended to provide an aggregate principal amount of up to $8.5 million. On June 26, 2019, the facility was extended again for an additional year to June 25, 2020 and amended to provide an aggregate principal amount of up to $11.5 million. Interest under the Madhouse Working Capital Credit Facility is calculated on the basis of three-month LIBOR plus a margin of 5.0%. Repayment of amounts drawn under the Madhouse Working Capital Credit Facility is on a revolving basis, with the full amount due at maturity. Madhouse, Shanghai Jingdao Advertising Co., Ltd. (“Shanghai Jingdao”) and Shanghai Yidong Information Technology Co., Ltd. provide guarantees for the credit facility.

The Madhouse Working Capital Credit Facility requires Madhouse HK’s compliance with various customary undertakings and covenants. Among other restrictions, and subject to certain exceptions, the Madhouse Working Capital Credit Facility restricts Madhouse HK’s ability, without the prior written consent of the lender to: sell, lease, transfer or dispose of all or any of the majority of its revenues or assets; make outbound investments except for enumerated permitted investments or increase its indebtedness to a third party; create or permit to create any mortgage, pledge, lien or other security interest or other encumbrance over its current or future revenues or assets; decrease its registered capital; change the nature or scope of its business; and enter into any merger, reorganization or consolidation with a third party that, subject to the reasonable judgment of the lender, would lead to a material adverse effect on Madhouse HK’s ability to fulfill any of its obligations under the Madhouse Working Capital Credit Facility.

Madhouse HK is also subject to certain financial covenants under the Madhouse Working Capital Credit Facility, including the covenant to ensure that Shanghai Jingdao, as a guarantor thereunder, (1) maintains a debt ratio of all bank debt to trailing 12-month EBIT (as defined in the Madhouse Working Capital Credit Facility) of under 1.5x; in the event that the debt ratio is higher than 1.5x, Madhouse HK may be required to repay all or part of the outstanding amount to ensure that the debt ratio falls under that threshold; and (2) maintains a minimum monthly cash balance equivalent to 50% of Madhouse’s aggregate domestic receivables and maintains a minimum average balance of no less than RMB15 million in Madhouse HK’s bank account at the lender. Additionally, Madhouse HK is required to maintain an outstanding amount under the Madhouse Working Capital Credit Facility not exceeding 80% of total eligible receivables in the receivables pool at any time.

The Madhouse Working Capital Credit Facility specifies certain customary events of default, including, among others: failure to pay principal interest or other sums due; failure to comply with representations or warranties; failure to perform or observe its covenants; undergoing liquidation, bankruptcy, reorganization, takeover or receivership; being a party to litigation, arbitration or administrative proceedings which, in the reasonable judgment of the lender, may lead to a material adverse effect on Madhouse HK’s ability to perform under the Madhouse Working Capital Credit Facility; undergoing seizure or expropriation of its assets; suffering a material adverse change in its business, assets or financial condition; adopting an ownership structure that no longer complies with the requirements of the Madhouse Working Capital Credit Facility; and default under a material agreement that, in the reasonable judgment of the lender, would have a material adverse effect on Madhouse HK’s ability to perform its obligations under the Madhouse Working Capital Credit Facility. In addition, any default of Shanghai Jingdao (in its capacity as Madhouse HK’s affiliate) under various loan or facility agreements between Shanghai Jingdao and SPD Silicon Valley Bank Co., Ltd. will also be deemed an event of default under the Madhouse Working Capital Credit Facility. If such an event of default occurs and is not cured, where applicable, the lender under the Madhouse Working Capital Credit Facility would be entitled to immediately cancel any unutilized portion of the facility, accelerate any amount owed thereunder and take various other actions.

As of December 31, 2019, Madhouse HK had $11.5 million of borrowing under the Madhouse Working Capital Credit Facility outstanding. Madhouse HK had drawn the entire aggregate principal amount of $11.5 million under the Madhouse Working Capital Credit Facility on July 23, 2019. As of December 31, 2019, Madhouse HK was in compliance with all covenants under the Madhouse Working Capital Credit Facility.

WAS Overdraft Credit Facility

On September 25, 2019, WAS entered into an overdraft credit facility (“Sterling Overdraft Facility”) with a limit of 5 million GBP ($5.8) million with HSBC. The uncommitted Sterling Overdraft Facility bears interest of 1.96% over the Base Rate on the debit balance of the Facility up to the limit. Amounts drawn on the Facility are repayable on demand. As of December 31, 2019, the outstanding amount was 2.3 GBP ($3.1). For the period ended December 31, 2019, interest expense was nil and the effective interest rate was 0.75%.

As of December 31, 2019, WAS had $3.1 million of borrowings under the Sterling Overdraft Facility outstanding. As of December 31, 2019, WAS was in compliance with all covenants under the Sterling Overdraft Facility.

Contractual Obligations

The following is a summary of the Blue Impact business’ minimum future contractual obligations as of December 31, 2019:

	Payment Due by Period
	Less than 1 Year	1 – 3 Years	4 – 5 Years	More than 5 Years	Total
	(USD in millions)
Long-term debt obligations, including interest payments(1)(2)	$14.6	—	$65.2	—	$79.8
Capital lease obligations, including interest payments(3)	0.1	0.1	—	—	0.2
Operating lease commitments(3)	13.0	22.4	15.0	5.4	55.9
Purchase obligations(4)	422.0	—	—	—	422.0
Total	$449.7	$22.5	$80.2	$5.4	$557.9

(1)	Long-term debt obligations, including interest payments reflect accrued interest as of December 31, 2019, and do not reflect any estimated future interest amount.
(2)	See Note 10 Debt to the Combined Financial Statements for a description of the Blue Impact business’ long-term debt commitments.

(3)	Operating lease commitments consist of non-cancellable lease payments. See Note 11 Leases to the Combined Financial Statements for a discussion of the Blue Impact business’ lease obligations.
(4)	Purchase obligations consist of accounts payable. As of December 31, 2019, this amount was $422 million.

The contractual obligations in the table above do not include contingent acquisition consideration arrangements since the amount and timing of future payments pursuant to such arrangements is inherently uncertain.

The following is a summary of the Blue Impact business’ commercial commitments as of December 31, 2019:

	Payment Due by Period
	Less than 1 Year	1 – 3 Years	4 – 5 Years	More than 5 Years	Total
	(USD in millions)
Guarantees	2.7	21.1	0.8	0.6	25.2
Total	$2.7	$21.1	$0.8	$0.6	$25.2

On December 7, 2016, Vision 7 began performing media placement services on behalf of Horizon Media Canada (“HMC”) to serve a Canadian client of the latter. As such, Vision 7 had to provide to HMC’s media suppliers a guarantee of obligation fulfillment for the execution of media purchases undertaken on behalf of HMC’s client. The guarantee was provided by Vision 7’s principal financial institution for a maximum amount of $6.5 million. Pursuant to this guarantee, Vision 7 may not exceed $9.2 million in liability in connection with media purchases on behalf of HMC’s client. In return, HMC’s parent company, Horizon Media Inc. (USA), had to provide Vision 7 with an equivalent guarantee that it will fulfill its obligations to Vision 7 or any of its subsidiaries involved with such media purchases. During the year ended December 31, 2017, Horizon Media LP (“HMLP”) was created, in which Vision 7 holds a 35% ownership interest. HMC holds the remaining ownership interest. Since then, the foregoing media purchases are made on behalf of HMLP, which is now directly serving the abovementioned Canadian client. The guarantee provided by Vision 7 was adjusted accordingly.

See Note 16 to the Combined Financial Statements for a description of the Blue Impact business’ commitments, contingencies and guarantees.

Off-Balance Sheet Arrangements

As of December 31, 2019, the Blue Impact business had no off-balance sheet arrangements.

Critical Accounting Policies

The discussion and analysis of the Blue Impact business’ financial condition and results of operations are based upon the annual Combined Financial Statements which have been prepared in accordance with U.S. GAAP. The preparation of the Combined Financial Statements requires the Blue Impact business to make judgments, assumptions and estimates that affect the amounts reported and are disclosed in the Combined Financial Statements and footnotes thereto. Critical accounting policies are those accounting policies that require the application of the Blue Impact business’ most difficult, subjective or complex judgments, often requiring it to make estimates about the effects of matters that are inherently uncertain and may change in subsequent periods, or for which the use of different estimates that could have reasonably been used in the current period would have had a material impact on the presentation of its financial condition, cash flows and results of operations. Different assumptions or changes in economic circumstances could result in additional changes to the determination of these policies. The Blue Impact business regularly evaluates its judgments, assumptions and estimates based on historical experience and various other factors that it believes to be relevant under the circumstances. See Note 2 to the Combined Financial Statements for further information on the Blue Impact business’ accounting policies.

Revenue Recognition

Under ASC 606, Revenue from Contracts with Customers (“ASC 606”), the Blue Impact business recognizes revenue in a way that reflects the transfer of promised goods and services to customers in the amount reflecting the consideration to which the Blue Impact business expects to be entitled to in exchange for those goods or services. To achieve this objective, the Blue Impact business applies the following steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue as or when the Blue Impact business satisfies the performance obligation.

Contract Identification

The Blue Impact business applies the guidance in ASC 606 to all contracts with customers, except for contracts that are within the scope of other standards. Substantially all of the Blue Impact business’s revenues are derived from contracts with customers. The Blue Impact business considers a contract to exist when the parties have approved the contract and are committed to perform; there are identifiable rights and payment terms for the goods or services to be transferred; the contract has commercial substance; and it is considered probable the entity will collect substantially all of the consideration to which it will be entitled. Generally, the Blue Impact business executes Master Service Agreements (“MSAs”) with customers upon origination of the relationship and executes separate Statements of Work (“SOWs”) or Purchase Orders (“POs”) to define the terms of specific projects. Together, the MSA and SOW or PO constitute a contract with a customer.

Contracts generally contain termination provisions that give either party the right to terminate, without cause, the contract for any reason with 60-90 days’ notice and provide for payment of all services rendered to date. In media buying arrangements, no compensation would be due per the contractual terms prior to the execution of the media buy because the entity has not yet provided the contracted services. Therefore, the Blue Impact business’s contracts are considered short-term in nature. Given that the Blue Impact business’s contracts have an original expected duration of one year or less, no disclosures relating to the amounts and timing of unsatisfied performance obligations as of period end are made. Incremental costs of obtaining contracts are typically expensed as incurred by the Blue Impact business as the expected amortization period would generally be less than one year.

Performance Obligation Identification

Although the specific services and method of delivery vary based on the terms of each contract, management has identified three broad types of performance obligations present in the Blue Impact business’s contracts with customers. These performance obligations represent services that, when included in the same contract, are considered to be both capable of being distinct and distinct within the context of the contract.

●	Stand-ready obligation to perform a series of professional services. When the Blue Impact business’s contracts include a general scope of services, typically advertising or media, and outline a flat fee for services that is not reconciled to actual hours worked, the Blue Impact business views its promise to the customer as standing ready to provide professional service hours. This performance obligation is typically seen in the Blue Impact business’s ‘retainer’ relationships. Although the activities that the Blue Impact business may perform under retainer contracts may vary from day to day, the overall promise is to provide continuous access to these services for a specified period of time and this access represents a series of distinct services that are substantially the same and have the same pattern of transfer.

●	Delivery of an integrated creative solution. In contrast with the Blue Impact business’s retainer contracts, creative services contracts are project based and specify the deliverable, or integrated creative solution (e.g., advertising idea, concept, campaign, program, event, or strategy), desired by the customer. Billing for these arrangements is typically on a time and materials basis or for a fixed-fee, with labor representing the largest element of the transaction price. In delivering this integrated creative solution, the Blue Impact business contracts to perform a wide array of services which may include, but are not limited to, creative advertising, developing media buying guidelines, talent engagement, social media posting, planning, marketing, administrative services, reporting, monitoring, and/or production. Although these services are capable of being distinct, they are typically not distinct within the context of the contract, because each good or service significantly affects the other’s utility to the customer and as a result, the nature of the Blue Impact business’s promise is to provide an integrated creative solution. The Blue Impact business exercises considerable oversight over the integration of the promised services and these services significantly modify and customize each other. The Blue Impact business would not be fulfilling its promise to provide an integrated creative solution if it were to transfer independently the specified services, making the services highly interrelated.

●	Media buying agency services. When media buying is an identified service in a creative services contract, the service is considered distinct in the context of the contract as the Blue Impact business does not significantly integrate this service with other specified services. Media buying is not part of the combined output and rather facilitates the customer’s use of the creative solution. The Blue Impact business’s arranging for these media purchases does not further customize the creative solution delivered to the customer nor does the separate delivery diminish the utility of the creative solution. Moreover, there is not a high degree of interrelation between the other services and the arrangement of media buying as evidenced by the fact that customers make a separate purchasing decision and are billed separately for this service.

Transaction Price Determination

After identifying the performance obligations, the Blue Impact business determines the amount of consideration it expects to be entitled to for providing the services under the contracts based on the consideration specified in the customer arrangement. Total consideration includes both fixed and variable elements and excludes taxes collected on behalf of third parties.

Fixed consideration is typically in the form of fixed (often monthly) fees over the term of the arrangement based on an agreed upon billings schedule. This pricing model is used in contracts for retainer services where the Blue Impact business charges a fixed periodic fee and also in contracts for creative solutions for which the amounts billed are not adjusted for actual hours incurred.

Many of the Blue Impact business’s contracts provide for variable consideration including commission fees, performance incentives, vendor rebates, royalty revenues, and reimbursement of out-of-pocket expenses and third party costs. The Blue Impact business estimates such variable amounts at inception of the contract and to the extent the Blue Impact business determines that it cannot conclude that it is probable that a significant reversal in the cumulative revenue recognized will not occur, variable consideration is constrained and excluded from the transaction price.

For a limited number of creative solution contracts, the consideration provides for royalties to be paid. The Blue Impact business uses the most likely amount to estimate guaranteed minimum royalty payments and the expected value method to estimate sales-based royalty payments. Depending on the historical relationship with the customer, availability of product information, and the judgment of the Blue Impact business’s professionals, these amounts may or may not be constrained.

Media placement contracts may entitle the Blue Impact business to receive commission fees from the customer as well as rebates or credits from vendors based on transactions entered into on behalf of clients. Depending on the Blue Impact business’s contractual requirements and local laws, rebates and credits may either be remitted back to the Blue Impact business’s clients or retained by the Blue Impact business. When amounts are owed to the client, a liability is recognized. Amounts retained by the Blue Impact business relating to commission fees earned are considered fully constrained until the point in time when the purchased media is aired as this is the time when uncertainty related to variables such as the amount of media spending is sufficiently resolved. Amounts related to vendor rebates earned from vendors, and the portion to be remitted to clients, are estimated using the expected value method, and are presented in revenue, excluding billable expenses. Amounts constrained relating to vendor rebates are lifted when such amounts are no longer probable of significant reversal.

In some instances, media placement arrangements include performance incentives whereby the Blue Impact business will receive a bonus or credit based on either qualitative or quantitative factors. The Blue Impact business uses the most likely amount when estimating performance incentives as the Blue Impact business either does or does not achieve the bonus. Management does not anticipate significant amounts of cumulative revenue recognized will be reversed relating to estimated bonuses based on quantitative goals. For bonuses calculated using qualitative goals, the Blue Impact business waits for customer evaluation and confirmation as these qualitative targets are often highly subjective.

In both creative services and media buying arrangements, the Blue Impact business often incurs incidental expenses or “out-of-pocket expenses” for items such as meals, travel, and telecommunications charges. The Blue Impact business recognizes reimbursement of these amounts as revenues and expenses on a gross basis simultaneously as incurred. The Blue Impact business also receives reimbursement of pass through expenses incurred by third party vendors. When, the Blue Impact business is acting as the principal, such amounts are recognized as revenue and expense on a gross basis simultaneously as incurred.

At each reporting date, management evaluates the estimate of the total transaction price and determines if updates to the estimated total transaction price, including the constraint, are required. This analysis includes revisiting estimations of variable consideration to reflect management’s current expectations regarding the consideration the Blue Impact business will be entitled to and any new information relating to uncertainties or changes in conditions.

In certain contracts with start-up companies, the Blue Impact business may accept noncash consideration in the form of equity in the start-up company. In such instances, the fair value of these equity instruments as estimated at contract inception will be used to determine the transaction price. Subsequent changes in the fair value relating to the form of the consideration do not affect the transaction price and are accounted for separately.

As the majority of the Blue Impact business’s contracts are for a term of twelve months or less, as a practical expedient, the Blue Impact business is not required to adjust the promised amount of consideration for effects of a significant financing component.

Transaction Price Allocation

A majority of the Blue Impact business’s contracts contain a single performance obligation and therefore, do not require an allocation of the transaction price. For contracts containing multiple performance obligations, the Blue Impact business allocates the transaction price to each performance obligation on the basis of relative standalone selling price. In contracts including both creative solution and media buying performance obligations, commissions earned on media buying services are allocated entirely to the media buying performance obligation when such an allocation is reflective of the amount of consideration the Blue Impact business expects to be entitled to in exchange for the media buying agency services.

Recognition of Revenue

For the stand-ready performance obligation, the Blue Impact business has concluded recognition of revenue over time is appropriate as the customer simultaneously receives and consumes the benefits of the Blue Impact business’s performance in these arrangements. Since the entity’s efforts and customer’s benefits are expended and consumed evenly over the period, a time elapsed measure of progress is appropriate.

The Blue Impact business has also concluded that recognition of revenue over time is appropriate for the performance obligation to deliver an integrated creative solution, which by its nature is highly customized and customer-specific. Depending on the nature of the creative solution, the customer may simultaneously receive and consume the benefits of the Blue Impact business’s performance. When the customer does not consume the benefit of the entity’s performance until that performance is complete, the contractual terms usually provide the customer a legally enforceable claim to all work in process completed and the Blue Impact business an enforceable right to payment for creation of an asset with no alternative use. For these reasons, control is considered to transfer over time. The Blue Impact business determined an input based measure of progress, based on labor costs incurred, is generally appropriate for these arrangements. However, in certain instances, output methods of measuring progress may be utilized if such a measure would more faithfully depict the progress towards completion. With respect to creative solution services where revenue is based on time and materials, revenue is recognized as service is delivered.

Revenue for media buying agency services is recognized at a point in time as the contractual terms of these arrangements indicate the Blue Impact business is not compensated for any services in the event of termination prior to execution of the advertisement. Management determined that because the advertiser, not the media vendor, is its customer, its performance obligation as an agent is complete and control is considered transferred at the point in time when the media runs.

Principal versus Agent Considerations

When third parties are employed in the provision of services to the Blue Impact business’s customers, the Blue Impact business is required to evaluate whether it is acting as a principal or an agent. This assessment is contract specific and takes into consideration the particular facts and circumstances of each scenario. On a broad basis however, the following summarizes the Blue Impact business’s principal versus agent considerations.

Management determined that the Blue Impact business controls services provided by third parties engaged in fulfilling the integrated creative solution performance obligation because these services are combined by the Blue Impact business to deliver the final integrated creative solution and therefore, the Blue Impact business has the primary obligation to the customer. Although the Blue Impact business does not typically employ third parties in the provision of retainer services, if third parties were employed, the Blue Impact business would be considered the principal as it would control the services rendered by those third parties and would retain the primary obligation to the customer. As a result, revenue relating to these performance obligations is recognized at the gross amount of consideration to which the Blue Impact business expects to be entitled to.

When the Blue Impact business’s obligation is to arrange for the procurement of media on behalf of the customer, the Blue Impact business acts as an agent because ultimately, it is the media vendor, not the Blue Impact business that is responsible to the customer for airing of the purchased media. The Blue Impact business does not control the underlying distribution platforms or the services prior to transfer to the customer. Additionally, the Blue Impact business does not purchase media prior to receiving approval from the customer. Therefore, revenue is recognized at the net amount the Blue Impact business is entitled to retain.

Income Tax

In accordance with the accounting and reporting requirements of FASB ASC Topic 740, Income Taxes (ASC 740), income taxes are computed using a balance sheet approach reflecting both current and deferred taxes. Current and deferred taxes reflect the tax impact of all of the events included in the Combined Financial Statements. The basic principles employed in the balance sheet approach are (i) to reflect a current tax liability or asset that is recognized for the estimated taxes payable or refundable on tax returns for the current and prior years, (ii) to reflect a deferred tax liability or asset that is recognized for the estimated future tax effects attributable to temporary differences and carryforwards, (iii) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law of which the effects of future changes in tax laws or rates are not anticipated and (iv) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. There are certain situations in which deferred taxes are not provided. Some basis differences are not temporary differences because their reversals are not expected to result in taxable or deductible amounts. ASC 740 provides several specific exceptions to the underlying balance sheet approach to accounting for deferred taxes, including domestic and foreign outside basis differences, non-deductible goodwill and the tax effects on intra-entity inventory transactions. The Blue Impact business regularly evaluates changes to various tax regimes in the jurisdictions in which it operates to include only those particular taxes that are based on income and excludes other taxes, such as franchise and minimum taxes. To the extent a particular jurisdiction imposes a franchise tax and an additional tax or a tax that is based on a net tax concept, the Blue Impact business includes the net tax and/or the additional tax as a component of income tax. Net taxes result from a concept that is predicated on a component of revenue less an allowance expense.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. A tax benefit may only be recognized if it is more-likely-than-not to be sustained based solely on its technical merits and examination by taxing authorities. Significant judgement is required in assessing and estimating the more-likely-than-not tax consequences of the events included in the Combined Financial Statements. The Blue Impact business recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax provision. It adjusts its tax reserve estimates periodically because of ongoing examinations by, and settlements with, various taxing authorities, as well as changes in tax laws, regulations and interpretations.

The Blue Impact business may be subject to potential examination by various taxing authorities in the areas of income taxes. Such examinations may result in future tax and interest assessments by these taxing authorities. Examples of such transactions include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with local tax laws. The Blue Impact business assesses its uncertain tax positions for the likelihood that they would be overturned upon examination by a taxing authority. It does not believe that there are any additional issues other than those identified in Note 13 of the Combined Financial Statements under review that could result in significant payments, accruals or material deviation from its positions.

On December 22, 2017, the Tax Cuts and Jobs Act (“the U.S. Tax Act”) was enacted by Congress. The U.S. Tax Act requires (i) complex computations to be performed that were not previously required by U.S. tax law, (ii) significant judgments to be made in interpretation of the provisions of the U.S. Tax Act, (iii) significant estimates in calculations, and iv) the preparation and analysis of information not previously relevant or regularly produced. The U.S. Treasury Department, the IRS, and other standard-setting bodies will continue to interpret or issue guidance on how provisions of the U.S. Tax Act will be applied or otherwise administered. As future guidance is issued, the Blue Impact business may make adjustments to amounts that the Blue Impact business has previously recorded that may materially impact the Blue Impact business’s provision for income taxes in the period in which the adjustments are made. The Act provides that a person who is a U.S. shareholder of any controlled foreign corporation (“CFC”) is required to include its global intangible low-taxed income (“GILTI”) in gross income for the tax year in a manner generally similar to that for Subpart F inclusions. GILTI is defined as the excess (if any) of the U.S. shareholder’s net CFC tested income for that tax year, over the U.S. shareholder’s net deemed tangible income return for that tax year. The Blue Impact business notes that GILTI does not apply to the operations presented in these financial statements as historically no U.S. shareholder of a CFC has existed; the Blue Impact business will be subject in future years given the new structure, as described in Note 1. The Blue Impact business therefore has not determined a policy for treatment of the tax effects of GILTI at this time. Refer to Note 13 for additional information.

Business Combinations

Business combinations are accounted for using the acquisition method. Accordingly, the assets acquired, liabilities assumed and any non-controlling interest in the acquired business are recorded at the acquisition date fair value. Upon acquisition, the purchase price is first allocated to identifiable assets and liabilities, with any remaining purchase price recorded as goodwill. In circumstances where control is obtained and less than 100% of a business is acquired, goodwill is recorded as if 100% were acquired. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and involves the use of significant estimates, including projections of future cash inflows and outflows, discount rates, asset lives and market multiples. Considering the characteristics of advertising and marketing services companies, the Blue Impact business’ acquisitions usually do not have significant amounts of tangible assets, as the principal asset that it typically acquires is creative talent. As a result, a substantial portion of the purchase price is allocated to goodwill and other intangible assets. The results of operations of acquired businesses are included in the Combined Financial Statements from the acquisition date.

Acquisition-related costs, including advisory, legal, accounting, valuation and other costs, are expensed as incurred. Certain acquisitions include an initial payment at closing and provide for future additional contingent purchase price payments (“contingent acquisition consideration”), which are recorded as a liability at the acquisition date fair value using the discount rate in effect on the acquisition date. Amounts earned under these contingent purchase price payments may be subject to a maximum and subsequent changes in the fair value of the liability are recorded in the Combined Financial Statements. See Note 5 to the Combined Financial Statements included in this Annex G for additional information.

Impairment

Goodwill and Indefinite Lived Intangible Assets

In accordance with FASB ASC Topic 350, Intangibles — Goodwill and Other, goodwill and indefinite-life intangible assets, such as trademarks, acquired as a result of a business combination are tested for impairment annually, or more frequently if indicators of potential impairment exist. Neither goodwill nor indefinite-life intangible assets are subject to amortization.

Goodwill

For goodwill, impairment is assessed at the level of each agency family, or segment. For the annual impairment testing, the Blue Impact business has the option of assessing qualitative factors to determine whether it is more likely than not that the carrying amount of a reporting unit exceeds its fair value. Qualitative factors considered in the assessment include industry and market considerations, the competitive environment, overall financial performance, changing cost factors such as labor costs and other factors specific to each segment, such as changes in management or key personnel. If the Blue Impact business elects to perform the qualitative assessment and concludes that it is more likely than not that the fair value of the segment is more than its carrying amount, then goodwill is not considered impaired and the quantitative impairment test is not necessary.

For reporting units for which the qualitative assessment concludes that it is more likely than not that the fair value of the reporting unit is less than its carrying amount and for reporting units for which the qualitative assessment is not performed, the Blue Impact business will perform the prescribed impairment test. This impairment test compares the fair value of a reporting unit with its carrying amount. If the fair value is less than the carrying amount, the Blue Impact business will recognize an impairment charge for the excess, provided the loss recognized does not exceed the total amount of goodwill allocated to that reporting unit. After an impairment loss is recognized, the adjusted carrying amount of the goodwill becomes the new accounting basis of the asset.

During 2019, the Blue Impact business changed the annual impairment testing date from December 31 to October 1. The Blue Impact business considers the new testing date to be preferable as it aligns the impairment testing process with the annual budgeting and quarter-end closing processes. The change to the impairment testing date did not result in delay, acceleration, or avoidance of impairment charges.

Indefinite-Lived Intangible Assets

For indefinite-lived intangible assets, the Blue Impact business has the option of assessing qualitative factors to determine whether it is more likely than not that the indefinite-lived intangible asset is impaired. The qualitative assessment is consistent with the qualitative assessment performed for goodwill. If the qualitative assessment is not performed, or the factors indicate it is more likely than not that impairment exists, a quantitative test is performed. The quantitative impairment test for indefinite-lived intangible assets consists of a comparison of the fair value of the indefinite-lived intangible asset with its carrying amount. If the carrying amount of the indefinite-lived intangible asset exceeds its fair value, the Blue Impact business recognizes an impairment loss in an amount equal to that excess. After an impairment loss is recognized, the adjusted carrying amount of the indefinite-lived intangible asset becomes the new accounting basis of the asset. See Note 8 of the Combined Financial Statements included in this Annex G for additional information.

Definite-Lived Intangible Assets

Acquired definite lived intangibles are subject to amortization over their useful lives. The method of amortization selected reflects the pattern in which the economic benefits of the specific intangible asset is consumed or otherwise used up. If that pattern cannot be reliably determined, a straight-line amortization method is used over the estimated useful life. Intangible assets that are subject to amortization are reviewed for potential impairment at least annually or whenever events or circumstances indicate that carrying amounts may not be recoverable. Events or circumstances that might require impairment testing include the loss of a significant client, the identification of other impaired assets within a reporting unit, loss of key personnel, the disposition of a significant portion of a reporting unit, or a significant adverse change in business climate or regulations. Recoverability of these assets is determined by comparing the carrying value of these assets to the estimated undiscounted future cash flows expected to be generated by these assets. These assets are impaired when their carrying value exceeds their fair value. Impaired intangible assets with definite lives subject to amortization are written down to their fair value with a charge to expense in the period the impairment is identified.

The Blue Impact business provides for amortization of definite lived intangible assets using the straight-line method designed to amortize costs over estimated useful lives as follows:

Estimated Useful Life
Customer relationships and royalty contracts	Six to ten years
Software	Three to five years
Favorable lease agreements	Two to ten years

These estimated useful lives and amortization methods are reviewed at each year-end, with the effect of any changes in estimates accounted prospectively. All amortization expense is included within selling, general and administrative expenses in the Combined Statements of Income and Comprehensive Income. See to Note 8 for additional information.

Share-Based Payments

Vision 7 has equity-settled share-based compensation plans and accounts for grants under the plans in accordance with the fair-value-based method of accounting for share-based compensation. Compensation expense for share options awarded under the plans is measured at the fair value at the grant date using the Black-Scholes valuation model and is recognized on a straight-line basis over the vesting period of the options granted. Vision 7 estimates its forfeiture rate in order to determine the compensation expense arising from share-based awards. See Note 15 of the Combined Financial Statements included for additional information.

Recently Issued Accounting Pronouncements

Accounting pronouncements not listed below were assessed and determined to be either not applicable or of minimal expected impact to the Combined Financial Statements. See to Note 2 to the Combined Financial Statements for information on the adoption of new accounting standards and accounting standards not yet adopted.

ASU 2016-02

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02” or “Topic 842”), which increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and enhances disclosures of key information about leasing arrangements. The amendments require that lessees recognize the rights and obligations resulting from leases as assets and liabilities on their balance sheets, initially measured at the present value of the lease payments over the term of the lease, including payments to be made in optional periods to extend the lease and payments to purchase the underlying assets if the lessee is reasonably certain of exercising those options. The main difference between previous U.S. GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. The ASU is effective for nonpublic entities for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The Blue Impact business will adopt the standard for annual periods as of January 1, 2021 and for interim periods as of January 1, 2022. The Blue Impact business will concurrently adopt ASU 2018-11, Leases (Topic 842), Targeted Improvements (“ASU 2018-11”) and ASU 2018-10, Codification Improvements to Topic 842, Leases (“ASU 2018-10”). Management will apply the modified retrospective transition approach upon adoption and will elect the transition option to apply the transition provisions as of the effective date rather than as of the earliest comparative period presented. The Blue Impact business is in the process of performing the evaluation of the potential impact the adoption of this guidance will have on the Blue Impact business’s Combined Financial Statements. The Blue Impact business expects to recognize material right-of-use assets and lease liabilities.

ASU 2016-13

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. ASU 2016-13 is effective for annual periods beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2018. The Blue Impact business will adopt ASU 2016-13 on January 1, 2023 for both annual and interim periods using a modified retrospective approach. The Blue Impact business will concurrently adopt the guidance relating to ASU 2016-13 in the following standards: ASU 2020-03, Codification Improvements to Financial Instruments (“ASU 2020-03”), ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments – Credit Losses (“ASU 2019-11”), ASU 2019-05, Financial Instruments – Credit Losses (Topic 326), Targeted Transition Relief (“ASU 2019-05”), ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments – Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments (“ASU 2019-04”), and ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments – Credit Losses (“ASU 2018-19”) The Blue Impact business is not yet in a position to assess the effect of this new guidance on the Blue Impact business’s results of operations or financial position.

ASU 2018-15

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40), Customer’s Accounting for implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (“ASU 2018-15”). The amendments in this update align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license). ASU 2018-15 is effective for annual reporting periods beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. Early adoption of the amendments in this update is permitted, including adoption in any interim period, for all entities. The Blue Impact business will adopt the standard for annual periods as of January 1, 2021 and for interim periods as of January 1, 2022 by applying the amendments in the Update prospectively to all implementation costs incurred after the date of adoption. The effect of adoption is not expected to be material.

ASU 2019-12

In December 2019, the FASB issued Accounting Standard Update No. 2019-12, Income Taxes (Topic 740), Simplifying the Accounting for Income Taxes (“ASU 2019-12”). The amendments in the Update simplify the accounting for income taxes by removing certain exceptions and amending certain exceptions to the general principles of existing guidance under ASC 740. The amendments also improve consistent application of and simplify GAAP by clarifying and amending existing guidance. ASU 2019-12 is effective for annual reporting periods beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, for periods for which financial statements have not yet been made available for issuance. The Blue Impact business will adopt the standard for annual periods as of January 1, 2022 and for interim periods as of January 1, 2023 by applying the amendments in the Update prospectively. The Blue Impact business is evaluating the impact of the new guidance and is not yet in a position to assess the effect of this new guidance on the Blue Impact business’s results of operations or financial position.

Recently Adopted Accounting Pronouncements

ASU 2014-09

Effective January 1, 2019, the Blue Impact business adopted ASC 606. ASC 606 was applied using the modified retrospective method to all contracts not yet completed as at transition date. The cumulative effect of the initial application was recognized as an adjustment to increase opening net parent investment at January 1, 2019 by $0.9 million. Comparative periods have not been adjusted and continue to be reported under ASC Topic 605, Revenue Recognition (“ASC 605”).

In preparing for the adoption of ASC 606, management undertook a comprehensive review of the Blue Impact business’s revenue recognition accounting policy. Specifically management reviewed the appropriateness of the Blue Impact business’s revenue accounting policies under ASC 605 in relation to the new guidance under ASC 606. In doing so, management focused on areas of significant judgment required when recognizing revenue.

Based on management’s review, the Blue Impact business recognized an increase in the number of performance obligations in certain arrangements. Previously, media planning was not accounted for separately from media buying services when such services were part of the same contract. As a result, those planning services were not recognized over time.

After identifying the performance obligations, management evaluated whether each performance obligation meets the over-time revenue recognition criteria. Management concluded that the policy of recognizing over time revenue relating to its retainer and creative services contracts continues to be appropriate as control of these services generally transfers to the customer over the contractual period. Similarly, management determined the recognition of media placement revenue at a point in time continues to be appropriate.

Management next considered whether the method of measuring progress for service arrangements requiring performance over time continued to be appropriate under the new guidance. For service arrangements resulting in a specified deliverable, there is typically a direct relation between the Blue Impact business’s progress in satisfying its obligation to the customer and costs incurred, where the predominant component of costs incurred relates to direct labor expenses. This conclusion is consistent with the Blue Impact business’s policy under ASC 605 of measuring progress on the basis of hours or costs incurred and validating the measure of progress using a measure of value delivered. Under ASC 605, the Blue Impact business applied the completed contract method to a limited number of arrangements. Under ASC 606, use of this method is not supportable and does not achieve the overall objective of ASC 606 in depicting the Blue Impact business’s progress towards satisfying its performance obligation. As a result of this change, the Blue Impact business recognized an increase to the opening balance of net parent investment as of January 1, 2019, to reflect the progress towards completion on contracts where the Blue Impact business historically applied the completed contract method.

For retainer services, the Blue Impact business determined that the prior policy of recognizing revenue ratably on a straight-line basis over the term of the arrangement continues to be appropriate as the Blue Impact business provides a continuous service of standing ready over the term of the arrangement with no substantial gaps in service.

In regards to media buying services, the Blue Impact business considered that because there are no enforceable rights and obligations in these arrangements until the media is placed, revenue is recognized at a point in time, consistent with the prior conclusion under ASC 605. Moreover, the control-based assessment under ASC 606 indicates that the point in time when this revenue should be recognized continues to be when the media runs.

As the Blue Impact business incurs significant third party costs on behalf of clients as part of satisfying its contractual obligations, the determination of whether the Blue Impact business is acting as a principal or agent is a key judgment that affects the determination of the Blue Impact business’s performance obligations and the amount of revenue recognized. Management therefore evaluated the nature of its promises using the control-focused assessment under ASC 606 and determined the previous conclusions reached under ASC 605 continue to be appropriate. That is, in providing retainer and creative services, the Blue Impact business controls the services rendered by third parties and acts as the principal. In providing media buying services, the Blue Impact business is arranging for services to be provided to the customer by another party, and therefore is acting as an agent. The Blue Impact business will continue to recognize revenue on a gross basis for arrangements where it is acting as principal and on a net basis for arrangements where it is acting as an agent.

ASU 2016-01

Effective January 1, 2019, the Blue Impact business concurrently adopted FASB ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”), ASU 2018-03, Technical Corrections and Improvements to Financial Instruments — Overall, Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2018-03”),ASU 2018-09, Codification Improvements (“ASU 2018-09”), and provisions relating to ASU 2016-01 in ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments (“ASU 2019-04”). This guidance requires that most equity investments be measured at fair value, with subsequent changes in fair value recognized in net income. ASU 2016-01 does not affect the accounting for investments that would otherwise be consolidated or accounted for under the equity method. The new standard also affects financial liabilities under the fair value option and the presentation and disclosure requirements for financial instruments. The guidance was applied using the modified retrospective method, except for the amendments relating to equity securities without readily determinable fair values, which were applied prospectively. The Blue Impact business recognized the cumulative effect of the initial application as an adjustment to increase opening net parent investment at January 1, 2019 by $0.1 and comparative periods have not been adjusted. The effect of this change on the Blue Impact business’s financial position and cash flows was not considered material. These standards will be adopted for interim reporting purposes effective January 1, 2020.

ASU 2016-15

Effective January 1, 2019, the Blue Impact business adopted ASU 2016-15, Statement of Cash Flows (“ASU 2016-15”) using the retrospective transition method. This new guidance is intended to reduce diversity in practice regarding the classification of certain transactions in the statement of cash flows. The effect of adoption was not material to the Blue Impact business.

ASU 2016-18

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (“Topic 230”) which requires that the statement of cash flows present the change during the period in the total cash, cash equivalents and amounts generally described as restricted cash or restricted cash equivalents. Effective January 1, 2019, the Blue Impact business adopted this guidance retrospectively. The Combined Statements of Cash Flows now reflect the inclusion and activity of restricted cash balances of $0.5, $0.5, and $0.6 as of December 31, 2019, 2018, and 2017.

ASU 2017-01

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”). The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The Blue Impact business adopted this guidance as of January 1, 2019 and will apply the guidance prospectively. The impact on the Blue Impact business’s Combined Balance Sheets and Statements of Income and Comprehensive Income was not material.

ASU 2018-02

In February 2018, the FASB issued ASU 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (“ASU 2018-02”), which addresses the treatment of certain stranded income tax effects resulting from the U.S. Tax Act. The ASU allows companies to reclassify stranded tax effects within accumulated other comprehensive income to retained earnings either in the period of adoption or in each period in which the effect of the change in the U.S. federal corporate income tax rate in the Act (or portion thereof) is recognized. ASU 2018-02 is effective for the Blue Impact business for annual periods beginning after December 15, 2018, and interim periods within those fiscal years. The Blue Impact business has adopted the guidance for annual and interim periods as of January 1, 2019. Upon adoption, the Blue Impact business has not reclassified deferred tax effects out of other comprehensive income as the Blue Impact business does not have deferred taxes in other comprehensive income. Therefore, there was no impact of adoption.

Quantitative and Qualitative Disclosure about Market Risk

In the normal course, the Blue Impact business is exposed to various types of market risks to the extent that it does not use effective hedging arrangements. The Blue Impact business historically has not used derivative financial instruments for speculative or trading purposes, however, this does not preclude the Blue Impact business’s adoption of specific hedging strategies in the future.

Credit Risk

Credit risk is the risk of financial loss to the Blue Impact business if a customer or counterparty to a financial asset fails to meet its contractual obligations. The Blue Impact business’s principal financial assets consist of cash, accounts receivable and certain other long-term assets, which represent the Blue Impact business’s exposure to credit risk in relation to financial assets.

The timing of purchases of media and third party services on behalf of the Blue Impact business’s clients affect the Blue Impact business’s credit risk. Its agencies enter into commitments to pay costs of media providers, production companies and other third party suppliers such as independent contractors and social media influencers to meet clients’ needs. To the extent possible, these agencies pay these costs after they have received funds from their clients. The amounts involved, which can substantially exceed these agencies’ revenue, excluding billable expenses are included in accounts payable when the services are delivered by such third parties. Where purchases of media or services are made by these agencies as a principal, the risk of a material loss as a result of payment default by such clients could increase significantly. Generally, the Blue Impact business does not require collateral or other security from clients for accounts receivable; however, credit is extended following an evaluation of creditworthiness. In addition, the Blue Impact business performs ongoing credit reviews of all of its clients and establishes an allowance for expected credit losses when accounts are determined to be uncollectible. Additionally, to manage the risk of payment default, the Blue Impact business, in certain instances, based on such credit reviews of clients, takes actions such as requiring advance payment and obtaining letter of credit. As of December 31, 2019, the Blue Impact business’s maximum credit risk exposure for accounts receivable was $29.6 million. Due to its large number of clients and the diversified nature across industries and geographies of its client base, the Blue Impact business does not believe that it is exposed to a concentration of credit risk. However, during periods of economic downturn, the credit profiles of clients could change.

Foreign Currency Risk

Due to the international nature of the Blue Impact business’s operations, it is subject to translation and transaction risks related to changes in foreign currency exchange rates. Changes in the value of foreign currencies against the U.S. Dollar, which is the reporting currency for the Blue Impact business, affect the results of operations and financial position of the Blue Impact business. The Blue Impact business entities use the local currency in which they operate as their functional currency. The foreign currencies that most significantly impacted the Blue Impact business’s results during the year ended December 31, 2019 were the Canadian Dollar, Euro and British Pound Sterling.

The Blue Impact business is subject to foreign currency risk arising from changes in the value of its foreign currency denominated debt. However, the principal and interest payments of the Blue Impact business’s foreign currency denominated debt is denominated in the same currency as the functional currency of the obligors of such debt. As a result, its foreign currency risk related to its foreign currency denominated debt is mitigated. The Blue Impact business is also exposed to currency risks as a result of potential exchange rate fluctuations where transactions are made in currencies other than the functional currencies of each of its constituent segments. However, for the most part, because the revenue and expenses of its foreign operations are denominated in the same local currency, the economic impact on operating margin is minimized. The Blue Impact business considers these risks to be relatively limited and therefore does not hedge its foreign exchange risk.

The effects of foreign currency exchange transactions on the Blue Impact business’s results of operations and financial condition are discussed in Note 2 to the Consolidated Financial Statements.

The Blue Impact business monitors the currencies of countries in which it operates in order to determine if the country should be considered a highly inflationary environment. A currency is determined to be highly inflationary when there is cumulative inflation of approximately 100% or more over a three-year period. If this occurs, the functional currency of that country would be changed to the Blue Impact business’s reporting currency, the U.S. Dollar, and foreign exchange gains or losses would be recognized on all monetary transactions, assets and liabilities in currencies other than the U.S. Dollar until the currency is no longer considered highly inflationary.

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Blue Impact business’s interest rate risk exposure results from its variable-rate financial instruments. As of December 31, 2019, the Blue Impact business had approximately $65.2 million in variable-rate financial instruments.

Assuming that the total principal amount of the Blue Impact business’s variable-rate financial instruments remained constant during the year ended December 31, 2019, a 1% increase in interest rates would have increased its interest expense by $0.7 million, whereas a 1% decrease in interest rates would have decreased its interest expense by $0.7 million.

In March and April 2020, the Blue Impact business entered into two interest swap arrangements over an aggregate principal amount of approximate $17.0 million to mitigate its interest rate risk.

Market Risk

WAS’s pension plan assets are exposed to market risk. The fair value of its pension plan assets may appreciate or depreciate during the year, which can result in lower or higher pension expense and funding requirements in future periods.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Pursuant to the Business Combination, as described below in greater detail, Blue Impact Target will hold the Blue Impact business; Legacy will acquire all of the issued and outstanding shares of Blue Impact Target; and Legacy will change its name to Blue Impact Inc.

To assist in your analysis of the financial impact of the Business Combination, the following condensed combined pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X:

●	The unaudited pro forma condensed combined balance sheet as of March 31, 2020 combines the historical consolidated balance sheet of Legacy as of March 31, 2020 and the historical combined balance sheet of the Blue Impact business as of December 31, 2019 giving effect to the Business Combination on a pro forma basis as if it had been completed as of March 31, 2020.

●	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and the three months ended March 31, 2020 combine, as applicable, the historical condensed statement of operations of Legacy for the year ended December 31, 2019 and the three months ended March 31, 2020 with the historical combined statement of operations of the Blue Impact business for the twelve months ended December 31, 2019 and the three months ended December 31, 2019, in each case, giving effect to the Business Combination on a pro forma basis as if it had been completed on January 1, 2019.

The Blue Impact business is a “foreign business” as defined under applicable SEC rules and regulations. As a result, the most recent financial statements for the Blue Impact business (included elsewhere in this Consent Solicitation Statement) are audited combined financial statements as of and for the twelve months ended December 31, 2019. For purposes of providing the updated pro forma condensed combined financial information set forth herein, (i) Blue Impact business balance sheet information is derived from Blue Impact business audited accounts as of December 31, 2019 and (ii) Blue Impact business statement of operations information for the three months ended December 31, 2019 is based on certain Blue Impact business unaudited management account information. These results for the three months ended December 31, 2019 were prepared on a basis consistent with the full-year 2019 historical results for the Blue Impact business but have not been audited or reviewed by any independent accountant and may not reflect all necessary adjustments in accordance with U.S. GAAP.

The unaudited pro forma condensed combined financial information should be read in conjunction with (i) “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Blue Impact Business,” included elsewhere in this Annex G, (ii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy” included elsewhere in this Annex G (three months ended March 31, 2020 and 2019) and in the proxy statement attached as Annex F to the Consent Solicitation Statement (2019 and 2018), and (iii) the following historical financial statements and accompanying notes of Legacy and the Blue Impact business:

●	Legacy’s audited consolidated financial statements as of and for the year ended December 31, 2019 and the related notes (included in the proxy statement attached as Annex F to the Consent Solicitation Statement);

●	Legacy’s unaudited consolidated financial statements as of and for the three months ended March 31, 2020 and the related notes (included elsewhere in this Annex G); and

●	The Blue Impact business’ audited combined financial statements as of and for the year ended December 31, 2019 and the related notes (included elsewhere in this Annex G).

Description of the Business Combination and Warrant Amendment

Pursuant to the Share Exchange Agreement with the Seller, Legacy will purchase from Blue Valor all of the issued and outstanding shares of Blue Impact Target that at Closing will hold the Blue Impact business.

Pursuant to the Share Exchange Agreement, at the Closing, the Seller will receive 27 million shares of Legacy common stock (i.e., the Closing Shares), subject to adjustment as set forth below, and Legacy expects to (a) assume up to approximately $40 million of net debt related to the Blue Impact business, (b) assume $48 million of deferred acquisition purchase price obligations, and (c) pay up to approximately $90 million related to the acquisition of 100% of Madhouse. The closing market price for Legacy’s publicly traded common stock on Thursday, August 22, 2019 (the day before the signing and announcement of the Share Exchange Share Exchange Agreement) was $10.17 per share.

To facilitate the business combination, the Legacy Sponsor will forfeit at Closing 3.5 million Founder Shares and the Seller has agreed to reduce the number of shares of Closing Payment Shares from 30.0 million (as originally provided in the Share Exchange Agreement) to 27.0 million shares. Pursuant to the Sponsor and Seller Earn Back provisions, the Legacy Sponsor may earn back 2.0 million of its forfeited shares (based on the post-Closing trading prices and/or per share consideration in a company sale) and Seller may earn back all 3.0 million of its forfeited shares (based on the post-Closing trading prices for our commons stock or per share consideration in a company sale or upon 10 years elapsing from the Closing).

The proposed Warrant Amendments would provide that each outstanding public warrant and each outstanding private placement warrant shall no longer be exercisable to purchase one-half share of common stock for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the Closing, the aggregate gross cash proceeds from the trust, after redemptions and any PIPE Financing (if consummated), equals at least $225 million, $1.00 in cash or (ii) if, at the Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), is less than $225 million, $0.50 in cash and 0.055 of a share of common stock. However, in respect of 14,587,770 private placement warrants beneficially owned by the Legacy Sponsor, Seller and Sponsor have agreed each such private placement warrant will be exchanged for 0.11 of a share of common stock (or 1,604,655 shares in total). Holders of the remaining 2,912,230 private placement warrants are assumed to receive the same consideration payable in respect of the pubic warrants.

The Closing Shares will be subject to adjustment following Closing based on the extent to which, as of the Closing Date, (a) the net debt of the Blue Impact business, (b) the deferred acquisition purchase price obligations for the Blue Impact business (excluding Madhouse) and (c) the amount of the purchase price to acquire 100% of Madhouse, are each finally determined to be greater or less than the targets for such amounts specified in the Share Exchange Agreement. The determinations as of the Closing Date of the foregoing amounts and any related adjustments will be mutually agreed to by the Seller and a committee of independent directors of Blue Impact with any disagreements being resolved by a nationally recognized independent public accounting firm jointly selected by the Seller and Blue Impact.

Post-Closing up to $222 million also may be payable to the Seller after the 2022 audit is complete in the form of an incentive-based earn-out tied to average profit growth of the Madhouse business over the three-year period ending December 31, 2022. The earn-out will be payable at Blue Impact’s option in cash, stock or a combination thereof if Blue Impact’s common stock share price at the time of payment is at least $10 per share. If not, then dependent upon Blue Impact’s then-available cash, the earn-out will be payable in cash or subordinated notes. Seller has partially and irrevocably assigned a portion of any earn-out payment to fund a long-term incentive plan to be established for the benefit of designated individuals employed by or associated with the Blue Impact business.

The Closing of the Business Combination is subject to a number of conditions including (i) approval by Legacy’s stockholders of the Business Combination, (ii) the completion of the Reorganization, (iii) the Blue Impact business having a minimum of US$10,000,000 in cash, and (iv) Legacy having at least US $5,000,001 of net tangible assets at Closing and aggregate gross cash proceeds of at least US $120,000,000, following any share redemptions by Legacy’s stockholders and the PIPE Financing (if consummated).

Description of the Reorganization

As described in “Blue Impact Operating Structure and History and the Reorganization,” BlueFocus, through various direct and indirect subsidiaries, currently owns the following six international operating companies, which directly and through their respective subsidiaries conduct the Blue Impact business: Vision 7, Madhouse, WAVS, Metta, Fuse and Indigo (collectively, the “Operating Companies”).

The Reorganization to be effected by Blue Focus and its affiliates (including Seller) will result in Blue Impact Target owning at Closing directly 100% of the outstanding shares of the six Operating Companies and, indirectly, their respective subsidiaries. However, Blue Impact Target will not acquire (i) the shares or assets of the PRC-incorporated subsidiaries comprising part of the Blue Impact business or (ii) the financial assets or liabilities of those PRC entities or their obligations for borrowed money. Instead, prior to Closing, (i) these excluded PRC entities and the excluded assets and liabilities will be transferred to, retained by or assumed by the Seller and (ii) the PRC entities holding the relevant businesses will enter into a series of control and related arrangements for the benefit of the Blue Impact Operating Companies. As of December 31, 2019, the relevant PRC share transfers and control and related arrangements were made and entered into with respect to Madhouse’s PRC subsidiaries. These Madhouse activities in December 2019 are referred as the December 2019 Madhouse Reorganization Activities.

Through the control and related arrangements implemented as part of the December 2019 Madhouse Reorganization Activities, Blue Impact will maintain effective control and economic ownership of the applicable Madhouse PRC entity and, as a result, Blue Impact will continue to consolidate those controlled affiliate entities from the perspective of its financial statements. Once similar control and related arrangements are effectively implemented with respect to the other excluded PRC entities, Blue Impact similarly expects to consolidate those controlled affiliate entities.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in conformity with US GAAP and related SEC guidance. Under this method of accounting, Legacy is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the Blue Impact business comprising the ongoing operations of the combined company, senior management of the Blue Impact business or the entities affiliated with the Blue Impact business comprising the senior management of the combined company, and the Seller’s stockholder having the largest portion of voting rights of the combined company. Following the combination, the Board of Directors will consist of eleven directors, initially including two vacancies. Immediately after the closing, the Purchaser Board will have nine directors, and six of those will be designated by the Seller with the remaining three selected by the Founder Investors’ Representative. Of the six selected by Blue Impact business, at least three must be NYSE Independent and at least two must be Independent. Of the three selected by the Sponsor at least two must be NYSE Independent and at least one must be Independent. Other factors were considered, including size of the entities and the location of the combined company’s headquarters. Based on the preponderance of evidence as described above, the Blue Impact business is the accounting acquirer in the Business Combination.

Accordingly, the Blue Impact business’s assets and liabilities will be recorded at their pre-combination carrying amounts and the historical operations that are reflected in the unaudited pro forma condensed combined financial information will be those of the Blue Impact business. Legacy’s assets and liabilities will be combined with the assets, liabilities and results of operations of the Blue Impact business upon the consummation of the Business Combination. Blue Impact will credit equity for the fair value of the net monetary assets of Legacy, with no goodwill or intangible assets being recognized in this transaction.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with US GAAP and pursuant to the rules and regulations of SEC Regulation S-X, and presents the pro forma financial position and results of operations of the combined companies based upon the historical data of Legacy and the Blue Impact business after giving effect to the Business Combination, including the December 2019 Madhouse Reorganization Activities described above, the share forfeiture by Seller and the Sponsor (described above) and completion of the Warrant Amendments (assuming that all private warrants receive solely common stock). The pro forma adjustments are based on certain currently available information and certain assumptions and methodologies that the Seller and Legacy believe are reasonable under the circumstances.

Each Legacy public shareholder has the right to redeem its Class A common stock for an amount in cash equal to such shareholder’s pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to Closing. The unaudited pro forma condensed combined financial information does not give effect to any pre-Closing loans agreed to be made by Seller pursuant to the Extension Amendment, with the amount of such Seller loans contributed to the trust account or used to fund up to $300,000 in agreed costs and expenses incurred by Legacy prior to Closing.

In addition, the unaudited pro forma condensed combined financial information does not give effect to any PIPE Financing, post-Closing adjustment to the Closing Shares, deferred shares issued to Seller or Sponsor pursuant to the Earn Back provisions, or payment in connection with the earn-out. Accordingly, the pro forma adjustments are likely to be revised as additional information becomes available (including the amount of any purchase price adjustment) and alternative valuation methodologies are evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and these differences may be material. The Seller and Legacy believe that their assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any PIPE Financing, the potential impact of current financial and public health conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The actual results reported in periods following the transaction may differ significantly from those reflected in the pro forma financial information presented herein for a number of reasons, including differences between the assumptions used to prepare this pro forma financial information and actual results. Future results may vary significantly from the results reflected due to various factors, including those risks discussed under “Risk Factors” beginning on page 59 of the proxy statement attached as Annex F to this Consent Solicitation Statement and the factors and other considerations discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operation for the Blue Impact Business” included elsewhere in this Annex G.

Pro Forma Condensed Combined Balance Sheet
As of March 31, 2020
(Unaudited)
(in millions)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	LGC as of March 31, 2020	Blue Impact as of December 31, 2019	Pro Forma Adjustments	Note	Pro Forma Balance Sheet	Pro Forma Adjustments	Note	Pro Forma Balance Sheet
Assets
Cash and Cash Equivalents	0.6	75.7	305.9	A	194.8	305.9	A	25.3
	—	—	(54.0)	B		(54.0)	B
	—	—	(90.0)	D		(185.9)	C
	—	—	(10.5)	E		(90.0)	D
	—	—	—			(10.5)	E
	—		(32.9)	I
	—					(16.5)	I
Restricted Cash	—	0.5	—		0.5	—		0.5
Accounts Receivable	—	478.2	—		478.2	—		478.2
Contract Assets	—	86.7	—		86.7	—		86.7
Other Current Assets	0.1	39.1	—		39.2	—		39.2
Current Assets	0.7	680.2	118.5		799.4	(51.0)		629.9

Property and Equipment	—	16.7	—		16.7	—		16.7
Intangible assets	—	92.5	—		92.5	—		92.5
Investments	—	3.0	—		3.0	—		3.0
Cash and investments held in Trust Account	305.9	—	(305.9)	A	—	(305.9)	A	—
Deferred Income Taxes	—	0.3	—		0.3	—		0.3
Goodwill	—	364.3	—		364.3	—		364.3
Other Non-Current Assets	—	2.8	—		2.8	—		2.8
Non-Current Assets	305.9	479.6	(305.9)		479.6	(305.9)		479.6
Total Assets	306.6	1,159.8	(187.4)		1,279.0	(356.9)		1,109.5
								—
Liabilities and Equity								—
Accounts Payable	2.5	422.0	—		424.5	—		424.5
Contract Liabilities	—	41.6	—		41.6	—		41.6
Short-Term Loan	—	14.6	—		14.6	—		14.6
Other current liabilities	4.9	110.9	(9.8)	B	108.1	(9.8)	B	108.1
	—	—	2.1	E		2.1	E
Total Current Liabilities	7.4	589.1	(7.7)		588.8	(7.7)		588.8

Long-Term Debt	—	65.2	—		65.2	—		65.2
Deferred Income Taxes	—	16.2	—		16.2	—		16.2
Deferred underwriting commission	10.5	—	(10.5)	B	—	(10.5)	B	—
Other Non-Current Liabilities	—	19.2	—		19.2	—		19.2
Total Non-Current Liabilities	10.5	100.6	(10.5)		100.6	(10.5)		100.6
Total Liabilities	17.9	689.7	(18.2)		689.4	(18.2)		689.4

Redeemable equity	283.7		(283.7)	C	—	(283.7)	C	(0.0)
Redeemable Non-controlling interest	—	5.2	—		5.2	—		5.2

Equity	—	—	—		—	—		—
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—	—		—	—		—

Pro Forma Condensed Combined Balance Sheet
As of March 31, 2020 – (Continued)
(Unaudited)
(in millions)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	LGC as of March 31, 2020	Blue Impact as of December 31, 2019	Pro Forma Adjustments	Note	Pro Forma Balance Sheet	Pro Forma Adjustments	Note	Pro Forma Balance Sheet
Common stock:
Common stock of Blue Impact issued in transaction	—	—	—	F	—	0.0	F	0.0
Class A Common stock, $0.0001 par value, 100,000,000 authorized, shares, 30,000,000 shares issued, (694,820 shares of which have been redeemed), at March 31, 2020, 932,758, outstanding (excluding 28,372,422 shares, respectively, subject to possible redemption at March 31, 2020)	—	—	—	G	—	—	G	—
Class F Common stock, $0.0001 par value, 10,000,000 authorized shares, 7,500,000 shares issued and outstanding	—	—	—	G	—	—	G	—
	—		—			—
	—		—	I		—	I
Net Parent Investment	—	467.7	(467.7)	H	—	(467.7)	H	—
Share Capital	—	—	—		—	—		—
Additional paid-in-capital	0.6	—	283.7	C	619.9	97.8	C	450.4
	—	—	(90.0)	D		(90.0)	D
	—	—	4.4	F		4.4	F
	—	—	464.6	H		464.6	H
	—	—	(10.5)	E		(10.5)	E
	—		—			—
	—		(32.9)	I		(16.5)	I
Retained Earnings	4.4	—	(33.7)	B	(35.8)	(33.7)	B	(35.8)
	—	—	(2.1)	E		(2.1)	E
	—	—	(4.4)	F		(4.4)	F
	—	—
Non-Controlling Interests	—	0.8	—		0.8	—		0.8
Contributed Surplus	—	—	—		—	—		—
Accumulated Other Comprehensive Income-E	—	(0.3)	—		(0.3)	—		(0.3)
Foreign Currency Translation	—	(3.3)	—		(3.3)	—		(3.3)
Total Equity	5.0	464.9	114.5		584.4	(55.0)		414.9
Total Liabilities and Equity	306.6	1,159.8	(187.4)		1,279.0	(357.0)		1,109.4

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined balance sheet to give pro forma effect to events that are directly attributable to the Business Combination and are factually supportable. For these purposes, Business Combination related adjustments include the effect of the October 2019 redemption of 694,820 shares of Class A common stock in exchange for $7,108,009 million in cash distributed from the trust account in connection with the Extension Amendment.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet at March 31, 2019 are as follows:

A	Represents the release of cash and investments held in trust account that becomes available following the Business Combination.

B	Reflects payment of Business Combination costs directly attributable to the Closing of the Business Combination of $54.0 million and the related adjustment to retained earnings for $33.7 million, which is the total Business Combination costs incurred less $20.3 million in previously accrued costs, including $10.5 million in deferred Legacy IPO underwriting commissions. For purposes of the pro forma financial statements, these deferred underwriting commissions are assumed to have already been paid.

C	Each Legacy public shareholder has the right to redeem its Class A common stock for an amount in cash equal to such shareholder’s pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial Business Combination. As a result, such shares of Class A common stock are recorded as temporary equity in Legacy’s historical balance sheets. Under Scenario 1, which (i) reflects the previous redemption of 694,820 shares of Class A common stock in connection with the Extension Amendment and (ii) assumes that none of the 28,372,422 remaining public shares are redeemed prior to the Business Combination, the amount is reclassified into permanent equity. In Scenario 2, which assumes the maximum number of additional shares are redeemed for cash by the Legacy stockholders, $182.5 million would be paid out in cash. The $182.5 million or 18,250,000 shares of Class A common stock represents the maximum redemption amount providing for a minimum cash at Closing of $120 million being contributed to the Blue Impact business from the trust account after giving effect to stockholder redemptions (including Extension Amendment related redemptions).

D	Reflects payments of $90 million payable in connection with the acquisition of 100% of Madhouse.

E	As described in the section entitled “Blue Impact Operating Structure and History and the Reorganization”, so that Seller will hold 100% of Vision 7 at Closing, Blue Valor will acquire the 3.15% minority interest in Vision 7 from Vison 7’s minority shareholders and cash out all outstanding Vision 7 employee options. Blue Impact (i.e., the post-Closing entity) expects to pay $4.2 million and $6.3 million in cash to holders of Vision 7 minority interest shares and options that have vested prior to Closing. The adjustment also includes a $2.1 million accrual related to outstanding Vison 7 options that will not have vested prior to Closing but whose vesting will be modified in connection with the Business Combination to provide for vesting on the earlier of the date of original vesting and December 31, 2020 (in each case, if the related employee is still employed on such date). Blue Impact (i.e., the post-Closing entity) expects to record post-Business Combination compensation expense of $2.1 million related to this vesting modification. This amount is excluded from the unaudited pro forma condensed combined statements of operations because it is a charge directly attributable to the Business Combination that will not have a continuing impact on the combined company’s operations; however, the amount is reflected as a reduction to retained earnings in the unaudited pro forma balance sheet.

F	Reflects the recapitalization of Blue Impact (i.e., the post-Closing entity) through the contribution of all the share capital in Blue Impact Target to Legacy, the pro forma adjustments reflect the issuance of 27,000,000 shares of common stock at a par value of $0.0001 per share and a value of $10.27 per share to finance the acquisition, and the elimination of the historical accumulated deficit of Legacy, the accounting acquiree.

G	Reflects the conversion of all outstanding Class F common stock into shares of our Class A common stock at the time of our initial Business Combination, initially at a one-for-one ratio but subject to adjustment in accordance with Legacy’s amended and restated certificate of incorporation.

H	Reflects the carry forward of Blue Impact’s historical “Net Parent Investment” immediately before the reverse acquisition to APIC.

I	Represents the cancellation of public and private placement warrants pursuant to the Warrant Amendments in exchange for the specified consideration. Under Scenario 1, which assumes that none of the 29,305,000 remaining public shares are redeemed prior to the Business Combination, the holders of public warrants are assumed to receive cash of $1 per warrant and 14,587,770 of the private placement warrants receive 0.11 of a share of common stock per warrant. The holders of the remaining 2,912,230 private placement warrants are assumed to receive cash of $1 per warrant. Under Scenario 2, which assumes maximum number of additional shares are redeemed for cash by the Legacy stockholders, the holders of public warrants are assumed to receive cash of $0.50 and 0.055 of a share of common stock per warrant and 14,587,770 of the private placement warrants receive 0.11 of a share of common stock per warrant. The holders of the remaining 2,912,230 private placement warrants are assumed to receive cash of $0.50 and 0.055 of a share of common stock per warrant.

Pro Forma Condensed Combined Statement of Income

Three months ended March 31, 2020
(Unaudited)
(in millions, except share and per share amounts)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	LGC Three Months Ended March 31, 2020	Blue Impact Three Months Ended December 31, 2019	Pro Forma Adjustments	Note	Pro Forma Statement of Operations	Pro Forma Adjustments	Note	Pro Forma Statement of Operations
Revenue, excluding billable expenses	—	88.6	—		88.6	—		88.6
Billable expenses	—	36.5	—		36.5	—		36.5
Total revenue	—	125.1	—		125.1	—		125.1

Operating Expenses
Salaries and related expenses	—	44.9	—		44.9	—		44.9
Office and other direct expenses		10.9	—		10.9	—		10.9
Billable expenses	—	36.5	—		36.5	—		36.5
Cost of services	—	92.3	—		92.3	—		92.3
Administrative Expenses	0.4	17.4	(0.4)	AA	17.4	(0.4)	AA	17.4
Operating income	(0.4)	15.4	0.4		15.4	0.4		15.4

Other income and expenses
Interest income on Trust Account	0.9	—	(0.9)	BB	—	(0.9)	BB	—
Other income	—	0.7	—		0.7	—		0.7
Financing costs, net	—	(0.2)	0.0		(0.2)	—		(0.2)
Other expenses	(0.0)	0.3	0.0		0.3	—		0.3
Income before income taxes	0.5	16.2	(0.5)	—	16.2	(0.5)	—	16.2
Income tax provision	0.2	5.2	(0.3)	CC	5.1	(0.3)	CC	5.1
Net income	0.3	11.0	(0.2)		11.1	(0.2)		11.1

Two Class Method for Per Share Information
Weighted average class A common shares outstanding – basic	29,305,000		32,604,655	DD	61,909,655	16,733,783	DD	46,038,783
Net Income per class A common stock – basic	$0.02				$0.18			$0.24
Weighted average class F common shares outstanding – basic and diluted	7,500,000		(7,500,000)	DD	—	(7,500,000)	DD	—
Net (loss) per class F common stock – basic and diluted	(0.06)
Contingent share method
Weighted average class A common shares outstanding – diluted			66,909,655	DD	66,909,655	51,038,783	DD	51,038,783
Net Income per class A common shares – diluted					$0.17			$0.22

Pro Forma Condensed Combined Statement of Income

Year Ended December 31, 2019
(Unaudited)
(in millions, except share and per share amounts)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	LGC (December 31, 2019)	Blue Impact (December 31, 2019)	Pro Forma Adjustments	Note	Pro Forma Statement of Operations	Pro Forma Adjustments	Note	Pro Forma Statement of Operations
Revenue, excluding billable expenses	—	329.6	—		329.6	—		329.6
Billable expenses	—	146.7	—		146.7	—		146.7
Total revenue	—	476.3	—		476.3	—		476.3

Operating expenses
Salaries and related expenses	—	184.9	—		184.9	—		184.9
Office and other direct expenses	—	31.6	—		31.6	—		31.6
Billable expenses	—	146.7	—		146.7	—		146.7
Cost of services	—	363.2	—		363.2	—		363.2
Administrative expenses	3.8	56.8	(3.8)	AA	56.8	(3.8)	AA	56.8
Operating income	(3.8)	56.3	3.8		56.3	3.8		56.3

Other income and expenses
Interest income on Trust Account	6.5	—	(6.5)	BB	(0.0)	(6.5)	BB	(0.0)
Other income	—	1.5	—		1.5	—		1.5
Financing costs, net	—	(6.7)	—		(6.7)	—		(6.7)
Other expenses	—	(0.9)	—		(0.9)	—		(0.9)
Income before income taxes	2.7	50.2	(2.7)		50.2	(2.7)		50.2
Income tax provision	1.3	15.5	(2.2)	CC	14.6	(2.2)	CC	14.6
Net income	1.4	34.7	(0.5)		35.6	(0.5)		35.6

Two Class Method for Per Share Information
Weighted average class A common shares outstanding – basic	29,867,000		32,604,655	DD	62,471,655	16,733,783	DD	46,600,783
Net Income per class A common stock – basic	$0.16				$0.57			$0.76
Weighted average class F common shares outstanding – basic and diluted	7,500,000		(7,500,000)	DD	—	(7,500,000)	DD	—
Net (loss) per class F common stock – basic and diluted	$(0.46)
Contingent share method
Weighted average class A common shares outstanding – diluted			67,471,655	DD	67,471,655	51,600,783	DD	51,600,783
Net Income per class A common shares – diluted					$0.53			$0.69

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income

The historical financial statements have been adjusted in the unaudited pro forma condensed combined statements of income to give pro forma effect to events that are directly attributable to the Business Combination, factually supportable and expected to have a continuing impact on the results of the combined company.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Legacy shares outstanding, assuming the Business Combination occurred on January 1, 2019, including the effect of the October 2019 redemption of 694,820 shares of Class A common stock in connection with the Extension Amendment.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2019 and the three months ended March 31, 2020 are as follows:

AA.  Reflects the elimination of direct, incremental costs of the Business Combination costs related to the Business Combination incurred by Legacy during the periods presented. These amounts have been eliminated on a pro forma basis, as they are not expected to have a continuing effect on the operating results of the combined company.

BB.   Reflects the reversal of interest income earned on cash and investment held in the trust account, which are redeemed and transferred to cash and cash equivalents at the Closing of the Business Combination.

CC.   Represents adjustment to income tax expense as a result of the tax impact of the pro forma adjustments based on an effective tax rate of 32% and 31% to compute the income tax expense related to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and March 31, 2020. The effective tax rates used for purposes of the pro forma adjustment excludes the effect of uncertain tax positions.

DD.   Represents the net earnings per share calculated using the historical weighted average of the Legacy shares and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. The presentation of basic and diluted earnings per share of common stock is calculated using the following:

Combined Pro Forma Basic Weighted Average Shares for the Three months ended March 31, 2020	Scenario 1 (Assuming No Additional Redemptions into Cash)	Scenario 2 (Assuming Maximum Redemptions into Cash)
Legacy weighted average Class A common shares outstanding	29,305,000	29,305,000
Legacy Class F common shares forfeited	(3,500,000)	(3,500,000)
Legacy Class A common shares redeemed for cash upon execution of the Business Combination	—	(17,681,044)
Class A common shares issued in the Business Combination	27,000,000	27,000,000
Legacy Class F common shares converted to Class A common shares upon execution of the Business Combination	7,500,000	7,500,000
Class A common shares issued in connection with the public and private placement warrants	1,604,655	3,414,827
Pro forma weighted average Class A shares (basic)	61,909,655	46,038,783

Combined Pro Forma Diluted Weighted Average Shares for the Three months ended March 31, 2020	Scenario 1 (Assuming No Additional Redemptions into Cash)	Scenario 2 (Assuming Maximum Redemptions into Cash)
Legacy weighted average Class A common shares outstanding	29,305,000	29,305,000
Legacy Class F common shares forfeited	(3,500,000)	(3,500,000)
Legacy Class A common shares redeemed for cash upon execution of the Business Combination	—	(17,681,044)
Class A common shares issued in the Business Combination	27,000,000	27,000,000
Legacy Class F common shares converted to Class A common shares upon execution of the Business Combination	7,500,000	7,500,000
Class A common shares issued in connection with the public and private placement warrants	1,604,655	3,414,827
Class A common shares deferred	5,000,000	5,000,000
Pro forma weighted average shares (diluted)	66,909,655	51,038,783

Combined Pro Forma Basic Weighted Average Shares for the year ended December 31, 2019	Scenario 1 (Assuming No Additional Redemptions into Cash)	Scenario 2 (Assuming Maximum Redemptions into Cash)
Legacy weighted average Class A common shares outstanding	29,867,000	29,867,000
Legacy Class F common shares forfeited	(3,500,000)	(3,500,000)
Legacy Class A common shares redeemed for cash upon execution of the Business Combination	—	(17,681,044)
Class A common shares issued in the Business Combination	27,000,000	27,000,000
Legacy Class F common shares converted to Class A common shares upon execution of the Business Combination	7,500,000	7,500,000
Class A common shares issued in connection with the public and private placement warrants	1,604,655	3,414,827
Pro forma weighted average shares (basic)	62,471,655	46,600,783

Combined Pro Forma Diluted Weighted Average Shares for the year ended December 31, 2019	Scenario 1 (Assuming No Additional Redemptions into Cash)	Scenario 2 (Assuming Maximum Redemptions into Cash)
Legacy weighted average Class A common shares outstanding	29,867,000	29,867,000
Legacy Class F common shares forfeited	(3,500,000)	(3,500,000)
Legacy Class A common shares redeemed for cash upon execution of the Business Combination	—	(17,681,044)
Class A common shares issued in the Business Combination	27,000,000	27,000,000
Legacy Class F common shares converted to Class A common shares upon execution of the Business Combination	7,500,000	7,500,000
Class A common shares issued in connection with the public and private placement warrants	1,604,655	3,414,827
Class A common shares deferred	5,000,000	5,000,000
Pro forma weighted average shares (diluted)	67,471,655	51,600,783

CAPITALIZATION

The following table sets forth the capitalization on an unaudited, historical standalone basis for Legacy as of March 31, 2020 and for the Blue Impact business as of December 31, 2019 and on an unaudited combined pro forma basis combining that capitalization information and after giving effect to the Business Combination (including the impact of the previous Extension Amendment related redemptions) as if it was completed on March 31, 2020, assuming (i) that no additional holders of Legacy Class A common stock exercise their redemption rights in connection with the Business Combination and (ii) the maximum redemption amount providing for a minimum cash at Closing of $120 million being contributed to the Blue Impact business from the trust account (in each case, after giving effect to all Class A common stock redemptions in connection with the Extension Amendment and the Business Combination and without consideration of any Seller loans in connection with the Extension Amendment).

	Historical		Pro Forma
	Legacy As of March 31, 2020	Blue Impact business As of December 31, 2019	Scenario 1 (Assuming No Additional Redemptions into Cash)	Scenario 2 (Assuming Maximum Redemptions into Cash)
	(in millions)
Cash and cash equivalents	$0.6	$75.7	$194.8	$25.3
Restricted cash and cash equivalents held in trust account	305.9	—	—	—
Short-term debt	—	14.6	14.6	14.6
Long-term debt	—	65.2	65.2	65.2
Ordinary shares, subject to possible redemption	283.7
Non-controlling interest, subject to possible redemption		5.2	5.2	5.2
Total equity	5.0	464.9	584.4	414.9
Total capitalization	$288.7	$549.9	$669.4	$499.9

COMPARATIVE PER SHARE INFORMATION

The following table sets forth the per share data of Legacy and the Blue Impact business on a standalone basis for the indicated periods and the unaudited pro forma combined per share data for the year ended December 31, 2019 and the three months ended March 31, 2020 after giving effect to the Business Combination, assuming (i) that no additional holders of Legacy Class A common stock exercise their redemption rights in connection with the Business Combination and (ii) the maximum redemption amount providing for minimum cash at Closing of $120 million being contributed to the Blue Impact business from the trust account (in each case, after giving effect to all Class A common stock redemptions in connection with the Extension Amendment and the Business Combination and without consideration of any Seller loans in connection with the Extension Amendment).

The pro forma combined book value per share information was computed as if the Business Combination had been completed on March 31, 2020. The pro forma net income information for the year ended December 31, 2019 and the three months ended March 31, 2020 was computed as if the Business Combination had been completed on January 1, 2019.

The unaudited pro forma book value information as of March 31, 2020 combines Legacy’s historical information as of March 31, 2020 and the historical information of the Blue Impact business as of December 31, 2019. The unaudited pro forma income for the year ended December 31, 2019 combine, as applicable, Legacy’s net income for the year ended December 31, 2019 with the Blue Impact business net income for the twelve months ended December 31, 2019, in each case giving effect to the Business Combination.

Pro forma net income information for the three months ended March 31, 2020 reflects Blue Impact business net income for the three months ended December 31, 2019 based on unaudited management accounts for the period. These Blue Impact results for the three months ended December 31, 2020 were prepared on a basis consistent with the historical results for the Blue Impact business, but have not been audited or reviewed by any independent accountant and may not reflect all necessary adjustments in accordance with U.S. GAAP.

The historical book value per share is computed by dividing total equity by the number of shares of common stock outstanding at the end of the period. The pro forma combined book value per share is computed by dividing total pro forma equity by the pro forma number of shares of common stock outstanding at the end of the period. The pro forma net income per share of the combined company is computed by dividing the pro forma net income by the pro forma weighted-average number of shares outstanding over the period.

You should read the information in the following table in conjunction with the selected historical financial information of Legacy and the Blue Impact business included in the proxy statement attached as Annex F to the Consent Solicitation Statement and elsewhere in this Annex G. The unaudited Legacy and Blue Impact business pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information set forth above.

The unaudited pro forma combined net income per share information below does not purport to represent the net income per share which would have occurred had Legacy and the Blue Impact business been combined during the periods presented, nor the net income per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Legacy and the Blue Impact business would have been had they been combined during the periods presented.

Three Months Ended March 31, 2020 (Legacy) and December 31, 2019 (Blue Impact business)	Legacy (historical)	Blue Impact business	Scenario 1 (Assuming No Additional Redemptions into Cash)	Scenario2 (Assuming Maximum Redemptions into Cash)
	(in millions, except share and per share amounts)
Net income	$0.3	$11.0	$11.1	$11.1
Total equity	$5.0	$464.9	$584.4	$414.9
Weighted average shares outstanding – basic	29,305,000		61,909,655	46,038,783
Basic net income per share	$0.02		$0.18	$0.24
Book value per basic share as of March 31, 2020	$0.17		$9.44	$9.01

Weighted average shares outstanding – Diluted			66,909,655	51,038,783
Diluted net income per share			$0.17	$0.22
Book value per diluted share as of March 31, 2020			$8.73	$8.13

Year Ended December 31, 2019	Legacy (historical)	Blue Impact business (historical)	Scenario 1 (Assuming No Additional Redemptions into Cash)	Scenario 2 (Assuming Maximum Redemptions into Cash)
	(in millions, except share and per share amounts)
Net Income	$1.4	$34.7	$35.6	$35.6
Weighted average shares outstanding – basic	29,867,000		62,471,655	46,600,783
Basic net income per share	$0.16		$0.57	$0.76